SCHEDULE 14A
(RULE 14a-101)
INFORMATION REQUIRED IN PROXY STATEMENT
SCHEDULE 14A INFORMATION
PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE SECURITIES
EXCHANGE ACT OF 1934 (AMENDMENT NO.   )
Filed by the registrant ☑
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☐	Preliminary proxy statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☑	Definitive proxy statement
☐	Definitive additional materials
☐	Soliciting material pursuant to Rule 14a-12
BELDEN INC.

(Name of Registrant as Specified in Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)
Payment of filing fee (Check the appropriate box):
☑	No fee required.

☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

(1)	Title of each class of securities to which transaction applies:

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☐	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.
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April 6, 2011

Dear Stockholder:

I am pleased to invite you to our 2011 Annual Stockholders’ Meeting. We will hold the meeting at 11 a.m. central time on May 18, 2011 at the Saint Louis Club (16th Floor), Pierre Laclede Center, 7701 Forsyth Boulevard, St. Louis, Missouri.

Consistent with the past two years, we are pleased to be taking advantage of the U.S. Securities and Exchange Commission rule allowing companies to furnish proxy materials to their stockholders primarily over the Internet. We believe that this e-proxy process has expedited stockholders’ receipt of proxy materials, lowered the associated costs, and conserved natural resources.

On April 6, 2011, we began mailing our stockholders a notice containing instructions on how to access our 2011 Proxy Statement and 2010 Annual Report and vote online. The notice also included instructions on how to receive a paper copy of your annual meeting materials, including the notice of annual meeting, proxy statement, and proxy card. If you received your annual meeting materials by mail, the notice of annual meeting, proxy statement, and proxy card from our Board of Directors were enclosed. If you received your annual meeting materials via e-mail, the e-mail contained voting instructions and links to the annual report and the proxy statement on the Internet, which are both available at http://investor.belden.com/annuals.cfm.

The agenda for this year’s annual meeting includes the following items:

Agenda Item	Board Recommendation

1. Election of the Eleven Directors Nominated by the Company’s Board of Directors	FOR
2. Advisory Vote on Executive Compensation	FOR
3. Advisory Vote to Determine the Frequency of Future Advisory Votes on Executive Compensation	EVERY THREE YEARS
4. Approval of the Belden Inc. 2011 Long Term Incentive Plan	FOR

Please refer to the proxy statement for detailed information on the proposal and the annual meeting. Your vote is important and we kindly request that you cast your vote.

Sincerely,

John Stroup
President and Chief Executive Officer

BELDEN INC.
7733 Forsyth Boulevard
Suite 800
St. Louis, Missouri 63105
314-854-8000

NOTICE OF 2011 ANNUAL STOCKHOLDERS’ MEETING

TIME AND DATE	11:00 a.m. CDT on Wednesday, May 18, 2011

PLACE	Lewis & Clark Room, Saint Louis Club, 16th Floor, Pierre Laclede Center, 7701 Forsyth Boulevard, St. Louis, Missouri 63105

AGENDA	1. To elect the eleven directors nominated by the Company’s Board of Directors, each for a term of one year

2. To hold an advisory vote on executive compensation

3. To hold an advisory vote to determine the frequency of future advisory votes on executive compensation

4. To approve the Belden Inc. 2011 Long Term Incentive Plan

5. To transact any other business as may properly come before the meeting (including adjournments and postponements)

WHO CAN VOTE	You are entitled to vote if you were a stockholder at the close of business on Wednesday, March 23, 2011 (our record date).

FINANCIAL STATEMENTS	The Company’s 2010 Annual Report to Stockholders which includes the Company’s Annual Report on Form 10-K is available on the same website as this Proxy Statement. If you were mailed this Proxy Statement, the Annual Report was included in the package. The Form 10-K includes the Company’s audited financial statements and notes for the year ended December 31, 2010, and the related Management’s Discussion and Analysis of Financial Condition and Results of Operations.

VOTING	Please vote as soon as possible to record your vote promptly, even if you plan to attend the annual meeting. You have three options for submitting your vote before the annual meeting:

• Internet

• Phone (if you request a full delivery of the proxy materials)

• Mail (if you request a full delivery of the proxy materials)

By Authorization of the Board of Directors,

Kevin Bloomfield
Senior Vice President, Secretary and General Counsel

St. Louis, Missouri
April 6, 2011

PROXY STATEMENT FOR THE
2011 ANNUAL MEETING OF STOCKHOLDERS
BELDEN INC.
To be held on Wednesday, May 18, 2011

i

ii

INTERNET AVAILABILITY OF PROXY MATERIALS

Under rules of the United States Securities and Exchange Commission (SEC), we are furnishing proxy materials to our stockholders primarily via the Internet, instead of mailing printed copies of those materials to each stockholder. On April 6, 2011, we began mailing to our stockholders (other than those who previously requested electronic or paper delivery) a Notice of Internet Availability containing instructions on how to access our proxy materials, including our proxy statement and our annual report. The Notice of Internet Availability also instructs you on how to access your proxy card to vote through the Internet or by telephone.

This process is designed to expedite stockholders’ receipt of proxy materials, lower the cost of the annual meeting, and help conserve natural resources. However, if you would prefer to receive printed proxy materials, please follow the instructions included in the Notice of Internet Availability. If you have previously elected to receive our proxy materials electronically, you will continue to receive these materials via e-mail unless you elect otherwise.

QUESTIONS

For questions Regarding:	Contact

Annual meeting	Belden Investor Relations, 314-854-8054

Stock ownership (Stockholders of Record)	American Stock Transfer & Trust Company http://www.amstock.com 800-937-5449 (within the U.S. and Canada) 718-921-8124 (outside the U.S. and Canada)

Stock ownership (Beneficial Owners)	Contact your broker, bank or other nominee

Voting	Belden Corporate Secretary, 314-854-8035

QUESTIONS AND ANSWERS ABOUT THE PROXY MATERIALS AND THE ANNUAL MEETING

Q:	Why am I receiving these materials?

A:	The Board of Directors (the “Board”) of Belden Inc. (sometimes referred to as the “Company” or “Belden”) is providing these proxy materials to you in connection with the solicitation of proxies by Belden on behalf of the Board for the 2011 annual meeting of stockholders which will take place on May 18, 2011. This proxy statement includes information about the issues to be voted on at the meeting. You are invited to attend the meeting and we request that you vote on the proposals described in this proxy statement.

Q:	Why am I being asked to review materials online?

A:	Under rules adopted by the U.S. Securities and Exchange Commission (“SEC”), we are furnishing proxy materials to our stockholders on the Internet, rather than mailing printed copies of those materials to each stockholder. If you received a Notice of Internet Availability of Proxy Materials by mail, you will not receive a printed copy of the proxy materials unless you request one. Instead, the Notice of Internet Availability of Proxy Materials will instruct you as to how you may access and review the proxy materials on the Internet. If you received a Notice of Internet Availability of Proxy Materials by mail and would like to receive a printed copy of our proxy materials, please follow the instructions included in the Notice of Internet Availability of Proxy Materials. We began mailing the Notice of Internet Availability of Proxy Materials to stockholders on April 6, 2011.

Q:	Who is qualified to vote?

A:	You are qualified to receive notice of and to vote at the annual meeting if you owned shares of common stock of the Company at the close of business on our record date of March 23, 2011. On the record date, there were 47,345,858 shares of Belden common stock outstanding. Each share is entitled to one vote on each matter properly brought before the annual meeting.

Q:	What information is available for review?

A:	The information included in this proxy statement relates to the proposals to be voted on at the meeting, the voting process, the compensation of directors and our most highly paid officers, and certain other required information. Our 2010 Annual Report to Stockholders, which includes our Annual Report on Form 10-K, is also available on-line. The Form 10-K includes our 2010 audited financial statements with notes and the related Management’s Discussion and Analysis of Financial Condition and Results of Operations.

Q:	What matters will be voted on at the meeting?

A:	Four matters will be voted on at the meeting:

(1) the election of the eleven directors nominated by the Board, each for a term of one year;

(2) an advisory vote on executive compensation;

(3) an advisory vote on the frequency of future advisory votes on executive compensation; and

(4) the approval of the Belden Inc. 2011 Long Term Incentive Plan.

Q:	What is Belden’s voting recommendation?

A:	Our Board of Directors recommends that you vote your shares:

(1) FOR the Company’s slate of directors;

(2) FOR the approval of the Company’s executive compensation;

(3) for future advisory votes on executive compensation EVERY THREE YEARS; and

(4) FOR the Belden Inc. 2011 Long Term Incentive Plan.

Q:	What shares owned by me can be voted?

A:	All shares owned by you as of March 23, 2011, the record date, may be voted by you. These shares include those (1) held directly in your name as the stockholder of record, and (2) held for you as the beneficial owner through a stockbroker, bank or other nominee.

Q:	What is the difference between holding shares as a stockholder of record and as a beneficial owner?

A:	Some Belden stockholders hold their shares through a stockbroker, bank, or other nominee rather than directly in their own name. As summarized below, there are some distinctions between shares held of record and those owned beneficially.

Stockholder of Record

If your shares are registered directly in your name with Belden’s transfer agent, American Stock Transfer & Trust Company, you are considered (with respect to those shares) the stockholder of record and the Notice of Internet Availability of Proxy Materials is being sent directly to you by Belden. As the stockholder of record, you have the right to grant your voting proxy directly to Belden or to vote in person at the meeting.

Beneficial Owner

If your shares are held in a stock brokerage account or by a bank or other nominee, you are considered the beneficial owner of shares held in “street name” (that is, the name of your stock broker, bank, or other nominee) and the Notice of Internet Availability of Proxy Materials is being forwarded to you by your broker or nominee who is considered, with respect to those shares, the stockholder of record. As the beneficial owner, you have the right to direct your broker or nominee how to vote and are also invited to attend the meeting. However, since you are not the stockholder of record, you may not vote these shares in person at the meeting.

Q:	How can I vote my shares in person at the meeting?

A:	Shares held directly in your name as the stockholder of record may be voted in person at the annual meeting. If you choose to do so, please bring proof of identification.

Even if you plan to attend the annual meeting, we recommend that you also submit your proxy as described below so that your vote will be counted if you decide later not to attend the meeting.

Q:	How can I vote my shares without attending the meeting?

A:	Whether you hold shares directly as the stockholder of record or beneficially in street name, you may direct your vote without attending the meeting. You may vote by granting a proxy or, for shares held in street name, by submitting voting instructions to your broker or nominee. You will be able to do this over the Internet by following the instructions on your Notice of Internet Availability of Proxy Materials. If you request a full delivery of the proxy materials, a proxy card will be included that will contain instructions on how to vote by telephone or mail in addition to the Internet.

Q:	Can I change my vote?

A:	You may change your proxy or voting instructions at any time prior to the vote at the annual meeting. For shares held directly in your name, you may accomplish this by granting a new proxy or by attending the annual meeting and voting in person. Attendance at the meeting will not cause your previously granted proxy to be revoked unless you specifically so request. For shares held beneficially by you, you may accomplish this by submitting new voting instructions to your broker or nominee.

Q:	What class of shares is entitled to be voted?

A:	Each share of our common stock outstanding as of the close of business on March 23, 2011, the record date, is entitled to one vote at the annual meeting.

Q:	What is the quorum requirement for the meeting?

A:	The quorum requirement for holding the meeting and transacting business is a majority of the outstanding shares entitled to vote. The shares may be present in person or represented by proxy at the meeting. Both abstentions and withheld votes are counted as present for the purpose of determining the presence of a quorum for the meeting.

Q:	What are the voting requirements to approve the proposals and how are votes withheld, abstentions, and broker non-votes treated?

A:	The following table describes the voting requirements and treatment of votes withheld, abstentions, and broker non-votes for each proposal:

Tabulation Treatment
Proposal	Voting Requirement	Votes Withheld/Abstentions	Broker Non-Votes
Election of Directors	Plurality of votes cast to elect each director	Present for quorum purposes; treated as a vote against the director(s) for purposes of calculating approval percentage	Not present for quorum purposes; brokers do not have discretion to vote non-votes in favor of directors

Advisory vote on executive compensation	No requirement; not binding on company	The Board of Directors will consider the number of abstentions in its analysis of the results of the advisory vote	Brokers do not have discretion to vote non-votes in favor of compensation matters

Advisory vote on frequency of future executive compensation votes	No requirement; not binding on company	Will not be counted as a vote for any of the three options; Board of Directors will consider the impact of abstentions	Brokers do not have discretion to vote non-votes in favor of compensation matters

2011 Long Term Incentive Plan	Majority of shares present at meeting or represented by proxy	Present for quorum purposes; same effect as vote against the proposal	Not present for quorum purposes; brokers do not have discretion to vote non-votes in favor of compensation matters

Q:	Where can I find the voting results of the meeting?

A:	We will announce preliminary voting results at the meeting and publish final results in a report on Form 8-K within four business days of the date our meeting ends.

Q:	What happens if additional proposals are presented at the meeting?

A:	Other than the proposals described in this proxy statement, we do not expect any matters to be presented for a vote at the annual meeting. If you grant a proxy, the persons named as proxy holders, Kevin L. Bloomfield, the Company’s Secretary, and Christopher E. Allen, the Company’s Assistant Secretary, will have the discretion to vote your shares on any additional matters properly presented for a vote at the meeting. If for any unforeseen reason any of our nominees are not available as a candidate for director, the persons named as proxy holders will vote your proxy for such other candidate or candidates as may be nominated by the Board.

Q:	Who will count the votes?

A:	A representative of Broadridge Financial Solutions, Inc. will tabulate the votes and will act as the inspector of election.

Q:	Is my vote confidential?

A:	Proxy instructions, ballots, and voting tabulations that identify individual stockholders are handled in a manner that protects your voting privacy. Your vote will not be disclosed either within Belden or to third parties except (1) as necessary to meet applicable legal requirements, (2) to allow for the tabulation of votes and certification of the vote, or (3) to facilitate a successful proxy solicitation by our Board. Occasionally, stockholders provide written comments on their proxy cards, which are then forwarded to Belden management.

Q:	Who will bear the cost of soliciting votes for the meeting?

A:	Belden will pay the cost of soliciting proxies. Upon request, the Company will reimburse brokers, banks and trustees, or their nominees, for reasonable expenses incurred by them in forwarding proxy materials to beneficial owners of shares of the Company’s common stock.

Q:	May I propose actions for consideration at next year’s annual meeting of stockholders or nominate individuals to serve as directors?

A:	You may submit proposals for consideration at future stockholder meetings, including director nominations.

Stockholder Proposals: To be included in the Company’s proxy statement and form of proxy for the 2012 annual meeting, a stockholder proposal must, in addition to satisfying the other requirements of the Company’s bylaws and the SEC’s rules and regulations, be received at the Company’s principal executive offices by December 8, 2011. If you want the Company to consider a proposal at the 2012 annual meeting that will not be included in the Company’s proxy statement, among other things, the Company’s bylaws require that you notify our Board of your proposal no earlier than January 19, 2012 and no later than February 18, 2012.

Nomination of Director Candidates: The Nominating and Corporate Governance Committee will consider nominees recommended by stockholders if such nominations are submitted to the Company prior to the deadline for proposals to be included in future proxy statements as noted in the above paragraph. To have a candidate considered by the Committee, a stockholder must submit the recommendation in writing and must include the following information:

•  The name of the stockholder and evidence of the person’s ownership of Company stock, including the number of shares owned (whether direct ownership or derivative ownership) and the length of time of ownership; and

•  The name of the candidate, the candidate’s resume or a listing of his or her qualifications to be a director of Belden, the candidate’s ownership interest in the Company (if any), a description of any arrangements between the candidate and the nominating stockholder, and the person’s consent to be named as a director if selected by the Committee and nominated by the Board.

In considering candidates submitted by stockholders, the Committee will take into consideration the needs of the Board and the qualifications of the candidate. The Committee may also take into consideration the number of shares held by the recommending stockholder and the length of time that such shares have been held. The Committee believes that the minimum qualifications for serving as a director of the Company are that a nominee demonstrate, by significant accomplishment in his or her field, an ability to make a meaningful contribution to the Board’s oversight of the business and affairs of the Company and have an impeccable record and reputation for honest and ethical conduct in both his or her professional and personal activities. In addition, the Committee examines a candidate’s specific experiences and skills, time availability in light of other commitments, potential conflicts of interest, and independence from management and Belden. The Committee also seeks to have the Board represent a diversity of backgrounds and experience.

The Committee will identify potential nominees by asking current directors and executive officers to notify the Committee if they become aware of persons, meeting the criteria described above, who have had a change in circumstances that might make them available to serve on the Board. The Committee also, from time to time, may engage firms that specialize in identifying director candidates. As described above, the Committee will also consider candidates recommended by stockholders.

Once a person has been identified by the Committee as a potential candidate, the Committee may collect and review publicly available information regarding the person to assess whether the person should be considered further. If the Committee determines that the candidate warrants further consideration, the Chairman or another member of the Committee may contact the person. Generally, if the person expresses a willingness to be considered and to serve on the Board, the Committee will request information from the candidate, review the person’s accomplishments and qualifications, and conduct one or more interviews with the candidate. In certain instances, Committee members may contact one or more references provided by the candidate or may contact other members of the business community or other persons that may have greater first-hand knowledge of the candidate’s accomplishments. The Committee’s evaluation process will not vary based on whether or not a candidate is recommended by a stockholder, although, as stated above, the Board may take into consideration the number of shares held by the recommending stockholder and the length of time that such shares have been held.

BOARD STRUCTURE AND COMPENSATION

The Belden Board has twelve members and four standing committees: Audit, Compensation, Finance (adopted mid-year 2010) and Nominating and Corporate Governance. The Board had 11 meetings during 2010; seven of which were telephonic. All directors attended 75% or more of the Board meetings and the Board committee meetings on which they served. The maximum number of directors authorized under the Company’s bylaws is twelve.

Mr. Bain, who has been a Company director since 1993, expressed his intent not to seek reelection and will retire from the Board when his term expires at this year’s annual meeting. The Board and management wish to thank Mr. Bain for his strong leadership and significant contributions to the Board and the Company.

Nominating and
Name of Director	Audit	Compensation	Finance	Corporate Governance
David Aldrich		▲
Lorne D. Bain	▲
Lance C. Balk			▲*	▲
Judy L. Brown	▲
Bryan C. Cressey			▲	▲
Glenn Kalnasy		▲*
Mary S. McLeod		▲
George Minnich	▲
John M. Monter		▲		▲*
Bernard G. Rethore	▲*
John Stroup
Dean Yoost**	▲
Meetings held in 2010	11	6	2	4

▲	Committee member

*	Chair

**	Appointed to the Board and Audit Committee on March 2, 2011

At its regular meeting in March 2011, the Board determined that Ms. Brown, Ms. McLeod and Messrs. Aldrich, Balk, Cressey, Kalnasy, Minnich, Monter, Rethore and Yoost each met the independence requirements of the NYSE listing standards. As part of this process, the Board determined that each such member had no material relationship with the Company. In connection with Mr. Yoost’s appointment, the Board conducted a review of his background to ensure that he would be independent of the Company and management.

Board Leadership Structure and Role in Risk Oversight

For some time, the Company has separated the Chief Executive Officer and Board Chairman positions. We believe this separation of roles is most appropriate for the Company and stockholders. Mr. Cressey, who is independent of management and the Company, provides strong leadership experience, strategic vision, and an understanding of the risks associated with our business. Mr. Stroup, as CEO, provides strategic planning, general management experience, and in-depth knowledge of the Company, and, as a member of the Board, acts as an important liaison between management and the Company’s non-employee directors.

Our Board assesses on an ongoing basis the risks faced by the Company in executing its strategic plan. These risks include financial, technological, competitive, and operational risks. Our Audit Committee also plays an important role in the oversight of the Company’s policies with respect to financial risks and risk management. The Audit Committee will:

•	review our internal audit program, including the organizational structure and staff qualifications, as well as the scope and methodology of the internal audit process; and

•	review our enterprise risk management (“ERM”) program, including the major risk exposures identified by the Company, the key strategic plan assumptions considered during the assessment, and steps implemented to monitor and control such exposures.

Audit Committee

The Audit Committee operates under a Board-approved written charter and each member meets the independence requirements of the NYSE’s listing standards. The Committee assists the Board in overseeing the Company’s accounting and reporting practices by:

•	meeting with its financial management and independent registered public accounting firm (Ernst & Young LLP) to review the financial statements, quarterly earnings releases, and financial data of the Company;

•	reviewing and selecting the independent registered public accounting firm who will audit the Company’s financial statements;

•	reviewing the selection of the internal auditors (Brown Smith Wallace LLC) who provide internal audit services;

•	reviewing the scope, procedures, and results of the Company’s financial audits, internal audit procedures, and internal controls assessments and procedures under Section 404 of the Sarbanes-Oxley Act of 2002 (“SOX”);

•	providing oversight responsibility for the process the Company uses in performing its periodic enterprise risk analysis; and

•	evaluating the Company’s key financial and accounting personnel.

A representative of Ernst & Young LLP is expected to be present at the annual meeting and will have the opportunity to make a statement if the representative desires to do so, and is expected to be available to respond to appropriate questions.

At its March 2, 2011 meeting, the Board determined that each of Ms. Brown and Messrs. Bain, Minnich, Rethore and Yoost was an Audit Committee Financial Expert as defined in the rules pursuant to SOX and each is independent.

Report of the Audit Committee

The Audit Committee assists the Board in overseeing the integrity of the Company’s financial statements. This includes overseeing the Company’s financial reporting process, its systems of internal accounting and financial controls, the annual independent audit process of the Company’s annual financial statements, and the qualification, independence, and performance of the Company’s independent registered public accounting firm.

The Audit Committee reviews with management the Company’s major financial risk exposures and the steps management has taken to monitor, mitigate, and control such exposures. Management has the responsibility for the implementation of these activities and is responsible for the Company’s internal controls, financial reporting process, compliance with laws and regulations, and the preparation and presentation of the Company’s financial statements.

Ernst & Young LLP (“EY”), the Company’s registered public accounting firm for 2010, is responsible for performing an independent audit of the consolidated financial statements and an audit of the effectiveness of the Company’s internal control over financial reporting in accordance with the standards of the Public Company

Accounting Oversight Board (U.S.) (“PCAOB”) and issuing reports with respect to these matters, including expressing an opinion on the conformity of the Company’s audited financial statements with generally accepted accounting principles.

In fulfilling its oversight responsibilities, the Committee has reviewed and discussed with management the Company’s audited consolidated financial statements for 2010, management’s assessment of the effectiveness of the Company’s internal control over financial reporting, and EY’s audit of the Company’s internal control over financial reporting for 2010.

The Committee has discussed with EY the matters required to be discussed by the Statement on Auditing Standards No. 61, Communications with Audit Committees, as amended (AICPA, Professional Standards, Vol.1 AU section 380), and as adopted by the PCAOB in Rule 3200T. The Committee has received the written disclosures and the letter from EY required by the PCAOB Ethics and Independence Rule 3526, Communication with Audit Committees Concerning Independence, and has discussed with EY its independence from the Company.

As part of such discussions, the Committee has considered whether the provision of services provided by EY, not related to the audit of the consolidated financial statements and internal control over financial reporting referred to above or to the reviews of the interim consolidated financial statements included in the Company’s quarterly reports on Form 10-Q, is compatible with maintaining EY’s independence. Below is a report on audit fees, audit-related fees, tax fees, and other fees the Company paid EY for services performed in 2010 and 2009. The Committee has concluded that EY’s provision of non-audit services to the Company and its subsidiaries is compatible with EY’s independence.

Based on these reviews and discussions, the Committee recommended to the Board that the audited financial statements be included in the Company’s Annual Report on Form 10-K for 2010.

Audit Committee

Bernard G. Rethore (Chair)
Lorne D. Bain
Judy L. Brown
George Minnich

Fees to Independent Registered Public Accountants for 2010 and 2009

The following table presents fees for professional services rendered by EY for the audit of the Company’s annual financial statements and internal control over financial reporting for 2010 and 2009 as well as other permissible audit-related and tax services.

	2010	2009

Audit Fees	$2,310,972	$2,718,141
Audit-Related Fees	231,563	248,570
Tax Fees	535,131	489,231
All Other Fees	0	0

Total EY fees	$3,077,666	$3,455,942

“Audit fees” primarily represent amounts paid or expected to be paid for audits of the Company’s financial statements and internal control over financial reporting under SOX 404, review of SEC comment letters, reviews of SEC Forms 10-Q, Form S-8, Form 10-K and the proxy statement, and statutory audit requirements at certain non-U.S. locations.

“Audit-related fees” are primarily related to due diligence services on completed and potential acquisitions.

“Tax fees” for 2010 and 2009 are for domestic and international compliance totaling $436,795 and $406,962, respectively, and tax planning totaling $98,336 and $82,269, respectively.

In approving such services, the Audit Committee did not rely on the pre-approval waiver provisions of the applicable rules of the SEC.

Audit Committee’s Pre-Approval Policies and Procedures

Audit Fees: For 2010, the Committee reviewed and pre-approved the audit services and estimated fees for the year. Throughout the year, the Committee received project updates and, if appropriate, approved or ratified any amounts exceeding the original estimates.

Audit-Related and Non-Audit Services and Fees: Annually, and otherwise as necessary, the Committee reviews and pre-approves all audit-related and non-audit services and the estimated fees for such services. For recurring services, such as tax compliance, expatriate tax returns, and statutory filings, the Committee reviews and pre-approves the services and estimated total fees for such matters by category and location of service. The projected fees are updated quarterly and the Committee considers and, if appropriate, approves any amounts exceeding the original estimates.

For non-recurring services, such as special tax projects, due diligence, or other tax services, the Committee reviews and pre-approves the services and estimated fees by individual project. The projections are updated quarterly and the Committee reviews, and, if appropriate, approves any amounts exceeding the original estimates.

Should an engagement need pre-approval before the next Committee meeting, the Committee has delegated to the Committee Chair (or if he were unavailable, another Committee member) authority to grant such approval. Thereafter, the entire Committee will review such approval at its next quarterly meeting.

Compensation Committee

The Compensation Committee of Belden determines, approves, and reports to the Board on compensation for the Company’s elected officers. The Committee reviews the design, funding, and competitiveness of the Company’s retirement programs. The Committee also assists the Company in developing compensation and benefit strategies to attract, develop, and retain qualified employees. The Committee operates under a written charter approved by the Board.

Nominating and Corporate Governance Committee

The Nominating and Corporate Governance Committee identifies, evaluates, and recommends nominees for the Board for each annual meeting (and to fill vacancies during interim periods); evaluates the composition, organization, and governance of the Board and its committees; oversees senior management succession planning; and develops and recommends corporate governance principles and policies applicable to the Company. The Nominating and Corporate Governance Committee will consider nominees recommended by stockholders if such nominations are submitted to the Company prior to the deadline for proposals as noted above under the caption “Nomination of Director Candidates.”

The Committee’s responsibilities with respect to its governance function include considering matters of corporate governance and reviewing (and recommending to the Board revisions to) the Company’s corporate governance guidelines and its code of ethics, which applies to all Company employees, officers, and directors. The Committee is governed by a written charter approved by the Board.

Finance Committee

The Finance Committee provides oversight in the area of corporate finance and makes recommendations to the Board about the financial aspects of the Company. Examples of topics upon which the Finance Committee may provide guidance include capital structure, capital adequacy, credit ratings, capital expenditure planning, and dividend policy and share repurchase programs. The Committee is governed by a written charter approved by the Board.

Corporate Governance

Current copies of the Audit, Compensation, Finance, and Nominating and Corporate Governance charters, as well as the Company’s governance principles and code of ethics, are available on the Company’s website at http://www.belden.com under the Corporate Governance link. Printed copies of these materials are also available to stockholders upon request, addressed to the Corporate Secretary, Belden Inc., 7733 Forsyth Boulevard, Suite 800, St. Louis, Missouri 63105.

Related Party Transactions and Compensation Committee Interlocks

It is our policy to review all relationships and transactions in which the company and our directors and executive officers or their immediate family members are participants to determine whether such persons have a direct or indirect material interest. Annually, we obtain information from all directors and executive officers with respect to related person transactions to determine, based on the facts and circumstances, whether the Company or a related person has a direct or indirect material interest in any such transaction. As required under SEC rules, transactions that are determined to be directly or indirectly material to the Company or a related person are disclosed in our proxy statement. We have determined that there were no material related party transactions during 2010.

None of our executive officers served during 2010 as a member of the board of directors or as a member of a compensation committee of any other company that has an executive officer serving as member of our Board of Directors or Compensation Committee.

Communications with Directors

The Company’s Board has established a process to receive communications from stockholders and other interested parties. Stockholders and other interested parties may contact any member (or all members) of the Board (including Bryan Cressey, Chairman of the Board and presiding director for non-management director meetings), any Board committee, or any chair of any such committee by U.S. mail, through calling the Company’s hotline or via e-mail.

To communicate with the Board, any individual director or any group or committee of directors, correspondence should be addressed to the Company’s Board or any such individual directors or group or committee of directors by either name or title. All such correspondence should be sent “c/o Corporate Secretary, Belden Inc.” at 7733 Forsyth Boulevard, Suite 800, St. Louis, MO 63105. To communicate with any of our directors electronically or through the Company’s hotline, stockholders should go to our corporate website at http://www.belden.com under the Corporate Governance link. On this page, you will find a link to “Contact the Belden Board”, on which are listed the Company’s hotline number (with access codes for dialing from outside the U.S.) and an e-mail address that may be used for writing an electronic message to the Board, any individual directors, or any group or committee of directors. Please follow the instructions on our website to send your message.

All communications received as set forth in the preceding paragraph will be opened by (or in the case of the hotline, initially reviewed by) our corporate ombudsman for the sole purpose of determining whether the contents represent a message to our directors. The Belden Ombudsman will not forward certain items which are unrelated to the duties and responsibilities of the Board, including: junk mail, mass mailings, product inquiries, product complaints, resumes and other forms of job inquiries, opinion surveys and polls, business solicitations, promotions of products or services, patently offensive materials, advertisements, and complaints that contain only unspecified or broad allegations of wrongdoing without appropriate information support.

In the case of communications to the Board or any group or committee of directors, the corporate ombudsman’s office will send copies of the contents to each director who is a member of the group or committee to which the envelope or e-mail is addressed.

In addition, it is the Company’s policy that each director attends the annual meeting absent exceptional circumstances. Each director attended the Company’s 2010 annual meeting.

EQUITY COMPENSATION PLAN INFORMATION ON DECEMBER 31, 2010

	A		B	C
	Number of		Weighted	Number of Securities
	Securities to be		Average	Remaining Available for
	Issued Upon		Exercise Price	Future Issuance Under
	Exercise of		of	Equity Compensation Plans
	Outstanding		Outstanding	(Excluding Securities
Plan Category	Options		Options	Reflected in Column A)
Equity Compensation Plans Approved by Stockholders (1)	2,687,493	(2)	25.9770	1,095,712	(3)

Equity Compensation Plans Not Approved by Stockholders (4)	355,080	(5)	19.8583	0

Total	3,042,573			1,095,712

(1)	Consists of the Belden Inc. Long-Term Incentive Plan (the “1993 Plan”); the Belden Inc. 2003 Long-Term Incentive Plan (the “2003 Plan”); and the Cable Design Technologies Corporation 2001 Long-Term Performance Incentive Plan (the “2001 Plan”). The 1993 Plan has expired, but stock option awards remain outstanding under this plan. No further awards can be issued under the 2003 Plan.

(2)	Consists of 49,500 shares under the 1993 Plan; 101,998 shares under the 2003 Plan; and 2,535,995 shares under the 2001 Plan. All of these shares pertain to outstanding stock options or stock appreciation rights (“SARs”).

(3)	Consists of 1,095,712 shares under the 2001 Plan.

(4)	Consists of the Cable Design Technologies Corporation 1999 Long-Term Performance Incentive Plan (the “1999 Plan”) and the Executive Employment Agreement between the Company and John Stroup dated September 26, 2005 (the “Employment Agreement”). The Company has terminated the 1999 Plan but stock option awards remain outstanding under it. Mr. Stroup’s Employment Agreement, effective October 31, 2005, provided for, among other things, the award to Mr. Stroup of 451,580 stock options to compensate him for the “in the money” value of his unvested options that he forfeited upon leaving his prior employer and as a further inducement to leave his prior employment. 100,000 of Mr. Stroup’s stock options were granted under the 2001 Plan; the remaining stock options were granted outside of any long-term incentive plan. Starting in 2006, Mr. Stroup began participating in the Company’s long-term incentive plans.

(5)	Consists of 3,500 shares under the 1999 Plan and 351,580 shares under Mr. Stroup’s Employment Agreement.

STOCK OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table shows the amount of Belden common stock beneficially owned (unless otherwise indicated) by our directors, the executive officers named in the Summary Compensation Table below and the directors and named executive officers as a group. Except as otherwise noted, all information is as of March 23, 2011.

BENEFICIAL OWNERSHIP TABLE OF DIRECTORS, NOMINEES AND
NAMED EXECUTIVE OFFICERS

	Number of Shares	Acquirable Within	Percent of Class
Name	Beneficially Owned(1)(2)	60 Days(3)	Outstanding(4)

David Aldrich	18,416	-	*
Lorne D. Bain	32,951	-	*
Lance Balk	43,770	9,500	*
Gray Benoist(5)	72,865	121,530	*
Judy L. Brown	16,383	-	*
Bryan C. Cressey	117,605	12,000	*
Christoph Gusenleitner	11,595	8,501	*
Glenn Kalnasy	29,020	9,500	*
Naresh Kumra(6)	35,456	120,066	*
Mary S. McLeod	16,383	-	*
George Minnich	7,148	-	*
John M. Monter(7)	86,511	-	*
Bernard G. Rethore(8)	38,516	-	*
John Stroup(9)	213,141	770,598	*
Denis Suggs	40,674	53,832	*
Dean Yoost	2,500	-	*
All directors and named officers as a group (16 persons)	782,934	1,105,527	1.02%

*	Less than one percent

(1)	The number of shares includes shares that are individually or jointly owned, as well as shares over which the individual has either sole or shared investment or voting authority. Mr. Cressey’s number does not include shares held by the Bryan and Christina Cressey Foundation. Mr. Cressey is the President of the foundation but disclaims any beneficial ownership of shares owned by the foundation.

(2)	The number of shares shown for Messrs. Minnich and Yoost include 2,500 unvested RSUs from their respective dates of appointment to the Board in May 2010 and March 2011. For each of Ms. Brown, Ms. McLeod and Messrs. Aldrich, Bain, Cressey, Kalnasy, Minnich, Monter and Rethore, the number of shares includes unvested RSUs of 4,648 awarded to them in May 2010. For each of Messrs. Aldrich, Balk, Kalnasy and Rethore, the number of shares includes awards, the receipt of which has been deferred pursuant to the 2004 Belden Inc. Non-Employee Director Deferred Compensation Plan as follows: Mr. Aldrich – 1,489; Mr. Balk – 20,916; Mr. Kalnasy – 16,268; and Mr. Rethore – 4,500. For executive officers, the number of shares includes unvested RSUs granted under the Company’s long-term incentive plans, as follows: Mr. Stroup – 104,339; Mr. Benoist – 42,019; Mr. Gusenleitner – 11,595; Mr. Kumra – 19,643; Mr. Suggs – 33,335; and all named executive officers as a group – 210,931.

(3)	Reflects the number of shares that could be purchased by exercise of stock options and the number of SARs that is exercisable at March 23, 2011, or within 60 days thereafter, under the Company’s long-term incentive plans. Upon exercise of a SAR, the holder would receive the difference between the market price of Belden shares on the date of exercise and the exercise price paid in the form of Belden shares.

(4)	Represents the total of the “Number of Shares Beneficially Owned” column (excluding RSUs, which do not have voting rights before vesting) divided by the number of shares outstanding at March 23, 2011 – 47,345,858.

(5)	Includes 3,000 shares held by spouse, 3,000 shares held by child and 3,000 shares held by another child.

(6)	Includes 2,213 shares held by spouse.

(7)	Includes 14,292 shares held in spouse’s trust, 5,044 shares held in child’s trust, 5,039 shares held in another child’s trust and 22,320 shares held in charitable remainder unitrust.

(8)	Includes 23,111 shares held in trust.

(9)	Includes 4,063 shares held in trust.

BENEFICIAL OWNERSHIP TABLE OF STOCKHOLDERS OWNING MORE THAN FIVE PERCENT

The following table shows information regarding those stockholders known to the Company to beneficially own more than 5% of the outstanding Belden shares as of December 31, 2010.

			Percent of
	Amount and Nature of		Outstanding Common
Name and Address of Beneficial Owner	Beneficial Ownership		Stock(1)
Allianz Global Investors Capital LLC 600 West Broadway, Suite 2900 San Diego, California 92101 and NFJ Investment Group LLC 2100 Ross Avenue, Suite 700 Dallas, Texas 75201 (collectively, the “Allianz Group”)	2,374,400	(2)	5.05%

BlackRock, Inc. 40 East 52nd Street New York, New York 10022	3,547,453	(3)	7.54%

Frontier Capital Management Co., LLC 99 Summer Street Boston, Massachusetts 02110	2,862,867	(4)	6.09%

Invesco Ltd. Invesco Advisers, Inc. Invesco Powershares Capital Management Invesco National Trust Company (collectively, the “Invesco Group”) 1555 Peachtree Street NE Atlanta, Georgia 30309	2,601,495	(5)	5.53%

Wellington Management Company, LLP 280 Congress Street Boston, Massachusetts 02109	5,620,734	(6)	11.95%

(1)	Based on 47,045,564 shares outstanding on December 31, 2010.

(2)	Information based on Schedule 13G/A filed with the SEC by the Allianz Group on February 14, 2011, reporting sole voting power over 2,349,200 shares and sole dispositive power over 2,374,400 shares, the aggregate number owned by the Allianz Group.

(3)	Information based on Schedule 13G/A filed with the SEC by BlackRock, Inc. on February 2, 2011, reporting sole voting power over 3,547,453 shares and sole dispositive power over 3,547,453 shares.

(4)	Information based on Schedule 13G filed with the SEC by Frontier Capital Management Co., LLC on February 14, 2011, reporting sole voting power over 2,071,697 shares and sole dispositive power over 2,862,867 shares.

(5)	Information based on Schedule 13G filed with the SEC by the Invesco Group on February 11, 2011, reporting sole voting power over 2,530,949 shares and sole dispositive power over 2,583,692 shares.

(6)	Information based on Schedule 13G/A filed with the SEC by Wellington Management Company, LLP on February 14, 2011, reporting shared voting power over 4,505,901 shares and shared dispositive power over 5,620,734 shares.

Section 16(a) Beneficial Ownership Reporting Compliance

Based upon a review of filings with the Securities and Exchange Commission and other reports submitted by our directors and officers, we believe that all of our directors and executive officers complied during 2010 with the reporting requirements of Section 16(a) of the Securities Exchange Act of 1934.

DIRECTOR COMPENSATION

Each non-employee director receives a $60,000 annual cash retainer; a time-vested (twelve month) annual restricted share unit (“RSU”) award of $115,000 divided by the then-current share price; an additional $10,000 per year for the chair of the Audit Committee; an additional $5,000 per year to the chairs of the Compensation, Finance and Nominating and Corporate Governance Committees; an additional $5,000 per year to members of the Audit Committee and members of other committees who serve on more than one committee; and upon appointment, a non-employee director receives a time-vested RSU award of 2,500 shares, which vests equally over three years. The following table provides information on non-employee director compensation for 2010.

	Fees Earned or		Option	All Other
	Paid in Cash(1)	Stock Awards(2)	Awards(3)	Compensation(4)	Total
Director	($)	($)	($)	($)	($)
David Aldrich	60,000	114,992	--	1,251	176,243
Lorne D. Bain	65,000	114,992	--	1,251	181,243
Lance C. Balk	65,833	114,992	--	10,664	191,489
Judy L. Brown	65,000	114,992	--	1,251	181,243
Bryan C. Cressey	62,917	114,992	--	1,251	179,160
Glenn Kalnasy	65,000	114,992	--	-	179,992
Mary S. McLeod	60,000	114,992	--	1,585	176,577
George Minnich	43,333	180,617	--	-	223,950
John M. Monter	70,000	114,992	--	7,086	192,078
Bernard G. Rethore	75,000	114,992	--	1,251	191,243

(1)	Amount of cash retainer and committee fees.

(2)	As required by the instructions for completing this column “Stock Awards,” amounts shown are the grant date fair value of stock awards granted during 2010. The assumptions used in calculating these amounts are described in Note 17: Share-Based Compensation, to the Company’s audited financial statements included in the Company’s Annual Report on Form 10-K for the year ended December 31, 2010. Each director received 4,648 RSUs on May 20, 2010 and Mr. Minnich received an additional RSU award of 2,500 on May 19, 2010 upon his appointment to the Board; these will vest equally over the first three anniversaries of his appointment.

(3)	The aggregate number of option awards outstanding at the end of 2010. The unnamed directors hold no options.

Options Outstanding
(#)
Balk	10,250
Cressey	13,000
Kalnasy	10,250

(4)	Amount of interest earned on deferred director fees and dividends paid on vested stock awards.

Director Stock Ownership Policy

The Board’s policy requires that each non-employee director hold Company stock equal in value to five times his or her annual cash retainer (currently 5 times $60,000). Upon appointment, a member has five years to meet this requirement, but must meet interim goals during the five-year period of: 20% after one year; 40% after two years; 60% after three years; and 80% after four years. The in-the-money value of vested stock options and the value of unvested RSUs are included in making this determination at the higher of their grant date value or current market value. Each non-employee director meets either the full-period or interim-period holding requirement: Messrs. Bain, Balk, Cressey, Kalnasy, Monter and Rethore each meet 100% of the stock holding requirement. Mr. Aldrich, who was appointed to the Board in February 2007, meets the fourth-year interim requirement, and Ms. Brown and Ms. McLeod, who were appointed to the Board in February 2008, each meet the third-year interim requirement. Mr. Minnich, who was appointed in May 2010, and Mr. Yoost, who was appointed in March 2011 are not yet subject to an interim requirement.

PROPOSALS TO BE VOTED ON:
ITEM I – ELECTION OF ELEVEN DIRECTORS

The Company has twelve directors – Ms. Brown, Ms. McLeod, and Messrs. Aldrich, Bain, Balk, Cressey, Kalnasy, Minnich, Monter, Rethore, Stroup and Yoost. The term of each director will expire at this annual meeting and the Board proposes that each of them (other than Mr. Bain who plans to retire at this meeting) be reelected for a new term of one year and until their successors are duly elected and qualified. Each nominee has consented to serve if elected. If any of them becomes unavailable to serve as a director, the Board may designate a substitute nominee. In that case, the persons named as proxies will vote for the substitute nominee designated by the Board.

David Aldrich, 54, was appointed to the Company’s Board and Compensation Committee in February 2007.

The Board recruited Mr. Aldrich based on his experience in high technology signal transmission applications and for his experience as a current Chief Executive Officer of a public company. Since April 2000, he has served as President, Chief Executive Officer, and Director of Skyworks Solutions, Inc. (“Skyworks”). Skyworks is an innovator of high performance analog and mixed signal semiconductors enabling mobile connectivity.

Mr. Aldrich received a B.A. degree in political science from Providence College and an M.B.A. degree from the University of Rhode Island.

Lance C. Balk, 53, has been a director of the Company since March 2000, is a member of the Nominating and Corporate Governance Committee and chairs the Finance Committee. In September 2010, Mr. Balk was appointed as General Counsel of Six Flags Entertainment Corporation.

Mr. Balk served as Senior Vice President and General Counsel of Siemens Healthcare Diagnostics from November 2007 to January 2010. From May 2006 to November 2007, he served in those positions with Dade Behring, a leading supplier of products, systems and services for clinical diagnostics, which was acquired by Siemens Healthcare Diagnostics in November 2007. Previously, he had been a partner of Kirkland & Ellis LLP since 1989, specializing in securities law and mergers and acquisitions. The Board originally recruited Mr. Balk based on his expertise in advising multinational public and private companies on complex mergers and acquisitions and corporate finance transactions. He provides insight to the Board regarding business strategy, business acquisitions, and capital structure.

Mr. Balk received a B.A. degree from Northwestern University and a J.D. degree and an M.B.A. degree from the University of Chicago. He is also a director of TomoTherapy Incorporated, a maker of advanced radiation therapy solutions for cancer care.

Judy L. Brown, 42, was appointed to the Company’s Board and Audit Committee in February 2008.

In recruiting Ms. Brown, the Board sought a member with international experience in finance and accounting to help the Company pursue its strategic global focus. As an employee of Ernst & Young for more than nine years in the U.S. and Germany, she provided audit and advisory services to U.S. and European multinational public and private companies. She served in various financial and accounting roles for six years in the U.S. and Italy with Whirlpool Corporation, a leading manufacturer and marketer of appliances. In 2004, she was appointed Vice President and Controller of Perrigo Company, a leading global healthcare supplier and the world’s largest manufacturer and marketer of over-the-counter pharmaceutical products sold under store brand labels. Since 2006, she has served as Executive Vice President and Chief Financial Officer of Perrigo.

She received a B.S. degree in Accounting from the University of Illinois; an M.B.A. from the University of Chicago; and attended the Aresty Institute of Executive Education of the Wharton School of the University of Pennsylvania. Ms. Brown also is a Certified Public Accountant.

Bryan C. Cressey, 61, has been Chairman of the Board of the Company since 1988 and a director of the Company since 1985. He also serves on the Nominating and Corporate Governance Committee and the Finance Committee.

For the past twenty-nine years, he has also been a General Partner and Principal of Golder, Thoma and Cressey, Thoma Cressey Bravo, and Cressey & Company, all private equity firms, the last of which he founded in 2007. The firms have specialized in healthcare software and business services. He is also a director of Jazz Pharmaceutical, a specialty pharmaceutical company, Select Medical Holdings Corporation, a healthcare services company, and several privately held companies. Mr. Cressey’s years of senior-level experience with public and private companies in diverse industries, his legal and business education and experience, and his regular interaction with the equity markets make him highly qualified to serve on the Company’s Board.

Mr. Cressey received a B.A. degree from the University of Washington and a J.D. degree and an M.B.A. degree from Harvard University.

Glenn Kalnasy, 67, has been a director of the Company since 1985 and is Chair of the Compensation Committee.

From February 2002 through October 2003, Mr. Kalnasy served as the Chief Executive Officer and President of Elan Nutrition Inc., a private-label manufacturer of nutrition food bars. From 1982 to 2003, he was a Managing Director of The Northern Group, Inc., a private equity firm that acquired and managed businesses. Mr. Kalnasy’s extensive general management and business experience at the policy-making level, which includes being one of the founders of Cable Design Technologies (the company – now called Belden Inc. – that merged with Belden 1993 Inc. in 2004), and his long history with the Company qualify him to serve on the Board.

Mr. Kalnasy received a B.S. degree from Southern Methodist University.

Mary S. McLeod, 54, was appointed to the Company’s Board and Compensation Committee in February 2008.

In recruiting Ms. McLeod, the Board sought a member with international experience in talent management and compensation at public companies to help the Company pursue its strategic talent management objectives. Ms. McLeod is a consultant providing advisory talent management and compensation services to directors and officers of public companies. From April 2007 to March 2011, Ms. McLeod worked for Pfizer Inc. (“Pfizer”), the world’s largest research-based pharmaceutical company. From April 2007 until December 2010, she served as Senior Vice President of Global Human Resources. Prior to joining Pfizer, from December 2006 to April 2007, Ms. McLeod was an executive vice president of Korn Consulting Group (“Korn”), a firm specializing in helping companies through large-scale change, where she spent most of her time as acting Senior Vice President of Global Human Resources for Pfizer. Before joining Korn, from March 2005 to January 2007, Ms. McLeod led human resources for Symbol Technologies (“Symbol”), a worldwide supplier of mobile data capture and delivery equipment. Prior to joining Symbol, from October 2001 to February 2005, she was head of human resources for Charles Schwab.

Ms. McLeod received a B.A. degree from Loyola University and a master’s degree from the University of Missouri.

George Minnich, 61, was appointed to the Company’s Board and Audit Committee in May 2010.

Mr. Minnich served as Senior Vice President and Chief Financial Officer of ITT Corporation from 2005 to 2007. Prior to that, he served for twelve years in several senior finance positions at United Technologies Corporation, including Vice President and Chief Financial Officer of Otis Elevator and of Carrier Corporation. He also held various positions within Price Waterhouse from 1971 to 1993, serving as an Audit Partner from 1984 to 1993. Mr. Minnich also serves on the Board of Trustees of Albright College and the Boards of Kaman Corporation, an industrial distributor in the aerospace and industrial markets, and AGCO Corporation (where he also serves as Audit Committee Chairman), a maker of a broad range of tractors, combines, sprayers, forage and tillage equipment, implements and hay tools. His extensive financial and accounting experience gained over 35 years plus his experience on other public company boards was important to the Board in connection with his initial election. His senior level operational background provides the Board with additional insights into multinational industrial companies.

Mr. Minnich received a B.S. degree in Accounting from Albright College.

John M. Monter, 63, had been a director of Belden 1993 Inc. since 2000 and was appointed to the Company’s Board at the time of the merger of Belden 1993 Inc. and Cable Design Technologies Corporation in 2004 (the “Merger”). He serves on the Compensation Committee and chairs the Nominating and Corporate Governance Committee.
During his career, Mr. Monter has served in the general management position for three companies, two manufacturers and a construction services company. Previous to his general management experience, Mr. Monter worked in several marketing and sales positions, including holding worldwide responsibilities in both marketing and sales for a multinational manufacturing company. His broad general management and sales and marketing experience at the policy-making level particularly qualifies him to serve on the Company’s Board.

From 1993 to 1996, he was President of the Bussmann Division of Cooper Industries, Inc. Bussmann is a multi-national manufacturer of electrical and electronic fuses, with ten manufacturing facilities in four countries and sales offices in most major industrial markets around the world. From 1996 through 2004, he was President and Chief Executive Officer of Brand Services, Inc. (“Brand”) and also a member of the board of directors of the parent companies, Brand DLJ Holdings (1996-2002) and Brand Holdings, LLC (2002-2006). He was named Chairman of Brand DLJ Holdings in 2001 and Chairman of Brand Holdings, LLC in 2002. From January 1, 2005 through April 30, 2006, he served as Vice Chairman, Brand Holdings, LLC. Brand is a supplier of scaffolding and specialty industrial services. In 2008, he was elected a director on the board of Environmental Logistics Services, a privately held company that is owned by Centre Partners. Environmental Logistics Services is a hauler and disposer of solid wastes.
Mr. Monter received a B.S. degree in journalism from Kent State University and an M.B.A. degree from the University of Chicago.

Bernard G. Rethore, 69, had been a director of Belden 1993 Inc. since 1997 and was appointed to the Company’s Board at the time of the Merger. He serves as the chair of the Audit Committee.

Mr. Rethore has more than thirty years of experience at the senior executive level with public manufacturing companies, including his term as Senior Vice President of Phelps Dodge Corporation and President of Phelps Dodge Industries, a business with extensive world-wide wire and cable operations, from 1989 to 1995. As a former member of McKinsey & Company, he also has broad experience in advising public and private companies on planning and business strategy. In 1995, he became Director, President and Chief Executive Officer of BW/IP, Inc., a supplier of fluid transfer equipment, systems and services, and was elected its Chairman in 1997. In July 1997, Mr. Rethore became Chairman and Chief Executive Officer of Flowserve Corporation, which was formed by the merger of BW/IP, Inc., and Durco International, Inc. In 2000, he retired as an executive officer and director and was named Chairman of the Board, Emeritus.

His service on the boards of other public companies as a member of their audit committees, along with his business education and experience in overseeing the financial function of companies, qualifies him to serve on the Board and chair the Company’s Audit Committee.

Mr. Rethore received a B.A. degree in economics (Honors) from Yale University and an M.B.A. degree from the Wharton School of the University of Pennsylvania. He also is a director of Dover Corporation (a diversified manufacturer of industrial products), Walter Energy, Inc. (a producer of metallurgical coal, coal bed methane gas, furnace and foundry coke and other related products) and Mueller Water Products Inc. (a manufacturer and marketer of water infrastructure and control products). In 2008, Mr. Rethore was honored by the Outstanding Directors Exchange (ODX) as an Outstanding Director of the year.

John S. Stroup, 44, was appointed President, Chief Executive Officer, and member of the Board effective October 31, 2005. His experience in strategic planning and general management of business units of other public companies, coupled with his in-depth knowledge of the Company, makes him an integral member of the Board and a highly qualifed intermediary between management and the Company’s non-employee directors.

From 2000 to the date of his appointment with the Company, he was employed by Danaher Corporation, a manufacturer of professional instrumentation, industrial technologies, and tools and components. At Danaher, he initially served as Vice President, Business Development. He was promoted to President of a division of Danaher’s Motion Group and later to Group Executive of the Motion Group. Earlier, he was Vice President of Marketing and General Manager with Scientific Technologies Inc.

Mr. Stroup received a B.S. degree in mechanical engineering from Northwestern University and an M.B.A. degree from the University of California at Berkeley. Mr. Stroup is a director of RBS Global, Inc. RBS Global manufactures power transmission components, drives, conveying equipment and other related products under the Rexnord name.

Dean Yoost, 61, was appointed to the Company’s Board and Audit Committee in March 2011.

Mr. Yoost was employed by PricewaterhouseCoopers LLP from 1974 to 2005 serving most recently as the Managing Partner of the Orange County, California office and for Advisory Services for the Western Region. Prior to that, he served as Chief Executive Officer of PwC’s Financial Advisory Practice in Tokyo, as Deputy Chairman and Managing Partner for Tax Services in Beijing, and as Managing Partner of the Taiwan Consulting Practice, in addition to various domestic U.S. roles. Mr. Yoost also serves on the Board of Directors and Audit Committee of Emulex Corporation and on the board of several private companies.

His vast tax consulting, financial advisory and accounting experience in addition to his experience on other public and private company boards made him an ideal candidate for Belden’s Board and Audit Committee.

Mr. Yoost received a B.S. degree from Winona State University, an M.B.A. from Minnesota State University and a Master’s degree in Taxation from the University of Minnesota. He is also a Certified Public Accountant.

THE BELDEN BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE “FOR” THE
NOMINATED SLATE OF DIRECTORS.

EXECUTIVE COMPENSATION

Compensation Discussion and Analysis (“CD&A”)

I.	Introduction

In this section, we discuss our compensation program as it pertains to our chief executive officer, our chief financial officer, and our three other most highly compensated executive officers who were serving at the end of 2010. We refer to these five persons throughout as the “named executive officers” or our “NEOs.”

For 2010, our named executive officers were:

John Stroup	Chief Executive Officer and President
Gray Benoist	Senior Vice President, Finance, Chief Financial Officer and Chief Accounting Officer
Christoph Gusenleitner	Executive Vice President, EMEA Operations, and Global Connectivity Products
Naresh Kumra	Executive Vice President, Asia-Pacific Operations
Denis Suggs	Executive Vice President, Americas Operations, and Global Cable Products

II.	Executive Summary

In 2008, when it became apparent that the global economy was entering a historically negative cycle, our management team took decisive actions to prepare for the new economic realities. The proactive measures taken by our team allowed Belden to be positioned for the recovery in a way that has given the Company a head start on many of its peers. While 2010 was still in many ways a challenging business environment, our executive management team was able to focus a greater portion of its time and energy on the execution of long-term strategic initiatives. These efforts resulted in a successful 2010, including the following highlights:

•	A 18.7% increase in top-line revenues compared to 2009.

•	A 52.6% improvement in non-GAAP income from continuing operations per diluted share compared to 2009.

•	Continued robust cash generation to fund strategic acquisitions.

•	A 69.15% total stockholder return compared to the industry median of 32.21%.

The Company’s 2010 overall financial results and the individual performance of our NEOs are discussed under Annual Cash Incentive Plan Awards beginning on page 21.

In this Compensation Discussion and Analysis, you will see the following for 2010:

•	Base salaries for executive officers, which were frozen in 2009, were again included in the pool eligible for merit-based increases. Mr. Stroup and the Compensation Committee agreed to defer any salary adjustment for him until 2011. In March 2011, Mr. Stroup’s annual base salary was increased from $700,000 to $800,000.

•	Consistent with 2009, the Company utilized two six-month periods for the establishment of performance targets under its annual cash incentive program (“ACIP”). Whereas, in 2009 this allowed the Company to adjust targets downward to maintain motivation when the economy continued to stall, in 2010, this allowed the Company to set higher targets after a successful first half to motivate participants to stretch for even better performance.

•	In order to encourage retention, the Company awarded each eligible participant in the long term incentive program (“LTIP”) a three-year grant of restricted stock units (“RSUs”), 50% of which vest in three years, 25% in four years and 25% in five years. These participants will not receive annual RSU grants in 2011 or 2012 unless they are promoted within the organization.

•	As an additional flexibility feature, the Company for the first time gave LTIP participants the option of choosing a performance cash allowance of up to 50% of their eligible stock appreciation rights (“SARs”) award. As described herein, the cash award provides the opportunity for participants to benefit from periods of consistently strong Company performance, whether or not such performance is reflected in an increased stock price. None of the NEOs elected the cash option in 2010.

III.	Compensation Objectives and Elements

A.	Objectives

Belden’s executive compensation program is designed to support the interests of stockholders by rewarding executives for achievement of the Company’s specific business objectives, which in 2010 were net/operating income from continuing operations, operating working capital/inventory turns and organic growth. The overarching principles of the program are:

•	Maximizing stockholder value by allocating a significant percentage of compensation to performance-based pay that is dependent on achievement of the Company’s performance goals, without encouraging excessive or unnecessary risk taking.

•	Aligning executives’ interests with stockholder interests by providing significant stock-based compensation and expecting executives to hold the stock they earn in compliance with our ownership guidelines.

•	Attracting and retaining talented executives by providing competitive compensation opportunities.

•	Rewarding overall corporate results while recognizing individual contributions.

B.	Elements

Below is an illustration of Belden’s compensation program. Individual compensation packages and the mix of base salary, annual cash incentive opportunity and long-term equity incentive compensation for each NEO varies depending upon the executive’s level of responsibilities, potential, performance and tenure with the Company. Each of the elements shown below is designed for a specific purpose, with the overall goal of achieving a high and sustainable level of Company and individual performance. The percentage of total compensation that is performance-based generally increases as an officer’s level of responsibilities increases. The chart below is not to scale for any particular named executive officer.

Additionally, the Company provides competitive retirement and benefit programs and limited perquisites as described under Compensation Policies and Other Considerations.

C.	Competitive Market Pay Information and Philosophy

In determining total compensation levels for our NEOs, the Compensation Committee reviews market trends in executive compensation and a competitive analysis prepared by Deloitte Consulting LLP (“Deloitte”), which is derived from the most recent proxy data of the companies in the comparator group described below. The Committee also considers other available market survey data on executive compensation philosophy, strategy and design. The Company’s compensation philosophy is to target base salaries at the 50th percentile of the competitive market and total direct compensation (the items illustrated in the chart above) at the 75th percentile of the competitive market. For this purpose, equity awards are valued as of their grant date.

In its most recent review in March 2011, the Committee concluded that the total direct compensation of executive officers, with respect to compensation levels, as well as structure, remained consistent with our compensation design and objectives.

The Committee chose the comparator group from companies in the primary industry segments in which the Company operates that had similar annual revenues and market capitalizations. Two companies previously in our comparator group, ADC Telecommunications, Inc. and CommScope, Inc. were acquired during 2010 and have therefore been removed from the group.

The comparator group companies are as follows:

Acuity Brands, Inc.	Hexcel Corporation	Pentair, Inc.
Anixter International Inc.	Hubbell Incorporated	Regal Beloit Corporation
A.O. Smith Corporation	IDEX Corporation	Roper Industries, Inc.
Carlisle Companies Incorporated	JDS Uniphase Corporation	Thomas & Betts Corporation
General Cable Corporation	Molex Incorporated

The Committee considers this comparator group competitive pay analysis as a frame of reference and one data point in making its pay decisions. The pay decisions are not formulaic and the Committee exercises judgment in making them.

Each year, the Committee reviews the performance evaluations and pay recommendations for the named executive officers and the other senior executives. The Compensation Committee, with input from the Board, meets in executive session without the CEO present to review the CEO’s performance and set his compensation.

IV.	2010 Compensation Analysis

A.	Base Salary Adjustments

Salaries of executive officers are reviewed annually and at the time of a promotion or other change in responsibilities. Increases in salary are based on a review of the individual’s performance, the competitive market, the individual’s experience and internal equity. For executives who earn a composite individual performance score of 3 or more, base salaries may be adjusted using a merit salary increase matrix, discussed below. An executive who scores less than 3 and fails to improve his or her performance may be subject to disciplinary action, including dismissal.

The executive is scored on our merit salary increase matrix that is annually reviewed and, if appropriate, revised to reflect the competitive market based on the salary survey data noted above. The Committee reviews the merit budget and salary increase matrix. The executive’s salary is classified based on three categories: below market, market and above market. Company-wide, the ranking system is designed to take the form of a normal distribution, as follows:

1 – Least Effective – At least 5% of workforce

2 – Needs Improvement – At least 10% of workforce

3 – Effective-Consistently Meets Expectations – 50% to 70% of workforce

4 – Highly Valued – Combined with ‘5’, no more than 15% of workforce

5 – Exceptional – No more than 5% of workforce

2010 Merit Increase Guidelines for U.S. Employees (including all of the Named Executive Officers)

	Current	1	2	3	4
Current	Salary as a %	Least	Needs		Highly	5
Salary	of Midpoint	Effective	Improvement	Effective	Valued	Exceptional
Above Market	106-120%	0%	0%	0-2%	2-4%	3-5%

Market	95-105%	0%	0%	0-3%	4-6%	6-8%

Below Market	80-94%	0%	0%	3-5%	6-8%	8-10%

The timing and amount of any salary adjustment will be based on the executive’s annual overall performance ranking and whether the executive falls “below,” “at” or “above” market as compared to the applicable survey data noted above.

For example, an executive with an overall ranking of “5” who is “above market” will receive a lower salary increase than an executive with a ranking of “5” who is “below market”.

The named executive officers’ salaries and market scorings are provided in the following table (salaries for Messrs. Gusenleitner and Kumra were converted to U.S. dollars based on the Oanda one-year average exchange rates ending on December 31, 2010):

Name	Annual Base Salary at January 1, 2011	Market Scoring
Mr. Stroup	$700,000	95% (Market)

Mr. Benoist	$412,000	109% (Above Market)

Mr. Gusenleitner	$358,530	108% (Above Market)

Mr. Kumra	$383,700	117% (Above Market)

Mr. Suggs	$450,000	116% (Above Market)

B.	Annual Cash Incentive Plan Awards

Executive officers participate in our annual cash incentive plan. Overall, we had 1,298 employees participate in the plan’s 2010 performance offering. Under the plan, participants earn cash awards based on the achievement of Company and individual performance goals. For 2010, the amount paid under the plan to all participants was $15,570,640 or approximately 0.96% of 2010 revenue.

A participant’s award is computed using the following formula:

Award = Base Salary X Target Percentage X Financial Factor X Personal Performance Factor

Target Percentages

Each NEO’s Target Percentage is delineated in his respective employment agreement. For the full year of 2010, the NEO Target Percentages were as follows: Mr. Stroup – 130%, Mr. Benoist – 85% and Messrs. Gusenleitner, Kumra and Suggs – 70%.

Financial Factors

As noted in the Executive Summary, performance targets for calculating the Financial Factor were based on net/operating income from continuing operations, operating working capital/inventory turns and organic growth. Management and the Board continue to believe that income from continuing operations is the financial metric most clearly aligned with the enhancement of stockholder value. Therefore, it is weighed heavily as a performance target. The Company’s implementation of Lean manufacturing techniques since the beginning of 2006 has been transformational to how Belden is viewed by customers, competitors and investors. Thus, the resulting opportunities for continuous improvement in inventory and working capital turns make this an important measure and motivational tool. However, 2010 marked a pivot point for Belden, with a greater emphasis placed on organic growth, which is primarily accomplished through the identification of new vertical markets and the capture of market share from competitors. Making organic growth a performance factor illustrates this new emphasis.

Performance Factor Determination and Adjustments

The performance factors we use that make up the Financial Factor support our short- and long-range business objectives and strategy. We have selected multiple factors because we believe no one metric is sufficient to capture the performance we are seeking to achieve and any one metric in isolation may not promote appropriate management performance.

In setting performance goals, we consider our annual and long-range business plans and factors such as our past variance to targeted performance, economic and industry conditions, and our industry performance. We set challenging, realistic goals that will motivate performance within the top quartile of our comparator group. We recognize that the metrics may need to change over time to reflect new priorities and, accordingly, review these performance metrics each performance period.

The 2010 thresholds and targets of the performance factors that make up the Financial Factor reflected our expectations that the macroeconomic environment was improving. The first half target for the consolidated net income component of the Financial Factor was over 13% higher than the actual performance in the second half of 2009 and the second half target was over 15% higher than the first half target. The target for first half consolidated working capital turns was set 23.6% higher than the 2009 target and was enhanced by another one-half turn for the second half target. Organic growth targets were derived from the rates of growth necessary to place us in the top quartile of our comparator group. Similarly, the divisional level thresholds and targets were set at levels that, if achieved, would reflect noticeably improved performance.

Any Financial Factor exceeding 2.0 requires Compensation Committee approval and individual awards may not exceed $5 million per year. The amount payable to all participants in any one-year period is capped at three times the total target amounts for all participants. In 2010, it was decided that if an individual net/operating income factor did not achieve at least threshold performance, this would result in a total Financial Factor of 0. Additionally, organic growth scores were capped at 2.0.

Consistent with the terms of the annual cash incentive plan, the performance factors were adjusted to reflect certain unusual events that occurred during the year. These adjustments primarily concerned discontinued operations, acquisitions, asset impairment and restructuring of the Company’s operations, as well as some income tax adjustments. The Compensation Committee and the Audit Committee meet jointly to analyze and approve the adjustments recommended by management. The Committees believed it was appropriate to adjust the financial results for these matters to eliminate the potential for managers delaying strategic decisions beneficial to the Company in the long term (e.g., acquisitions and divestitures) because of the impact of those decisions on short-term financial metrics.

For each individual performance factor, threshold and target amounts are set by the Compensation Committee. Actual performance at the threshold level is reflected with a Financial Factor score of 0.5 and actual performance at the target level is reflected with a Financial Factor score of 1.0, with performance between the two levels and above target scored on a linear basis. Actual performance below the threshold results in a Financial Factor score of 0.

Performance Factor Definitions

“Net Income from Continuing Operations” is consolidated revenues, less cost of sales, less selling, general and administrative expenses (“SG&A”), less interest expense, plus interest income, plus other income, less other expense, less tax expense, and less any loss from discontinued operations.

“Organic Growth” is the change in consolidated revenues from the prior year excluding the impact of acquisitions, divestitures, foreign currency exchange and certain commodity price movements.

“Operating Working Capital Turns” are based on a monthly average of working capital turns during the applicable performance period and for each individual month were computed based on a ratio calculated at the end of the month of (i) annualized actual cost of goods sold for the prior two months and the current month to (ii) operating working capital at the end of the month.

“Operating Income” is revenues, less cost of sales, less SG&A expenses of the applicable business unit (i.e., EMEA for Mr. Gusenleitner, Asia Pacific with respect to Mr. Kumra and Americas with respect to Mr. Suggs).

“Inventory Turns” are based on a monthly average of inventory turns during the applicable performance period and for each individual month were computed based on a ratio calculated at the end of the month of (i) annualized actual cost of goods sold for the prior two months and the current month to (ii) inventory at the end of the month.

The performance factors applicable to the NEOs, along with the respective threshold, target and actual performance levels and the respective financial factor scores, for each half-year performance period are illustrated below (income numbers are shown in thousands):

	First Half				Second Half
Category	Threshold	Target	Actual	Score	Threshold	Target	Actual	Score
Consolidated Net Income from Continuing Operations ($)	28,400	35,500	37,412	1.13	32,800	41,000	45,657	1.28

Consolidated Organic Growth	0.00%	7.30%	12.60%	1.73	6.35%	12.70%	11.60%	0.91

Consolidated Operating Working Capital Turns	6.0	6.8	7.8	1.63	7.8	8.3	8.3	1.00

EMEA Operating Income (€)	19,165	23,956	22,700	0.87	20,240	25,300	23,083	0.78

EMEA Organic Growth	0.00%	6.80%	14.50%	2.00	4.95%	9.90%	18.30%	1.85

EMEA Operating Working Capital Turns	4.5	5.6	5.1	0.77	5.0	5.5	6.0	1.50

Asia Pacific Operating Income ($)	14,400	18,000	17,731	0.96	18,800	23,500	22,722	0.92

Asia Pacific Organic Growth	0.00%	18.80%	32.80%	1.74	12.05%	24.10%	0.90%	0.00

Asia Pacific Inventory Turnover	12.7	14.1	15.1	1.36	14.6	15.1	14.1	0.00

Americas Operating Income ($)	61,280	76,600	77,193	1.02	64,800	81,000	77,568	0.89

Americas Organic Growth	0.00%	8.00%	8.60%	1.08	6.15%	12.30%	14.10%	1.15

Americas Operating Working Capital Turns	5.7	6.4	7.2	1.57	7.2	7.7	7.6	0.90

Weighting of Financial Factors

Each NEO’s list of applicable factors and weighting among factors differs based on geographic or operational responsibilities. Based on their responsibilities for global operations as the CEO and CFO, Messrs. Stroup and Benoist’s respective performance was measured on consolidated performance factors. As the EVP of the Europe, Middle East and Africa (“EMEA”) operations, Mr. Gusenleitner’s performance was measured based on a 50/50 split between consolidated performance factors and local EMEA performance factors. As the EVP of the Asia Pacific (“APAC”) operations, Mr. Kumra’s performance was measured based on a 50/50 split between consolidated performance factors and local APAC performance factors. As the EVP of the Americas operations, Mr. Suggs’ performance was measured based on a 50/50 split between consolidated performance factors and local Americas performance factors. The applicable factors and weighting percentages are set prior to the performance period. As shown below, slight adjustments to the relative weights were made from the first half of 2010 to the second half, mostly to increase the emphasis on organic growth.

Below is a summary of the applicable performance factors and weighting percentages for each NEO and a calculation of each NEO’s applicable Financial Factor (rounded to two decimal places):

Messrs. Stroup and Benoist
	First Half			Second Half
			Contribution to			Contribution to
Category	Score	Weighting	Financial Factor	Score	Weighting	Financial Factor
Consolidated Net Income from Continuing Operations	1.13	80%	0.90	1.28	70%	0.90

Consolidated Organic Growth	1.73	5%	0.09	0.91	10%	0.09

Consolidated Operating Working Capital Turns	1.63	15%	0.25	1.00	20%	0.20

Consolidated Financial Factors			1.24			1.19

Mr. Gusenleitner
	First Half			Second Half
			Contribution to			Contribution to
Category	Score	Weighting	Financial Factor	Score	Weighting	Financial Factor
EMEA Operating Income	0.87	35%	0.30	0.78	35%	0.27

EMEA Organic Growth	2.00	2.5%	0.05	1.85	5%	0.09

EMEA Operating Working Capital Turns	0.77	12.5%	0.09	1.50	10%	0.15

Consolidated Financial Factor	1.24	50%	0.62	1.19	50%	0.60

EMEA Financial Factors			1.06			1.11

Mr. Kumra
	First Half			Second Half
			Contribution to			Contribution to
Category	Score	Weighting	Financial Factor	Score	Weighting	Financial Factor
Asia Pacific Operating Income	0.96	35%	0.33	0.92	35%	0.32

Asia Pacific Organic Growth	1.74	2.5%	0.04	0.00	5%	0.00

Asia Pacific Inventory Turnover	1.36	12.5%	0.17	0.00	10%	0.00

Consolidated Financial Factor	1.24	50%	0.62	1.19	50%	0.60

Asia Pacific Financial Factors			1.16			0.92

Mr. Suggs
	First Half			Second Half
			Contribution to			Contribution to
Category	Score	Weighting	Financial Factor	Score	Weighting	Financial Factor
Americas Operating Income	1.02	35%	0.36	0.89	35%	0.31

Americas Organic Growth	1.08	2.5%	0.03	1.15	5%	0.06

Americas Operating Working Capital Turns	1.57	12.5%	0.19	0.90	10%	0.09

Consolidated Financial Factor	1.24	50%	0.62	1.19	50%	0.60

Americas Financial Factors			1.20			1.06

Personal Performance Factor

Each named executive officer establishes annual personal performance objectives. In the case of Mr. Stroup, the objectives are agreed upon between him and the independent directors; in the case of the remaining NEOs, the objectives are agreed upon between the NEO and Mr. Stroup. At the end of the year, the parties measure progress relative to the objectives. The Compensation Committee, with respect to Mr. Stroup, and Mr. Stroup, with respect to the other NEOs, scores each NEO on a scale of 0.5 to 1.5 (0.8 to 1.2 in the case of Mr. Stroup), which we refer to as the NEO’s Personal Performance Factor (“PPF”).

The personal performance goals reflected in the Personal Performance Factor measure the attainment of short- and long-term goals that often are in furtherance of achieving objectives set out in our three-year strategic plan. Personal performance goals can be qualitative in nature and the determination of the NEO’s degree of attainment of them generally requires the judgment of the evaluation supervisor (i.e., the independent directors with respect to Mr. Stroup and Mr. Stroup with respect to the other NEOs).

As a general rule, the higher in the organizational structure that one sits, the more global in scope are his or her personal objectives. Mr. Stroup, as CEO, focused his objectives on key improvement priorities for the Company in the areas of organic growth, talent management and investor relations. Mr. Benoist, as the CFO, also had objectives in the areas of talent management and investor relations, but also focused other objectives on areas specific to the finance function, e.g., liquidity and information technology. As the EVPs of Belden’s three geographical segments, the objectives of Messrs. Gusentleitner, Kumra and Suggs were supportive of the Company’s global goals, but focused within their respective business units. The objectives of all three EVPs related to the areas of organic growth, talent management and Lean manufacturing in their respective business units.

The 2010 Personal Performance Factors for the NEOs ranged from 0.91 to 1.20.

Annual Cash Incentive Plan Payouts

Based on the preceding discussion, each NEO’s annual cash incentive plan awards were as follows:

NEO	First Half Award		Second Half Award	Full Year Total	% of Target
John Stroup	$677,040		$649,740	$1,326,780	146%

Gray Benoist	$227,980		$218,790	$446,770	128%

Christoph Gusenleitner(1)	$69,830	(2)	$146,250	$216,080	86%

Naresh Kumra(3)	$141,760		$112,430	$254,190	95%

Denis Suggs	$226,800		$200,340	$427,140	136%

(1)	Mr. Gusenleitner’s ACIP payout is made in Euros. The information was converted to U.S. dollars based on the Oanda one-year average exchange rate ending on December 31, 2010.
(2)	Mr. Gusenleitner’s first half award was prorated by a factor of 50% based on the fact that he was only employed by the Company three out of the six months in the performance period.
(3)	Mr. Kumra’s ACIP payout is made in Indian Rupee. The information was converted to U.S. dollars based on the Oanda one-year average exchange rate ending on December 31, 2010.

C.	Performance-Based Equity Awards

Our long-term equity incentive plan is designed to align the financial interests of our executives and our stockholders by providing executives with a continuing stake in the long-term success of the company. In addition, with grants of SARs that have value only if Belden’s stock price increases, the plan emphasizes pay-for-performance. For 2010, executive officers received 75% of their LTI Value (discussed below) under the plan in the form of SARs and the other 25% in the form of performance-based RSUs. In order to amplify the retention benefit of the RSUs, the decision was made to issue each eligible participant a three-year grant of RSUs with a five-year total vesting period, rather than a more typical three-year vesting period. The SARs were granted in February 2010 at the closing price of Belden stock on the grant date and one-third of the SARs vest on each of the first three anniversaries of the grant date. Assuming the satisfaction of the performance criterion (described below), the RSUs will vest 50% on the third anniversary of the grant date, 25% on the fourth anniversary of the grant date, and 25% on the fifth anniversary of the grant date. The performance criterion, net income over a consecutive two calendar quarter period equal to or in excess of $32.8 million (the second half Consolidated Net Income from Continuing Operations threshold), was met in the second half of 2010.

Individual performance, the competitive market, executive experience and internal equity were factors used to determine the total dollar value of SARs and RSUs granted to each executive officer in 2010, which we refer to as the “Long-Term Incentive Value”, or “LTI Value”.

LTI Value

We use the following matrix to determine the LTI as a percentage of base salary for each officer. An officer did not receive an equity award in 2010 if his or her 2009 Personal Performance Factor was less than 0.85. Mr. Stroup’s LTI for 2010 was based on his employment agreement. His agreement provides that, for 2009 and 2010, he will receive equity awards having a grant date value of not less than $2.5 million per year. Mr. Benoist has a Target LTI percentage of 200% and Messrs. Gusenleitner, Kumra and Suggs each have a Target LTI percentage of 120%.

PPF	0.85-1.15	1.16-1.50

Percentage of Target LTI	70%-120%	130%-190%

To illustrate the LTI value matrix, assume a base salary of $200,000 and a Target LTI percentage of 50%. The Target LTI is $100,000. Assuming the officer’s PPF is 1.0, he or she would receive equity valued between $70,000 and $120,000. If the same officer’s PPF is 1.16, he or she would receive equity valued between $130,000 and $190,000. The exact amount granted within the range for each individual is at the discretion of the individual’s immediate supervisor.

We used the Black-Scholes-Merton (“Black-Scholes”) option pricing formula to calculate SAR values and the number of RSUs granted was based on a one-year average of Belden’s stock price ending on the date of grant. Additionally, we apply a 75% discounting factor to the RSU award amount to calibrate the impact on dilution of our full-value awards versus our SARs. The intended grant date value is then allocated as follows:

SARs = (LTI Value – (25% of Target LTI Value)) divided by the Black-Scholes value of a Belden SAR.

RSUs = (25% X Target LTI Value X 75% Discounting Factor) divided by the one-year average Belden stock price ending on February 22, 2010. This result was then multiplied by three to account for the three-year grant.

The SARs provide a material incentive to executives to obtain a significant stock ownership stake in the Company, but only if the Company’s share price increases during their ten-year term, and they serve as a retention tool because they take three years to fully vest. The RSUs have value to the holder only if targeted financial performance goal is achieved during their performance measurement period and if the employee remains employed by the Company during the vesting period.

At its February 2010 meeting, the Compensation Committee approved equity award grants in the form of 775,183 SARs and 384,554 RSUs to over 280 employees. In addition, the Committee approved the conversion of the 2009 second half performance share units (“PSUs”) at a conversion rate of 1.5 RSUs per PSU based on the Company’s achievement of maximum financial performance. The conversion of the second half PSUs led to the issuance of 229,950 RSUs. As discussed in last year’s proxy statement, performance in the first half of 2009 led to the cancellation of the 2009 first half PSUs. Mr. Gusenleitner joined the Company on April 1, 2010 and received grants of SARs and RSUs comparable to what he would have received had he been employed at the time of the February 2010 Compensation Committee meeting. On the third anniversary of his employment, as a retention tool, the Committee awarded Mr. Suggs an additional grant of SARs and RSUs. See the Grants of Plan-Based Awards table for further details. The table below shows the total 2010 grants of SARs and RSUs to the named executive officers.

2010 Equity Awards to NEOs

			RSUs(3)
			For the 2009 PSU
NEO	SARs(1)	2010 Performance RSUs(2)	Performance Periods
Mr. Stroup	157,653	71,264	66,150

Mr. Benoist	50,449	22,804	20,250

Mr. Gusenleitner	25,503	11,595	N/A

Mr. Kumra	41,494	12,143	15,000

Mr. Suggs	59,144	20,273	11,625

(1)	The Committee granted the listed SARs to Messrs. Stroup, Benoist and Kumra and 41,494 of the listed SARs to Mr. Suggs at the closing price of Belden stock on February 22, 2010 ($21.70), the grant date of the awards. Mr. Gusenleitner’s SARs were granted at the price of Belden stock on April 1, 2010 ($27.78), the grant date of the award in connection with the commencement of his employment. The remaining 17,650 SARs listed for Mr. Suggs were granted at the closing price of Belden stock on June 11, 2010 ($25.55), the grant date of the award.
(2)	The RSUs are contingently awarded, and are subject to the achievement of net income growth goals.
(3)	Reflects 1.5 RSUs per PSU granted for the 2009 second half performance period. 50% of the RSUs vested in February 2011 and 50% will vest in February 2012.

V.	Compensation Policies and Other Considerations

Role of Compensation Consultant

The Compensation Committee has retained Deloitte as its independent compensation consultant. Deloitte reports directly to the Committee. The Committee generally relies on Deloitte to provide it with comparison group benchmarking data and information as to market practices and trends, and to provide advice on key Committee decisions.

In 2010, Deloitte provided advice to the Compensation Committee and management in connection with a proposed new long-term incentive compensation program, the composition of peer companies we use for benchmarking purposes, the design of our annual cash incentive and long-term incentive programs, and our executive employment agreements. For their compensation consulting in 2010, we paid Deloitte $120,000.

In 2010, our financial management engaged Deloitte to perform other services involving internal controls auditing, tax consulting and acquisition due diligence. For these non-compensation related services, we paid Deloitte approximately $558,000. The Compensation Committee did not approve these charges prior to their incurrence, but considered them in connection with Deloitte’s retention for 2011. Given the nature and scope of these other services, the Compensation Committee does not believe this work had any impact on the independence of our independent consultant.

Stock Ownership Guidelines

To align their interests with those of the Company’s stockholders, Company officers who are required to report their holdings of Belden stock to the Securities and Exchange Commission must hold stock whose value is at least three times their annual base salary (five times in the case of Mr. Stroup). Officers have five years from May 2005 (the date the guidelines were implemented or, if later, five years from becoming an officer) to acquire the appropriate shareholdings. In addition, officers must make interim progress toward the ownership requirement during the five year period – 20% after one year, 40% after two years, 60% after three years and 80% after four years. For purposes of determining ownership, unvested RSUs and the value of vested but unexercised, in-the-money options and SARs are included. For calculation purposes, the Company will use the higher of the current trading price or the acquisition price. As of March 23, 2011 (our record date for the annual meeting), each of the named executive officers either met his interim or five-year stock ownership guideline. In accordance with Company policy, an officer is prohibited from selling Belden stock received from the Company as an equity award until the officer meets the interim guideline.

Regulatory Considerations

Section 162(m) of the Internal Revenue Code of 1986, as amended, imposes a $1 million limit on the amount that a public company may deduct for compensation paid to the Company’s CEO or any of the Company’s other NEOs, other than the Chief Financial Officer, who are employed as of the end of the fiscal year. This limitation does not apply to compensation that meets the requirements under Section 162(m) for “qualifying performance based” compensation (i.e., compensation paid only if performance meets pre-established objective goals based on performance criteria approved by stockholders). The Company’s incentive compensation plans are designed to qualify under Internal Revenue Code Section 162(m) to ensure tax deductibility. However, the Committee retains the flexibility to design and administer compensation programs that are in the best interests of Belden and its stockholders.

Annual bonuses for our named executive officers are discretionary, subject to maximum bonus amounts based on the achievement of the Section 162(m) performance objectives established by the Committee annually. These objectives are selected by the Committee from among the performance objectives in the annual incentive plan but are not communicated to participants as individual performance targets. The Committee may exercise “negative discretion” to reduce the award based on an assessment of Company and individual performance. For 2010 the Committee awarded less than the maximum amount. We have also adopted amendments to our compensation plans to comply with the requirements of Internal Revenue Code Section 409A, which requires that nonqualified deferred compensation arrangements must meet specific requirements.

In accordance with FASB ASC Topic 718, for financial statement purposes, we expense all equity-based awards over the period earned based upon their estimated fair value at grant date. FASB ASC Topic 718 has not resulted in any significant changes in our compensation program design.

Executive Compensation Recovery

In accordance with the Sarbanes-Oxley Act of 2002, Mr. Stroup, as CEO, and Mr. Benoist, as CFO, must forfeit certain bonuses and profits if the Company is required to restate its financial statements as a result of misconduct. In addition, if the Board of Directors determines that any other executive officer has engaged in fraudulent or intentional misconduct that results in the Company restating its financial statements because of a material inaccuracy, the Company, as permitted by law, will seek to recover any cash incentive compensation or other equity-based compensation (including proceeds from the exercise of a stock option or SAR) received by the officer from the Company during the 12-month period following the first public issuance or filing with the SEC of the financial statement required to be restated. The Company will reconsider its clawback policies once the SEC issues final rules implementing the Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010 (the “Dodd-Frank Act”).

Hedging of Company Stock

Pursuant to the Company’s insider trading policy, executive officers and directors are prohibited from utilizing margin accounts to engage in transactions in Belden stock. The Company will reconsider its trading policies once the SEC issues final rules implementing the Dodd-Frank Act.

Equity Compensation Grant Practices

The Committee approves all grants of equity compensation, including stock appreciation rights and restricted stock units, to executive officers of the Company, as defined in Section 16 of the Exchange Act. All elements of executive officer compensation are reviewed by the Committee annually at its February meeting. Generally, the Company’s awards of stock appreciation rights and restricted stock units are made at that meeting, but may be made at other meetings of the Committee. The Committee meeting date, or the next business day if the meeting falls on a non-business day, is the grant date for stock appreciation rights and restricted stock unit awards. The Company may also make awards in connection with acquisitions or promotions, or for retention purposes. Under the Company’s equity plan, the Committee may delegate to the Company’s CEO the authority to grant stock options to any employees of the Company other than executive officers of the Company as that term is defined in Section 16 of the Exchange Act. The Committee has exercised this authority and delegated to the CEO the ability to make equity grants in connection with retention and acquisitions, which he uses on an infrequent basis. This delegation of authority does not extend to executive officers.

Employment Agreements: Severance, Termination and Retirement

The Company has an employment agreement with each of the named executive officers. These agreements address key provisions of the employment relationship, including payment of severance benefits upon a termination of employment before and after a change of control of the Company. Beginning in 2010, new executive employment agreements no longer contain a gross-up to compensate the executives for an Internal Revenue Code Section 280G excise tax. Instead the executives will be given the option of either (a) collecting their full severance and paying the excise tax themselves with no assistance from the Company or (b) reducing the severance payments to an amount that prevents the excise tax from being imposed. Information regarding benefits under these agreements is provided following this Compensation Discussion and Analysis under the heading Potential Payments upon Termination or Change of Control.

Aircraft Leasing

The Company from time to time leases corporate aircraft as needed to provide flexibility to executive officers and other associates for business use and to allow more efficient use of executive time for Company matters. It is Company policy that corporate aircraft shall be used for business purposes only. The Nominating and Corporate Governance Committee reviews management’s use of corporate aircraft throughout the year to confirm management’s compliance with the policy.

Benefits and Perquisites

The named executive officers receive retirement and health care benefits on a consistent basis with other Belden employees. As described in Pension Benefits and Nonqualified Deferred Compensation, excess defined benefit and defined contribution plans are offered to eligible U.S. employees. We provide a non-U.S. cash balance retirement plan for Mr. Kumra and contribute to a private German pension account for Mr. Gusenleitner. In order to attract and maintain talented officers, we have provided certain other compensation to our NEOs. This includes commuting costs for Mr. Benoist, use of an automobile for Mr. Gusenleitner and a cost of living adjustment for Mr. Kumra. Certain other minimal perquisites are provided to the NEOs as described in footnote 6 to the Summary Compensation Table below. Beginning in 2010, tax gross-ups will not be provided in connection with certain nominal reimbursement perquisites, e.g., tax preparation costs, club dues and commuting costs.

Report of the Compensation Committee

The Compensation Committee has reviewed and discussed with management the foregoing Compensation Discussion and Analysis section of this proxy statement. Based on such review and discussion, the Committee recommended to the Board of Belden that the Compensation Discussion and Analysis be included in the proxy statement.

Compensation Committee

Glenn Kalnasy (Chair)
David Aldrich
Mary McLeod
John Monter

Compensation and Risk

We consider the variable, pay-for-performance components of our compensation programs to assess the level of risk-taking these elements may create. The variable components of our compensation programs offered to management (including our executives) are our annual cash incentive plan and performance-based equity awards program. We believe the way we select and set performance goals and targets with multiple levels of performance; use gradually-sloped payout curves that do not provide large payouts for small incremental improvements; and confirm the achievement of performance before issuing the awards, all reduce the potential for management’s excessive risk-taking or poor judgment. Consistent with sound risk management, we limit the annual cash incentive award by capping the financial factor component at two times the target (unless approved by our Compensation Committee) and the long-term incentive to a fixed percentage of the participant’s base salary. In addition, we require that executive officers adhere to stock ownership guidelines to promote a long-term focus.

We also consider our variable compensation programs offered to other associates. These are primarily incentive programs offered to sales and marketing associates. We believe the way we administer these programs reduce the potential of their causing a material adverse impact on the Company through excessive risk-taking. We have customer contract practices with respect to operating margins, customer creditworthiness, and channel management that are designed to reduce poor judgment in connection with entering into sales contracts having unreasonable terms. Sales targets are not designed to provide large payouts that are either based on small incremental improvement or overly aggressive goals that could induce excessive risk-taking by the salesperson. These programs are monitored throughout the performance period to ensure they are being properly administered.

Compensation Tables

Starting on the next page are the following compensation tables:

•	Summary Compensation Table;

•	Grants of Plan-Based Awards;

•	Outstanding Equity Awards at Fiscal Year-End;

•	Option Exercises and Stock Vested;

•	Pension Benefits;

•	Nonqualified Deferred Compensation; and

•	Potential Payments Upon Termination or Change-in-Control.

SUMMARY COMPENSATION TABLE

						Non-	Change
						Equity	in Pension Value
						Incentive	and Nonqualified
						Plan	Deferred	All Other
Name and				Stock	Option	Compen-	Compensation	Compensa-
Principal		Salary(1)	Bonus	Awards(2)	Awards(3)	sation(4)	Earnings(5)	tion(6)	Total
Position	Year	($)	($)	($)	($)	($	($)	($)	($)
(a)	(b)	(c)	(d)	(e)	(f)	(g)	(h)	(i)	(j)
John Stroup	2010	700,000		1,546,429	1,623,826	1,326,780	175,574	83,367	5,455,976
President and	2009	700,000		1,509,984	1,552,150	990,990	142,796	64,729	4,960,649
Chief Executive	2008	686,026	—	1,273,856	4,179,571	136,500	117,053	113,615	6,506,621
Officer

Gray Benoist	2010	409,000		494,847	519,625	446,770	67,294	63,412	2,000,948
Senior Vice	2009	400,000		462,240	481,000	387,090	46,719	52,278	1,829,327
President, Finance,	2008	375,000	—	380,928	408,126	39,000	56,465	66,702	1,326,221
Chief Financial
Officer and Chief
Accounting Officer

Christoph Gusenleitner	2010	268,898	—	322,109	344,035	216,080	—	41,999	1,193,121
Executive Vice
President, EMEA
Operations and
Global Connectivity Products

Naresh Kumra	2010	362,988		263,503	427,388	254,190	69,024	360,902	1,737,995
Executive Vice	2009	355,000		292,600	183,540	411,516	18,431	186,377	1,447,464
President, Asia	2008	408,996	—	253,952	271,542	88,600	46,155	126,045	1,195,290
Pacific Operations

Denis Suggs	2010	411,635		471,225	641,836	427,140	57,331	35,874	2,045,041
Executive Vice	2009	355,000	—	226,765	137,655	301,306	31,868	19,885	1,072,479
President, American
Operations and
Global Cable
Products

(1)	Salaries are amounts actually received. Mr. Gusenleitner received compensation in Euros. Mr. Kumra received compensation in U.S. Dollars and Indian Rupee. For this table, the compensation of Messrs. Gusenleitner and Kumra was converted into U.S. Dollars based on the Oanda one-year average exchange rates ending on December 31, 2010.

(2)	Reflects the aggregate grant date fair value with respect to awards of stock for each named officer computed in accordance with FASB ASC Topic 718. See Grants of Plan-Based Awards Table for 2010 stock awards to the named officers. The assumptions used in calculating these amounts are described in Note 17: Share-Based Compensation, to the Company’s audited financial statements included in the Company’s Annual Report on Form 10-K for the year ended December 31, 2010.

Each amount listed in column (e) represents the grant date fair value of performance share units (“PSUs”) based on the assumption that the Company would meet its performance goals at the target level, resulting in one restricted stock unit (“RSU”) being issued to the officer for each PSU. In 2009 and 2008, performance at 120% of target levels or greater would have resulted in the issuance of 1.5 RSUs for each PSU. During the applicable performance periods, the Company periodically analyzed performance and made appropriate adjustments to the amount of stock-based compensation expense it records. Based on this structure, the maximum grant date fair value of each award (in dollars) was as follows:

	Mr. Stroup	Mr. Benoist	Mr. Gusenleitner	Mr. Kumra	Mr. Suggs
2009	2,264,976	693,360	Not Listed	438,900	340,148

2008	1,910,784	571,392	Not Listed	380,928	Not Listed

(3)	Reflects the aggregate grant date fair value with respect to awards of options or SARs for each named officer computed in accordance with FASB ASC Topic 718. The assumptions used in calculating these amounts are described in Note 17: Share-Based Compensation, to the Company’s audited financial statements included in the Company’s Annual Report on Form 10-K for the year ended December 31, 2010.

(4)	Represents amounts earned under the Company’s annual cash incentive plan as determined by the Compensation Committee at its March 2011 meeting.

(5)	The amounts in this column reflect the increase in the actuarial present value of the accumulated benefits under the Company’s defined benefit plans in which the named executives participate. None of the named executives received above-market or preferential earnings on deferred compensation.

								Tax
			Company’s		Life	Commuting		Preparation
			Matching	Club Dues	Insurance	Costs		Costs
			Contributions	(including tax	and	(including tax		(including				German
			In Its Defined	gross up for	Long Term	gross up for	Foreign Cost	tax gross up	Restricted			Standard
			Contribution	2009 and	Disability	2009 and	of Living	for 2009	Stock	Tax	Company	Fringe
(6)	Year	Total	Plan(a)	2008)	Benefits	2008)	Adjustment(b)	and 2008)	Dividends	Equalization	Car	Benefits

John Stroup	2010	83,367	76,095	3,725	3,547

	2009	64,729	37,643	5,862	3,383			2,841	15,000

	2008	113,615	98,263	12,181	3,171

Gray Benoist	2010	63,412	35,824	3,725	7,260	14,353			2,250

	2009	52,278	19,755	5,862	6,717	14,274			5,670

	2008	66,702	37,143	4,752	6,203	18,604

Christoph Gusenleitner(c)	2010	41,999	17,628								13,643	10,728

Naresh Kumra(d)	2010	360,902	130,207		2,565		227,410		720

	2009	186,377			2,807		146,359		1,860	35,351

	2008	126,045			521		125,524

Denis Suggs	2010	35,874	32,082		2,802				990

	2009	19,885	16,790		2,600				495

(a)	For Mr. Gusenleitner, this represents a quarterly contribution by the Company to a German private pension fund.

(b)	Per Mr. Kumra’s Executive Employment Agreement, the Company pays an annual foreign cost of living adjustment to compensate Mr. Kumra for relocating his family from the United States to India. This amount consists of the following items: a housing allowance (net of his hypothetical U.S. housing expense), residential utilities, residential security, automobile expense, school fees for Mr. Kumra’s children and travel to the U.S. for Mr. Kumra and his family once per year.

(c)	Amounts for Mr. Gusenleitner are valued in Euros and were converted into U.S. Dollars based on the Oanda one-year average exchange rate ending on December 31, 2010.

(d)	Some amounts for Mr. Kumra are valued in Indian Rupees and were converted into U.S. Dollars based on the Oanda one-year average exchange rate ending on December 31, 2010.

GRANTS OF PLAN-BASED AWARDS

								All Other	All Other
		Estimated Future Payouts Under						Stock	Option	Exercise	Grant
		Non-Equity Incentive Plan			Estimated Future Payouts Under			Awards:	Awards:	or Base	Date Fair
		Awards(1)			Equity Incentive Plan Awards(2)			Number of	Number of	Price of	Value of
								Shares of	Securities	Option	Stock and
		Threshold	Target	Maximum	Threshold	Target	Maximum	Stock or	Underlying	Awards(5)	Option
Name	Grant Date	($)	($)	($)	(#)	(#)	(#)	Units(3) (#)	Options(4) (#)	($/Sh)	Awards
(a)	(b)	(c)	(d)	(e)	(f)	(g)	(h)	(i)	(j)	(k)	(l)

John Stroup		455,000	910,000

	2/22/2010					71,264					1,546,429

	2/22/2010							66,150			1,132,488

	2/22/2010								157,653	21.70	1,623,826

Gray Benoist		175,100	350,200

	2/22/2010					22,804					494,847

	2/22/2010							20,250			346,680

	2/22/2010								50,449	21.70	519,625

Christoph Gusenleitner		125,486	250,971

	4/1/2010					11,595					322,109

	4/1/2010								25,503	27.78	344,035

Naresh Kumra		134,295	268,590

	2/22/2010					12,143					263,503

	2/22/2010							15,000			260,100

	2/22/2010								41,494	21.70	427,388

Denis Suggs		157,500	315,000

	2/22/2010					12,143					263,503

	6/11/2010					8,130					207,722

	2/22/2010							11,625			201,578

	2/22/2010								41,494	21.70	427,388

	6/11/2010								17,650	25.55	214,448

(1)	The amounts in column (c) represent the cash payment under the Company’s annual cash incentive plan (“Plan”) that would have been made if the threshold performance for 2010 was met and the amounts in column (d) represent the cash payment under the plan that would have been made if the target performance for 2010 was met. Although there is no maximum level of financial performance, the Plan is capped with respect to payment of individual awards at a maximum award of $5 million per year and the amount payable to all participants in any year is capped at three times the total target amounts for all participants. For Mr. Gusenleitner, who is paid in Euros, and Mr. Kumra, who is paid in Indian Rupee, these U.S. Dollar amounts are based on the Oanda one year average exchange rates ending on December 31, 2010 of 1.32789 U.S. Dollars per Euro and 0.02188 U.S. Dollars per Indian Rupee.

(2)	The Compensation Committee granted the performance-based restricted stock unit awards (“RSUs”) at its February 22, 2010 meeting and then made an additional award to Mr. Suggs on June 11, 2010. Mr. Gusenleitner’s awards were valued on his first day of employment with the Company, April 1, 2010. All of these awards require the achievement of a specified net income target in addition to their time-based vesting requirements. If the net income target is not achieved prior to the tenth anniversary of the grants, the awards are cancelled. At its March 2011 meeting, the Compensation Committee determined that the target was achieved during the second half of 2010. Therefore, 50% of the RSUs will vest in 2013, 25% will vest in 2014 and 25% will vest in 2015, on the respective grant date anniversaries.

(3)	Reflects the issuance of 1.5 RSUs per PSU granted during the second half of 2009. Because the Company did not attain at least Threshold performance during the first half of 2009, the first half 2009 PSUs did not result in the issuance of any RSUs. 50% of the granted RSUs vested in February 2011 and the remaining 50% will vest in February 2012.

(4)	The amounts in column (j) are the number of SARs or stock options granted to each of the named executive officers in 2010. These awards vest in equal amounts over three years on the first, second and third anniversaries of the grant date.

(5)	The exercise price for awarded SARs or stock options was the closing price of the Belden shares on the grant date.

OUTSTANDING EQUITY AWARDS AT FISCAL YEAR-END

	Option Awards						Stock Awards
									Equity
									Incentive
								Equity	Plan
								Incentive	Awards:
			Equity					Plan	Market
			Incentive					Awards:	or Payout
			Plan					Number	Value of
			Awards:				Market	of Unearned	Unearned
	Number of	Number of	Number of			Number of	Value of	Shares,	Shares,
	Securities	Securities	Securities			Shares or	Shares or	Units	Units or
	Underlying	Underlying	Underlying			Units of	Units of	or Other	Other
	Unexercised	Unexercised	Unexercised	Option		Stock That	Stock That	Rights That	Rights That
	Options(1)	Options(2)(3)	Unearned	Exercise	Option	Have Not	Have Not	Have Not	Have Not
	(#)	(#)	Options	Price(4)	Expiration	Vested(5)	Vested(6)	Vested	Vested
Name	Exercisable	Unexercisable	(#)	($)	Date	(#)	($)	#	($)
(a)	(b)	(c)	(d)	(e)	(f)	(g)	(h)	(i)	(j)

John Stroup	451,580		-	19.930	10/31/2015	66,150	2,435,643		-

	113,600			25.805	2/22/2016	71,264	2,623,940		-

	107,400			47.705	2/21/2017		-		-

	55,734	27,866		40.960	2/20/2018		-		-

		195,037		37.260	4/1/2018		-		-

	55,934	111,866		11.920	2/24/2019		-		-

		157,653		21.700	2/22/2020

Gray Benoist	29,446		-	33.000	8/24/2016	9,090	334,694		-

	15,500			47.705	2/21/2017	20,250	745,605		-

	16,734	8,366		40.960	2/20/2018	22,804	839,643		-

	17,334	34,666		11.920	2/24/2019		-		-

		50,449		21.700	2/22/2020

Christoph Gusenleitner		25,503		27.780	4/1/2020	11,595	426,928		-

Naresh Kumra	9,400		-	26.380	3/1/2016	15,000	552,300		-

	4,800			47.705	2/21/2017	12,143	447,105		-

	50,000			47.705	2/21/2017		-		-

	11,134	5,566		40.960	2/20/2018		-		-

	12,667	25,333		11.920	2/24/2019		-		-

		41,494		21.700	2/22/2020

Denis Suggs	6,800		-	53.900	6/11/2017	7,250	266,945		-

	9,468	4,732		40.960	2/20/2018	11,625	428,033		-

	9,500	19,000		11.920	2/24/2019	12,143	447,105		-

		41,494		21.700	2/22/2020	8,130	299,347		-

		17,650		25.550	6/11/2020		-		-

(1)	Shows vested options and SARs.

(2)	Shows unvested options and SARs.

(3)	For Mr. Stroup, his 27,866 unexercisable SARs expiring on 2/20/2018 vest on 2/20/11. His 195,037 unexercisable options expiring on 4/1/2018 all vest on 2/21/13. His 111,866 unexercisable SARs expiring on 2/24/2019 vest as follows: 55,933 on 2/24/11 and 55,933 on 2/24/12. His 157,653 unexercisable SARs expiring 2/22/2020 vest as follows: 52,551 on 2/22/11. 52,551 on 2/22/12 and 52,551 on 2/22/13. For Mr. Benoist, his 8,366 unexercisable SARs expiring on 2/20/2018 vest on 2/20/11. His 34,666 unexercisable SARs expiring on 2/24/2019 vest as follows: 17,333 on 2/24/11 and 17,333 on 2/24/12. His 50,449 unexercisable SARs expiring on 2/22/2020 vest as follows: 16,817 on 2/22/11, 16,816 on 2/22/12 and 16,816 on 2/22/13. For Mr. Gusenleitner, his 25,503 unexercisable SARs that expire on 4/1/2020 vest as follows: 8,501 on 4/1/2011, 8,501 on 4/1/12 and 8,501 on 4/1/13. For Mr. Kumra his 5,566 unexercisable SARs that expire on 2/20/2018 vest on 2/20/11. His 25,333 unexercisable SARs that expire on 2/24/2019 vest as follows: 12,667 on 2/24/11 and 12,666 on 2/24/12. His 41,494 unexercisable SARs that expire on 2/22/2020 vest as follows: 13,832 on 2/22/11, 13,831 on 2/22/12 and 13,831 on 2/22/13. For Mr. Suggs his 4,732 unexercisable SARs that expire on 2/20/2018 vest on 2/20/11. His 19,000 unexercisable SARs that expire on 2/24/2019 vest as follows: 9,500 on 2/24/11 and 9,500 on 2/24/12. His 41,494 unexercised SARs that expire on 2/22/2020 vest as follows: 13,832 on 2/22/11, 13,831 on 2/22/12 and 13,831 on 2/22/13. His 17,650 unexercised SARs that expire on 6/11/2020 vest as follows: 5,884 on 6/11/11, 5,883 on 6/11/12 and 5,883 on 6/11/13.

(4)	The exercise price of option and SAR awards granted since 2008 was the closing price of Belden shares on the grant date. The exercise price of option and SAR awards granted prior to 2008 was the average of the high and low prices of Belden shares on the grant date.

(5)	Mr. Stroup’s 66,150 restricted stock units (“RSUs”) vest as follows: 33,075 on 2/22/11 and 33,075 on 2/22/12. His 71,264 RSUs vest as follows: 35,632 on 2/22/13, 17,816 on 2/22/14 and 17,816 on 2/22/15. Mr. Benoist’s 9,090 RSUs vest on 8/24/2011. His 20,250 RSUs vest as follows: 10,125 on 2/22/11 and 10,125 on 2/22/12. His 22,804 RSUs vest as follows: 11,402 on 2/22/13, 5,701 on 2/22/14 and 5,701 on 2/22/15. Mr. Gusenleitner’s 11,595 RSUs vest as follows: 5,798 on 4/1/13, 2,899 on 4/1/14 and 2,898 on 4/1/15. Mr. Kumra’s 15,000 RSUs vest as follows: 7,500 on 2/22/11 and 7,500 on 2/22/12. His 12,143 RSUs vest as follows: 6,072 on 2/22/13, 3,036 on 2/22/14 and 3,035 on 2/22/15. Mr. Suggs’ 7,250 RSUs vest on June 11, 2012. His 11,625 RSUs vest as follows: 5,813 on 2/22/11 and 5,812 on 2/22/12. His 12,143 RSUs vest as follows: 6,072 on 2/22/13, 3,036 on 2/22/14 and 3,035 on 2/22/15. His 8,130 RSUs vest on 6/11/13.

(6)	The market value represents the product of the number of shares and the closing market price of Belden shares on December 31, 2010 ($36.82).

OPTION EXERCISES AND STOCK VESTED

	Option Awards		Stock Awards
	Number of Shares			Value Realized
	Acquired on	Value Realized on	Number of Shares	on
	Exercise	Exercise	Acquired on Vesting	Vesting(1)
Name	(#)	($)	(#)	($)
(a)	(b)	(c)	(d)	(e)

John Stroup	-	-	155,983.38	4,410,040

Gray Benoist	-	-	5,625	122,203

Christoph Gusenleitner	-	-	-	-

Naresh Kumra	-	-	1,800	39,105

Denis Suggs	-	-	2,475	53,769

(1)	The dates on which the executive officers had stock awards vest and the applicable fair market values on those days are as follows: 2/20/2010 – $21.725 and 10/31/2010 – $28.2725. When the vesting date falls on a trading day, the fair market value is the average of the high and low trading prices of Belden shares on that day. When the vesting date falls on a non-trading day, the fair market value is the average of (a) the average of the high and low trading prices of Belden shares on the trading day immediately preceding the vesting date and (b) the average of the high and low trading prices of Belden shares on the trading day immediately following the vesting date. Mr. Stroup acquired 155,983.38 shares on 10/31/2010. Mr. Benoist acquired 5,625 shares on 2/20/2010. Mr. Kumra acquired 1,800 shares on 2/20/2010. Mr. Suggs acquired 2,475 shares on 2/20/2010.

PENSION BENEFITS

			Present Value of
		Number of Years	Accumulated	Payments During
		Credited Service	Benefit(2)	Last Fiscal Year
Name	Plan Name(1)	(#)	($)	($)
(a)	(b)	(c)	(d)	(e)

John Stroup	Pension Plan	5.2	79,986	-

	Excess Plan		505,079	-

Gray Benoist	Pension Plan	4.4	67,832	-

	Excess Plan		144,724	-

Christoph Gusenleitner	Pension Plan	0	-	-

	Excess Plan		-	-

Naresh Kumra(3)	Pension Plan	4.8	5,950	-

	Excess Plan		172,035	-

Denis Suggs	Pension Plan	3.6	55,463	-

	Excess Plan		68,858	-

(1)	Each of the named executive officers participates in the Belden Wire & Cable Company Pension Plan (“Pension Plan”) and the Belden Wire & Cable Company Supplemental Excess Defined Benefit Plan (“Excess Plan”) with the exception of Messrs. Gusenleitner and Kumra, who do not participate in the U.S. plan because they reside outside of the U.S. The Pension Plan is a cash balance plan. The account of each participant increases on an annual basis by 4% of the participant’s eligible compensation up to the Social Security wage limit ($106,800 for 2010) and by 8% of the participant’s eligible compensation in excess of the Social Security wage limit up to the limit on compensation that may be taken into account by a plan qualified under the Internal Revenue Code ($245,000 for 2010). The Excess Plan provides the benefit to the participant that would have been available under the Pension Plan if there were not a limit on compensation that may be taken into account by a plan qualified under the Internal Revenue Code. In general, eligible compensation for a participant includes base salary plus any amount earned under the annual cash incentive plan. Upon retirement, participants in the Pension Plan may elect a lump sum distribution or a variety of annuity options. Upon retirement, participants in the Excess Plan may elect a lump sum distribution.

(2)	The computation of the value of accumulated benefit for each individual incorporates a 5.0% discount rate, an interest credit rate of 4.5%, and an expected retirement age of 65.

(3)	Mr. Kumra previously participated in the Pension Plan, but is no longer participating since he is no longer living in the U.S. and is not subject to U.S. taxes and is thus, no longer eligible for the U.S. Pension Plan. Mr. Kumra does participate in a non-U.S. cash balance retirement plan.

NONQUALIFIED DEFERRED COMPENSATION*

	Executive	Registrant		Aggregate	Aggregate
	Contributions in	Contributions in	Aggregate Earnings	Withdrawals/	Balance at
	Last FY	Last FY	in Last FY	Distributions	Last FYE
Name	($)	($)	($)	($)	($)
(a)	(b)	(c)	(d)	(e)	(f)
John Stroup	84,959	60,070	25,745	-	961,240
Gray Benoist	39,226	24,799	7,426	-	291,137
Christoph Gusenleitner	-	-	-	-	-
Naresh Kumra	-	-	161	-	5,708
Denis Suggs	40,535	21,057	2,585	-	121,844

*	Each of Messrs. Stroup, Benoist and Suggs participates in the Belden Supplemental Excess Defined Contribution Plan. Amounts reflected in column (c), but not those in column (d), have been reflected in column (i) of the Summary Compensation Table. A portion of amounts included in column (f), attributable to years prior to 2006, were not reported as compensation in such years.

EMPLOYMENT, SEVERANCE AND CHANGE-IN-CONTROL ARRANGEMENTS

The Company has written agreements with each of the named executive officers. The Compensation Committee (with the assistance of Deloitte and management) reviewed the key provisions of the executive employment agreements to ensure they were competitive, based on peer group and market survey data.

John Stroup. Mr. Stroup entered into an employment agreement with the Company, effective October 31, 2005, and it was amended and restated in 2008. The amended agreement is for a term through October 31, 2011 and is subject to earlier termination based on disability, death, termination by the Company, with or without cause, and before or after a change in control of the Company. Mr. Stroup’s current base salary of $800,000 per year is subject to annual review. He is entitled to participate in the Company’s long-term incentive plan, annual cash incentive plan, and all other employment benefit plans available to senior executives. His target annual cash incentive award is 130% of his base salary. In 2008, Mr. Stroup received a retention option award having a grant date value of $3 million. The options vest in five years and were granted at the closing price of Belden shares on the grant date. Upon his appointment, Mr. Stroup received an inducement equity award of 451,580 stock options with an exercise price equal to the fair market value of Belden stock ($19.93). The options vested in equal installments over three years and expire in ten years. Also as a part of his inducement award upon his appointment, Mr. Stroup received an award of 150,526 RSUs that vested during 2010 on the fifth anniversary of his hire. Amounts payable in the event of Mr. Stroup’s separation of employment are noted below under “Potential Payments upon Termination or Change in Control.”

Gray Benoist. Mr. Benoist entered into an employment agreement with the Company, effective August 24, 2006, and it was amended and restated in 2008. The agreement’s initial term is for five years and is subject to earlier termination based on disability, death, termination by the Company, with or without cause, and before or after a change in control of the Company. Mr. Benoist’s base salary of $412,000 per year is subject to annual review. Mr. Benoist is entitled to participate in the Company’s long-term incentive plan, annual cash incentive plan, and all other employment benefit plans available to senior executives. His target annual cash incentive award is 85% of his base salary. Upon his appointment, Mr. Benoist received an inducement equity award of 29,446 SARs with an exercise price equal to the fair market value of Belden stock on that date ($33.00). The SARs vested in equal installments over three years and expire in ten years. Also upon his appointment, Mr. Benoist received an award of 9,090 RSUs (which vest in five years and will be paid in Company stock upon vesting) and an award of 15,151 PSUs. The PSUs were based on achieving target performance for 2006 and in February 2007, the Compensation Committee awarded Mr. Benoist 22,727 RSUs for the attainment of the 2006 PSU goals. The RSUs vested equally over two years. Amounts payable in the event of separation of Mr. Benoist’s employment are noted below under “Potential Payments upon Termination or Change in Control.”

Christoph Gusenleitner. Mr. Gusenleitner entered into an employment agreement with the Company, effective April 1, 2010. The agreement can be terminated by the Company on six months prior notice, with an effective termination date no earlier than May 31, 2013. The agreement also is subject to earlier termination based on disability, death and retirement. Mr. Gusenleitner’s base salary of €270,000 per year (approximately $358,530) is subject to annual review. He is entitled to a one-time “sign-on” bonus if still employed by the Company on April 1, 2011. Mr. Gusenleitner is entitled to participate in the Company’s long-term incentive plan, annual cash incentive plan, and all other employment benefit plans available to senior executives based in Europe, including quarterly contributions to a German private pension. His target annual cash incentive award is 70% of his base salary. For 2010, the agreement guaranteed him a minimum payout of €97,500. Upon his appointment, Mr. Gusenleitner received equity awards comparable to those he would have received had he been employed at the time of the annual award cycle in February 2010. Amounts payable in the event of Mr. Gusenleitner’s separation of employment are noted below under “Potential Payments upon Termination or Change in Control.”

Naresh Kumra. Mr. Kumra entered into an employment agreement with the Company, effective April 1, 2010. The agreement’s initial term is for three years and is subject to earlier termination based on disability, death, termination by the Company, with or without cause, and before or after a change in control of the Company. The agreement reflects his continuing employment with the Company at an annual base salary of 17,536,574 Indian Rupee (approximately $383,700). His base salary is subject to annual review. Mr. Kumra is entitled to participate in the Company’s long-term incentive plan, annual cash incentive plan and all other employment benefit plans available to senior executives. His target annual cash incentive award is 70% of his base salary. Amounts payable in the event of his separation of employment are noted below under “Potential Payments upon Termination or Change in Control.”

Denis Suggs. Mr. Suggs entered into an employment agreement with the Company, effective June 11, 2007, and it was amended and restated in 2008. The agreement’s initial term is for three years and is subject to earlier termination based on disability, death, termination by the Company, with or without cause, and before or after a change in control of the Company. In connection with its renewal in 2010, his annual base salary was increased to $450,000 and is subject to annual review. Mr. Suggs is entitled to participate in the Company’s long-term incentive plan, annual cash incentive plan and all other employment benefit plans available to senior executives. His target annual cash incentive award is 70% of his base salary. Amounts payable in the event of his separation of employment are noted below under “Potential Payments upon Termination or Change in Control.”

POTENTIAL PAYMENTS UPON TERMINATION OR CHANGE-IN-CONTROL

The following discussion does not pertain to Mr. Gusenleitner, who, except in the case of a termination for cause, is entitled to remuneration through the effective termination date of his employment agreement, which can be no earlier than May 31, 2013. The remaining NEO’s employment agreements with the Company provide for the potential payment of severance and other benefits upon certain terminations of employment. In addition, pursuant to the terms of the Company’s equity incentive plans, upon certain termination events, each executive will be entitled to acceleration of his outstanding and unvested equity awards.

Termination not for cause prior to a change in control

Pursuant to the employment agreements, in the event a named executive officer is terminated without “cause,” as defined below, the executive will be entitled to receive:

■	severance payments equal to the sum of the officer’s current base salary plus his annual target bonus (multiplied by 1.5 in the case of Mr. Stroup), payable in equal semi-monthly installments over a twelve-month period (eighteen months in the case of Mr. Stroup);

■	any unpaid bonus earned with respect to any fiscal year ending on or prior to the date of termination;

■	in the case of Messrs. Benoist and Suggs, the unvested portion of certain equity awards granted on the original date of employment, will vest on the date of termination; and

■	continued participation in the Company’s medical and dental plans for twelve months (eighteen months for Mr. Stroup).

Pursuant to the employment agreements, “cause” is defined to include the officer’s:

■	willful and continued failure to perform his duties following appropriate opportunities to cure the deficiencies;

■	conviction of a felony or any crime involving moral turpitude;

■	lack of authority to enter the employment agreement without violating another agreement to which officer was a party; and

■	gross misconduct in the performance of his employment duties.

Termination not for cause by the Company or for good reason by the officer after a change in control

Each employment agreement provides that if, within two years following a “change in control,” as defined below, the officer is terminated without cause or resigns for “good reason,” the officer will be entitled to receive:

■	severance payments equal to the sum of the officer’s current base salary plus his annual target bonus multiplied by two, payable in equal semi-monthly installments over a 24-month period;

■	any unpaid bonus earned with respect to any fiscal year ending on or prior to the date of termination;

■	unvested equity awards vest upon the “change in control”;

■	continued participation in the Company’s medical and dental plans for 24 months; and

■	if necessary, a gross-up payment to cover the officer’s excise tax liability under IRC Section 280G where the present value of his payments is more than 110% of the threshold at which such amounts become an excess parachute payment under IRC Section 280G. Starting in 2010, this gross-up feature is not offered to new executive officers.

A “change in control” of the Company generally will occur when a person acquires more than 50% of the outstanding shares of the Company’s stock or a majority of the Board consists of individuals who were not approved by the Board. Upon a change in control in the Company, the named executive officers will have the right for a period of two years to leave the Company for “good reason” and receive the amounts set out above should the scope of their employment with the Company “negatively and materially” change.

Death/Disability

The Company provides long-term disability coverage and life insurance coverage for the executive officers on terms consistent with and generally available to all salaried employees. Upon the officer’s death or disability, the officer, or the officer’s heirs will be entitled to receive:

■	any unpaid bonus earned with respect to any fiscal year ending on or prior to the date of termination; and

■	unvested equity awards vest immediately.

Retirement

Under the Company’s equity plans, an employee who has reached the age of 55 can voluntarily retire from the Company with the result that all unvested equity awards that were granted at least one year prior to the retirement date (longer for portions of certain multi-year grants) shall immediately vest in full and any options or stock appreciation rights are eligible for exercise for the shorter of three years or the original term of the award. Messrs. Stroup, Gusenleitner, Kumra and Suggs are not currently eligible for retirement.

Estimate of Payments

The estimated payments owed to each officer upon the various termination events are based on the following assumptions and/or exclusions:

■	it is assumed that each triggering event occurred on December 31, 2010 and that the value of our common stock was the closing market price of our stock on that date, or $36.82 (in the case of Termination not for cause by the Company or for good reason by the officer after a change in control, it is assumed that the change in control and the termination both occurred on December 31, 2010);

■	the payments do not include any amounts earned and owed to the officer as of the termination date, such as salary earned to date, unreimbursed expenses or benefits generally available to all employees of the Company on a non-discriminatory basis (the 2010 Non-Equity Incentive Plan Compensation is included based on the technical requirement that an employee must be employed on January 1, 2011 to earn the 2010 bonus. The officers’ employment agreements would entitle them to receive the 2010 bonus even if termination occurred on December 31, 2010);

■	the payments include only additional benefits that result from termination and do not include any amounts or benefits earned, vested, accrued or owing under any plan. See “Outstanding Equity Awards at Fiscal Year-End”, “Pension Benefits” and “Nonqualified Deferred Compensation”; and

■	in performing calculations for determining whether a Section 280G gross-up payment was applicable, no reductions were made to the hypothetical severance amounts to allocate amounts as reasonable compensation or to a non-competition agreement. The values placed on the acceleration of previously unvested equity awards were consistent with the regulations set out under Section 280G and the methodology was consistent with our standard practices for determining fair value of equity awards for our financial statements. Section 280G is not applicable to Messrs. Gusenleitner and Kumra as they are not U.S. citizens and do not reside in the U.S.

			Accelerated Vesting of Equity Value
		2010 Non-
		Equity	Restricted	Stock	Welfare	Excise Tax
	Aggregate	Incentive Plan	Stock	Options/	Benefits	Gross-up
Name	Severance	Compensation	Units	SARs	Continuation	Payment		Total
John Stroup
Termination not for cause prior to a change in control	$2,415,000	$1,326,780	-	-	$18,294	-		$3,760,074
Termination not for cause by the Company or for good reason by the officer after a change in control	$3,220,000	$1,326,780	$5,087,066	$5,169,177	$24,392	$2,433,899		$17,261,314
Death/Disability	-	$1,326,780	$5,087,066	$5,169,177	-	-		$11,583,023
Retirement	-	-	-	-	-	-		-

Gray Benoist
Termination not for cause prior to a change in control	$762,200	$446,770	$342,875	-	-	-		$1,551,845
Termination not for cause by the Company or for good reason by the officer after a change in control	$1,524,400	$446,770	$1,936,734	$1,625,972	-	$(145,326	)(1)	$5,388,550
Death/Disability	-	$446,770	$1,936,734	$1,625,972	-	-		$4,009,476
Retirement	-	-	$1,092,530	$863,183	-	-		$1,955,713

Christoph Gusenleitner
Termination not for cause prior to a change in control	$1,169,706	$216,080	-	-	-	-		$1,385,786
Termination not for cause by the Company or for good reason by the officer after a change in control	$1,169,706	$216,080	$428,667	$230,547	-	-		$2,045,000
Death/Disability	-	$216,080	$428,667	$230,547	-	-		$875,294
Retirement	-	-	-	-	-	-		-

Naresh Kumra
Termination not for cause prior to a change in control	$652,290	$254,190	-	-	$13,397	-		$919,877
Termination not for cause by the Company or for good reason by the officer after a change in control	$1,304,580	$254,190	$1,004,834	$1,258,181	$26,794	-		$3,848,579
Death/Disability	-	$254,190	$1,004,834	$1,258,181	-	-		$2,517,205
Retirement	-	-	-	-	-	-		-

Denis Suggs
Termination not for cause prior to a change in control	$765,000	$427,140	$272,020	-	$12,196	-		$1,476,356
Termination not for cause by the Company or for good reason by the officer after a change in control	$1,530,000	$427,140	$1,002,537	$1,299,405	$24,392	$847,827		$5,131,301
Death/Disability	-	$427,140	$1,002,537	$1,299,405	-	-		$2,729,082
Retirement	-	-	-	-	-	-		-

(1)	Per Mr. Benoist’s employment agreement, if the present value of the change in control payments calculated in accordance with Section 280G of the Internal Revenue Code (“280G”) is greater than the 280G safe harbor amount, but less than 110% of the 280G safe harbor amount, a reduction in the cash severance is made to avoid a 280G excise tax. Under the hypothetical calculation performed for these purposes, this circumstance resulted.

ITEM II – ADVISORY VOTE ON EXECUTIVE COMPENSATION

The Dodd-Frank Act requires that we include in this proxy statement a non-binding stockholder vote on our executive compensation as described in this proxy statement (commonly referred to as “Say-on-Pay”) and a non-binding stockholder vote to advise on whether the Say-on-Pay vote should occur every one, two or three years.

We encourage stockholders to review the Compensation Discussion and Analysis on pages 18 to 29 and the tabular disclosure that follows it. We believe that our compensation policies and procedures are competitive, are focused on pay for performance principles and are strongly aligned with the long-term interests of our stockholders. Our executive compensation philosophy is based on the belief that the compensation of our employees should be set at levels that allow us to attract and retain employees who are committed to achieving high performance and who demonstrate the ability to do so. We seek to provide an executive compensation package that is driven by our overall financial performance, our increased stockholder value, the success of areas of our business directly impacted by the executive’s performance, and the performance of the individual executive. We view our compensation program as a strategic tool that supports the successful execution of our business strategy and reinforces a performance-based culture. The Company employs an executive compensation program for our senior executives that emphasizes long-term compensation over short-term, with a significant portion weighted toward equity awards. This approach strongly aligns our senior executive compensation with that of our stockholders. We believe that there is a direct correlation between the performance of Belden and the compensation our senior executives receive. We also believe that our annual compensation disclosure is reflective of this correlation and is transparent and helpful to stockholders.

The Say-on-Pay resolution discussed below gives stockholders the opportunity to endorse or not endorse the compensation that we pay to our named executive officers by voting to approve or not approve such compensation as described in this proxy statement.

The Board strongly endorses the Company’s executive compensation program and recommends that the stockholders vote in favor of the following resolution:

RESOLVED, that the compensation paid to the Company’s named executive officers, as disclosed pursuant to Item 402 of Regulation S-K, including the Compensation Discussion and Analysis, compensation tables and narrative discussion, is hereby APPROVED.

Because the vote is advisory, it will not be binding upon the Board or the Compensation Committee and neither the Board nor the Compensation Committee will be required to take any action as a result of the outcome of the vote on this proposal. The Compensation Committee will carefully consider the outcome of the vote when considering future executive compensation arrangements.

THE BELDEN BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE “FOR” THE APPROVAL OF THE COMPANY’S EXECUTIVE COMPENSATION.

ITEM III – VOTE ON FREQUENCY OF ADVISORY VOTES ON EXECUTIVE COMPENSATION

Also, in accordance with the Dodd-Frank Act, we are providing our stockholders with the opportunity to cast an advisory vote regarding the frequency that the stockholders will consider and vote regarding our executive compensation. This is the Say-on-Pay vote discussed in Item II above. Stockholders will be given the opportunity to vote on whether they want the Say-on-Pay vote regarding our executive officers’ compensation to occur every one year, every two years or every three years.

For the following reasons, the Company believes that an advisory vote on executive compensation every three years is the best approach:

■	The Company’s compensation program is designed to induce performance over a multi-year period. For example, as discussed in the Compensation Discussion and Analysis, equity grants in the form of SARs have multi-year vesting, only create value when the Company’s stock price increases, and represent a significant part of the compensation of the named executive officers. A vote held every three years would be more consistent with the Company’s long-term compensation strategy;

■	A three-year vote cycle gives the Board sufficient time to thoughtfully consider the results of the advisory vote and to implement any desired changes to the Company’s executive compensation program; and

■	A three-year cycle will provide investors sufficient time to evaluate the effectiveness of the Company’s short- and long-term compensation strategies and the related business performance of the Company.

Stockholders may cast their vote on the preferred voting frequency by choosing the option of one year, two years, three years or by abstaining from voting in response to the resolution set forth below:

RESOLVED, that the stockholders approve conducting an advisory vote on executive compensation every three years.

The option of one year, two years or three years that receives the highest number of votes cast by stockholders will be the frequency for the advisory vote on executive compensation that has been selected by stockholders. Abstentions will not be counted as a vote on any of the frequency options. However, because this vote is advisory and not binding on the Board or the Company in any way, the Board may decide that it is in the best interest of the stockholders and the Company to hold an advisory vote on executive compensation more or less frequently than the option approved by our stockholders.

THE BELDEN BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE TO
CONDUCT AN ADVISORY VOTE ON EXECUTIVE COMPENSATION EVERY “THREE YEARS”.

ITEM IV – PROPOSAL TO APPROVE THE BELDEN INC. 2011 LONG TERM INCENTIVE PLAN

On March 2, 2011, the Board adopted the Belden Inc. 2011 Long Term Incentive Plan (the “2011 Plan”), subject to approval of Belden’s stockholders. A copy of the 2011 Plan is attached as Appendix I to this proxy statement. If approved, the 2011 Plan will be the plan used for future awards, in place of the 2001 Cable Design Technologies Corporation Long-Term Performance Incentive Plan (the “2001 Plan”).

The Board believes that the 2011 Plan will be an important part of Belden’s overall compensation program. The 2011 Plan will enable Belden to provide competitive levels of compensation needed to attract and retain high-quality executives, managers, employees, and nonemployee directors, and to strengthen the alignment between these individuals and Belden’s stockholders.

The 2011 Plan incorporates the following features:

■	It offers the ability to grant stock options, restricted stock units, performance shares, performance units and cash-based awards;

■	It prohibits reloads, repricing, stock options issued at a discount to fair market value or the transfer of nonqualified stock options or stock appreciation rights by a participant for consideration;

■	It prohibits “liberal” share counting provisions, such as counting only the net number of shares issued upon exercise of a stock appreciation right, or adding back shares withheld to satisfy taxes or tendered to pay the exercise price of a stock option;

■	It prohibits dividends to be paid on unvested performance shares;

■	It requires that all awards can only be made pursuant to the authority of the Board or its Committees; and

■	It limits the 2011 Plan term to ten years.

Description of the 2011 Plan

The 2011 Plan provides Belden the ability to use equity-based awards to attract, retain and motivate its employees. These awards help align employees with Belden’s financial success and will encourage them to devote their best efforts to Belden’s business over the long term. As a result, these awards help advance the interests of Belden and its stockholders.

The 2011 Plan is designed as a flexible share authorization plan, such that the Company’s share authorization is based on the least costly type of award (stock options). Shares issued pursuant to “Full Value Awards” (awards other than stock options or stock appreciation rights which are settled by the issuance of shares, e.g., restricted stock, restricted stock units, performance shares, performance units if settled with stock, or other stock-based awards) count against the 2011 Plan’s share authorization at a rate of 1.90 to 1, while shares issued upon exercise of stock options or stock appreciation rights count against the share authorization at a rate of 1 to 1. The value of an option is compared to a “full value share” to determine a valuation ratio. The Company has used a binominal model provided by an outside institutional stockholder advisory service to determine its valuation ratio. This means that every time an option is granted, the authorized pool of shares is reduced by one (1) share and every time a full value share is granted, the authorized pool of shares is reduced by 1.90 shares.

The 2011 Plan will become effective upon stockholder approval and will terminate ten years later unless terminated sooner.

A summary of the material features of the 2011 Plan is provided below, but does not replace or modify the terms of the 2011 Plan document which is attached as Appendix I to this proxy statement.

2011 Plan Share Limits

The maximum number of shares of common stock authorized to be issued under the 2011 Plan without additional stockholder action is four million, which shall consist of new or treasury shares. Also available (for awards under the 2011 Plan) will be any of the shares already subject to awards granted and outstanding under the 2001 Plan that cease to be subject to such awards for any reason (other than by exercise for, or settlement in, shares). If the 2011 Plan is approved by stockholders, no additional awards will be made after the date of its approval under any of the prior plans, though awards previously granted under the prior plans will remain outstanding in accordance with their terms.

Shares are counted against the authorization only to the extent they are actually issued. Thus, awards which terminate by expiration, forfeiture, cancellation, or otherwise are settled in cash in lieu of shares, or exchanged for awards not involving shares, shall again be available for grant under the 2011 Plan, including those awards granted under prior plans.

Awards of Full Value Awards may be made only if the awards either vest more slowly than prorated annual vesting over a three-year period or vest based on the attainment of performance goals by reference to a performance period of at least 12 months.

Upon stockholder approval of the 2011 Plan, any ungranted shares remaining in the 2001 Plan pool will not be granted in the future.

Overhang

The equity overhang, or the percentage of outstanding shares (plus shares that could be issued pursuant to the 2011 Plan) represented by all stock incentives awarded and those available for future awards under all Plans was 14.37% (calculated as all shares issuable upon exercise of outstanding stock options and vesting of outstanding restricted stock and restricted stock units plus shares available for future award divided by (a) basic common shares outstanding + (b) shares in the numerator).

The following table displays the overhang based on actual Company data as of April 1, 2011 and assuming approval of the 2011 Plan.

EQUITY COMPENSATION PLAN INFORMATION ON APRIL 1, 2011
(assuming approval of this proposal)

				Weighted
				Average
			Weighted	Remaining Years	Number of Securities
	Number of		Average	of	Remaining Available for
	Securities to be		Exercise Price	Contractual	Future Issuance Under
	Issued Upon		of	Life of	Equity Compensation Plans
	Exercise of		Outstanding	Outstanding	(Excluding Securities
Plan Category	Outstanding Options		Options	Options	Reflected in Column A)
Equity Compensation Plans Approved by Stockholders(1)	2,972,708	(2)	27.9664	7.68	4,000,000	(3)

Equity Compensation Plans Not Approved by Stockholders(4)	305,080	(5)	19.8466	4.55	0

Total	3,277,788		27.2107	7.38	4,000,000

(1)	Consists of the Belden Inc. Long-Term Incentive Plan (the “1993 Plan”); the Belden Inc. 2003 Long-Term Incentive Plan (the “2003 Plan”); and the Cable Design Technologies Corporation 2001 Long-Term Performance Incentive Plan (the “2001 Plan”). The 1993 Plan has expired, but stock option awards remain outstanding under this plan. No further awards can be issued under the 2003 Plan. If the 2011 Plan is approved, no further a1wards will be issued under the 2001 Plan.

(2)	Consists of 23,500 shares under the 1993 Plan; 87,298 shares under the 2003 Plan; and 2,861,910 shares under the 2001 Plan. All of these shares pertain to outstanding stock options or stock appreciation rights (“SARs”).

(3)	Consists of the 4,000,000 shares under the 2011 Plan for which stockholder approval is being sought.

(4)	Consists of the Cable Design Technologies Corporation 1999 Long-Term Performance Incentive Plan (the “1999 Plan”) and the Executive Employment Agreement between the Company and John Stroup dated September 26, 2005.

(5)	Consists of 3,500 shares under the 1999 Plan and 301,580 shares under Mr. Stroup’s Employment Agreement.

As of April 1, 2011, the Company had 666,981 outstanding full-value awards, in the form of restricted stock awards and restricted stock units. The number of basic common shares outstanding on April 1, 2011 was 47,354,641.

Burn Rate

As discussed in this Proxy Statement, the Company utilizes equity awards to attract, retain and motivate our talent. We balance this practice with the interests of our stockholders in non-dilution. The proxy advisory firm, Institutional Shareholder Services (“ISS”) has devised an industry-specific model of acceptable equity award burn rate. ISS calculates burn rate as (a) the number of equity awards granted during a given year, divided by (b) the weighted average shares outstanding for the year. ISS’s model calls for Belden’s PSUs to be counted in the year in which they convert to RSUs. Based on ISS’s applicable measure of Belden’s stock volatility, our RSUs are multiplied by a factor of 2.0.

The following table sets forth information regarding awards granted and earned, the burn rate for each of the last three years, and the average burn rate over the last three years:

	2008	2009	2010	3-Year Average
SARs and options granted(a)	637,233	871,100	807,892	772,075
RSUs granted(b)	219,237	176,338	447,502	281,026
RSUs earned based on PSUs(c)	84,150	—	229,950	104,700
Numerator (a + (2.0 X (b + c)))	1,244,007	1,223,776	2,162,796	1,543,526
Weighted average shares outstanding (Denominator)	44,692,300	46,593,866	46,804,507	46,030,224
Burn Rate	2.78%	2.63%	4.62%	3.34%

The Company’s three-year average burn rate of 3.34% is the highest acceptable rate for Belden’s Global Industry Classification Standard (“GICS”) group. Clearly, the decision to make a three-year grant of RSUs in 2010 caused the rate to spike. Without making any specific pledge, the Company would anticipate the burn rate to decrease in 2011 and 2012, as a majority of the eligible participants will not receive full-value awards in those years.

Participant Award Limits

The 2011 Plan also imposes annual per-participant award limits for employees. The annual per-participant limits are as follows:

Award(s)	Annual Limit
Stock-Based Awards	400,000 shares, plus any unused limit from prior years
Cash-Based Awards	$5,000,000, plus any unused limit from prior years

The number of shares that may be issued or subject to outstanding awards, the option price or grant price applicable to outstanding awards, the annual per-participant award limits, and other value determinations are subject to adjustment by the Compensation Committee of the Board (the “Compensation Committee” or “Committee”) to reflect stock dividends, stock splits, reverse stock splits, and other corporate events or transactions, including without limitation distributions of stock or property other than normal cash dividends. The Compensation Committee may also make adjustments to reflect unusual or nonrecurring events.

Administration

The Compensation Committee is responsible for administering the 2011 Plan and has the discretionary power to interpret the terms and intent of the 2011 Plan and any related documentation, to determine eligibility for awards and the terms and conditions of awards, and to adopt rules, regulations, forms, instruments, and guidelines. The Committee may delegate administrative duties and powers to one or more of its members or to one or more officers, agents, or advisors. The Committee may also delegate to one or more Belden officers the power to designate other employees (other than officers subject to Section 16 of the Securities Exchange Act of 1934, as amended) to be recipients of awards.

Eligibility

Employees of Belden and its affiliates and/or subsidiaries and nonemployee directors of Belden and its subsidiaries who are selected by the Compensation Committee are eligible to participate in the 2011 Plan. There are currently approximately 2,200 eligible employees, and eleven eligible nonemployee directors.

Types of Awards

The 2011 Plan provides that the Compensation Committee may grant awards of various types. A description of each of the types of awards follows.

Stock Options.  The Committee may grant both incentive stock options (“ISOs”) and nonqualified stock options (“NQSOs”) under the 2011 Plan. Eligibility for ISOs is limited to employees of Belden and its subsidiaries. The exercise price for options cannot be less than the fair market value of Belden common stock as of the date of grant. The latest expiration date cannot be later than the tenth (10th) anniversary of the date of grant. Fair market value under the 2011 Plan may be determined by reference to market prices on a particular trading day or on an average of trading days. The Company’s current practice is to determine the Fair Market Value as the closing price on the date of the grant. The exercise price may be paid with cash or its equivalent, with previously acquired shares of common stock, or by other means approved by the Committee, including by means of a broker-assisted exercise.

Stock Appreciation Rights.  The Committee may grant stock appreciation rights (“SARs”) under the 2011 Plan either alone or in tandem with stock options. The grant price of an SAR cannot be less than the fair market value of Belden common stock as of the date of grant. The grant price of an SAR granted in tandem with a stock option will be the same as the option price of the tandem option. SARs cannot be exercised later than the tenth (10th) anniversary of the date of grant.

Freestanding SARs may be exercised on such terms as the Committee determines and tandem SARs may be exercised by relinquishing the related portion of the tandem option. Upon exercise of a SAR, the holder will receive from Belden shares of common stock, equal in value to the difference between the fair market value of the common stock subject to the SAR, determined as described above, and the grant price.

Restricted Stock and Restricted Stock Units.  The Committee may award restricted common stock and restricted stock units. Restricted stock awards consist of shares of stock that are transferred to the participant subject to restrictions that may result in forfeiture if specified conditions are not satisfied. Restricted stock unit awards result in the transfer of shares of stock to the participant only after specified conditions are satisfied. A holder of restricted stock is treated as a current stockholder and is entitled to dividend and voting rights, whereas the holder of a restricted stock unit award is treated as a stockholder with respect to the award only when the shares of common stock are delivered in the future. The Committee will determine the restrictions and conditions applicable to each award of restricted stock or restricted stock units.

Performance Share and Performance Unit Awards.  Performance share and performance unit awards may be granted under the 2011 Plan. Performance shares will have an initial value that is based on the fair market value of the stock as of the date of grant. Performance unit awards will have an initial value that is determined by the Committee. Such awards will be earned only if performance goals over performance periods established by or under the direction of the Committee are met. The performance goals may vary from participant to participant, group to group, and period to period. The performance goals for performance share and performance unit awards and any other awards granted under the 2011 Plan that are intended to constitute “qualified performance-based compensation” will be based upon one or more of the following:

Financial Metrics:

■	Net sales or revenue growth;

■	Return measures (including, but not limited to return on invested capital, assets, capital, equity, sales);

■	Gross profit margin;

■	Operating expense ratios;

■	Operating expense targets;

■	Productivity ratios;

■	Operating income;

■	Gross or operating margins;

■	Earnings before or after taxes, interest, depreciation and/or amortization;

■	Net earnings or net income (before or after taxes);

■	Earnings per share;

■	Cash flow (including, but not limited to, operating cash flow, free cash flow, cash flow return on equity, and cash flow return on investment);

■	Working capital targets;

■	Capital expenditures;

■	Share price (including, but not limited to, growth measures and total stockholder return);

■	Appreciation in the fair market value or book value of the common stock;

■	Economic value added (net operating profit after tax minus the sum of capital multiplied by the cost of the capital);

■	Total stockholder return;

■	Debt to equity ratio / debt levels; and

■	Organic or inorganic growth.

Non-financial Metrics:

■	Customer satisfaction / service (relative improvement);

■	Market share;

■	Employee satisfaction / engagement;

■	Employee retention / attrition;

■	Safety;

■	Diversity; and

■	Inventory control / efficiency.

The Compensation Committee will determine whether the performance targets or goals that have been chosen for a particular performance award have been met and may provide in an award that any evaluation of performance may include or exclude any of the following that are objectively determinable and that occur during the performance period to which the award is subject: asset write-downs, litigation, claims, judgments, or settlements; the effect of changes in tax laws, accounting principles, or other laws or provisions affecting reporting results; any reorganization and restructuring programs; extraordinary nonrecurring items as described in FASB Accounting Standards Codification 225-20 – Extraordinary and Unusual Items and/or in management’s discussion of financial condition and results of operations appearing in Belden’s annual report to stockholders for the applicable year; acquisitions or divestitures; and foreign exchange gains and losses.

Awards that are designed to qualify as performance-based compensation may not be adjusted upward. However, the Compensation Committee has the discretion to adjust these awards downward. In addition, the Committee has the discretion to make awards that do not qualify as performance-based compensation. Generally, awards may be paid in the form of cash, shares of common stock, or in any combination, as determined by the Committee.

Cash-Based Awards.  The Compensation Committee may grant cash-based awards under the 2011 Plan that specify the amount of cash to which the award pertains, the conditions under which the award will be vested and exercisable or payable, and such other conditions as the Committee may determine that are consistent with the terms of the 2011 Plan. Although based on a specified amount of cash, cash-based awards may be paid, in the Committee’s discretion, either in cash or by the delivery of shares of common stock.

Other Stock-Based Awards.  The Compensation Committee may grant equity-based or equity-related awards, referred to as “other stock-based awards,” other than options, SARs, restricted stock, restricted stock units, performance shares, or performance units. The terms and conditions of each other stock-based award shall be determined by the Committee. Payment under any other stock-based award will be made in shares of common stock or cash, as determined by the Committee.

Dividend Equivalents

Unless otherwise provided by the Compensation Committee, dividend equivalents shall be granted for each Full Value Award not entitled to dividends based on the dividends declared on shares of common stock that are subject to such Full Value Award, to be credited as of dividend payment dates, during the period between the date the Full Value Award is granted and the date the Full Value Award is exercised, vests or expires. Such dividend equivalents shall be converted to cash or additional shares of common stock by such formula and at such time and subject to such limitations as may be determined by the Committee. Under no circumstances may dividend equivalents be granted for any Option, SAR or Full Value Award which has its vesting or grant dependent upon achievement of one or more Performance Measures.

Termination of Employment

The Compensation Committee will determine how each award will be treated following termination of the holder’s employment with or service for Belden, including the extent to which unvested portions of the award will be forfeited and the extent to which Options, SARs, or other awards requiring exercise will remain exercisable.

Treatment of Awards Upon a Change in Control

In the event of a “change in control” of Belden, as defined in the 2011 Plan, then unless otherwise provided in an award agreement, any outstanding option or SAR shall become fully exercisable, and any outstanding restricted stock, restricted stock units, other stock-based awards, or other award that was forfeitable shall become non-forfeitable and fully vested, and, to the extent applicable, shall be converted into shares of Belden common stock. Any payout or conversion of a performance-based award shall be done assuming performance was “at target” for the applicable performance period.

Treatment of Awards Upon Disposition of a Facility or Operating Unit

If Belden closes or disposes of a facility or operating unit or sells or otherwise disposes of a subsidiary, then with respect to awards held by participants employed at the facility, unit, or subsidiary, the Committee may, but need not, to the extent consistent with Section 409A of the Internal Revenue Code of 1986 as amended (“Code”) (if applicable), (i) accelerate the exercisability of the awards, (ii) remove any restrictions applicable to the awards, and/or (iii) extend for up to five years the period during which the awards may be exercised.

Amendment of Awards or 2011 Plan, and Adjustment of Awards

The Compensation Committee may at any time alter, amend, modify, suspend, or terminate the 2011 Plan or any outstanding award in whole or in part. No amendment of the 2011 Plan will be made without stockholder approval if stockholder approval is required by law or stock exchange rule. No amendment may adversely affect the rights of any participant without his or her consent under an outstanding award, unless specifically provided for in the 2011 Plan.

Additional Provisions

Under no circumstances may a participant transfer an NQSO or a SAR for consideration. Neither ISOs nor, except as the Compensation Committee otherwise expressly determines, other awards may be transferred other than by will or by the laws of descent and distribution. During a recipient’s lifetime, an ISO and NQSO, except as the Committee may determine, other non-transferable awards requiring exercise, may be exercised only by the recipient.

If provided in the award agreement or an associated agreement, a participant’s rights to an award may be subject to the participant agreeing to not compete with Belden or any of its subsidiaries, and to not solicit Belden’s customers or employees. In addition, participants generally shall be subject to nondisclosure and non-disparagement requirements, as well as other requirements consistent with protecting the interests of the stockholders and Belden.

A breach of these restrictions may result in cancellation of awards or the recovery by Belden of gain realized under an award.

Except as contemplated in Belden’s 2004 Non-Employee Director Deferred Compensation Plan, generally deferrals of compensation, as defined under Code Section 409A, are not permitted under the 2011 Plan. However, the Committee may permit a participant to defer compensation received under the 2011 Plan in accordance with the requirements of Code Section 409A.

To comply with the laws in other countries in which Belden or its affiliates and/or subsidiaries operate or may operate or have employees or directors, the Committee may establish subplans under the 2011 Plan and modify the terms of the awards made to such employees, and directors.

Nonemployee Director Awards

The 2011 Plan will also be used to grant equity awards to nonemployee directors, so that they too will develop a sense of proprietorship and personal involvement in the development and financial success of Belden and so that their interests will be more closely aligned with those of Belden’s stockholders.

No more than 750,000 shares in total may be issued to nonemployee directors, and no nonemployee director may receive an award for more than 15,000 shares in any calendar year.

Nonemployee directors can be granted any of the awards available under the 2011 Plan except ISOs, which are only available for employees. The Board shall from time to time determine the nature and number of awards to be granted to nonemployee directors.

New Plan Benefits

The future benefits or amounts that would be received under the 2011 Plan by executive officers, nonemployee directors and nonexecutive officer employees are discretionary and are therefore not determinable at this time. The benefits or amounts that would have been received by or allocated to such persons for the last completed fiscal year if the 2011 Plan had been in effect would not have differed from the benefits and amounts received by those persons under the 2001 Plan.

Federal Income Tax Consequences

The following discussion summarizes certain federal income tax consequences of the issuance and receipt of stock options under the 2011 Plan under the law in effect on the date of this proxy statement. The summary does not purport to cover all federal employment tax or other federal tax consequences that may be associated with the 2011 Plan, nor does it cover state, local, or non-U.S. taxes.

Qualified or Incentive Stock Options (“ISOs”)

In general, an optionee realizes no taxable income upon the grant or exercise of an ISO. However, the exercise of an ISO may result in an alternative minimum tax liability to the optionee. With some exceptions, a disposition of shares purchased under an ISO within two (2) years from the date of grant or within one (1) year after exercise produces ordinary income to the optionee equal to the value of the shares at the time of exercise less the exercise price. The same amount is deductible by Belden as compensation. Any additional gain recognized in the disposition is treated as a capital gain for which Belden is not entitled to a deduction.

Nonqualified Stock Options (“NQSOs”)

In general, in the case of a NQSO, the optionee has no taxable income at the time of grant but realizes income in connection with exercise of the option in an amount equal to the excess (at the time of exercise) of the fair market value of shares acquired upon exercise over the exercise price. For employee optionees, the same amount is deductible by Belden as compensation, provided that income taxes are withheld from the employee. Upon a subsequent sale or exchange of the shares, any recognized gain or loss after the date of exercise is treated as capital gain or loss for which Belden is not entitled to a deduction. In general, an ISO that is exercised by the optionee more than three months after termination of employment is treated as a NQSO. ISOs are also treated as NQSOs to the extent they first become exercisable by an individual in any calendar year for shares having a fair market value (determined as of the date of grant) in excess of one hundred thousand dollars ($100,000).

Other

Awards under the 2011 Plan may be subject to tax withholding. Where an award results in income subject to withholding, participants may satisfy their tax withholding requirements by causing shares of common stock to be withheld. Otherwise, Belden may require the participant to remit the necessary taxes to Belden.

In general, under Code Section 162(m), remuneration paid by a public corporation to its chief executive officer or any of its other top three named executive officers (excluding the CFO), ranked by pay, is not deductible to the extent it exceeds one million dollars ($1,000,000) for any year. Taxable payments or benefits under the 2011 Plan may be subject to this deduction limit. However, under Code Section 162(m), qualifying performance-based compensation, including income from stock options, SARs and other performance-based awards that are made under stockholder-approved plans and that meet certain other requirements, is exempt from the deduction limitation. The 2011 Plan has been designed so that the Committee in its discretion may grant qualifying exempt performance-based awards under the 2011 Plan.

Under the “golden parachute” provisions of the Code, the accelerated vesting of stock options, restricted stock and benefits paid under other awards in connection with a change in control of a corporation may be required to be valued and taken into account in determining whether participants have received compensatory payments, contingent on the change in control, in excess of certain limits. If these limits are exceeded, a portion of the amounts payable to the participant may be subject to an additional federal excise tax of 20%, and may be nondeductible to the corporation.

THE BOARD RECOMMENDS A VOTE “FOR” THE PROPOSAL TO APPROVE THE
2011 LONG-TERM INCENTIVE PLAN.

OTHER MATTERS

The Company knows of no other matters that will be brought before the annual meeting. If other matters are introduced, the persons named in the proxy as the proxy holders will vote on such matters in their discretion.

March 2, 2011
Appendix I

BELDEN INC. 2011 LONG TERM INCENTIVE PLAN

Article 1.	Establishment, Purpose, and Duration

1.1         Establishment.  Belden Inc., a Delaware corporation (hereinafter referred to as the “Company”), establishes an incentive compensation plan to be known as the Belden Inc. 2011 Long Term Incentive Plan (hereinafter referred to as the “Plan”), as set forth in this document.

This Plan permits the grant of Nonqualified Stock Options, Incentive Stock Options, Stock Appreciation Rights, Restricted Stock, Restricted Stock Units, Performance Shares, Performance Units, Other Stock-Based Awards, and Cash-Based Awards.

This Plan shall become effective upon shareholder approval (the “Effective Date”) and shall remain in effect as provided in Section 1.3 hereof.

1.2         Purpose of this Plan.  The purpose of this Plan is to attract and retain highly qualified executives, Directors, and Employees, to advance the interests of the Company by giving Employees and Directors a stake in the Company’s future growth and success, to strengthen the alignment of interests of Employees and Directors with those of the Company’s shareholders through the ownership of Shares, and to provide additional incentives for Employees and Directors to maximize the long-term success of the Company’s business.

1.3         Duration of this Plan.  Unless sooner terminated as provided herein, this Plan shall terminate ten (10) years from the Effective Date. After this Plan is terminated, no Awards may be granted but Awards previously granted shall remain outstanding in accordance with their applicable terms and conditions and this Plan’s terms and conditions.

Article 2.	Definitions

Whenever used in this Plan, the following terms shall have the meanings set forth below, and when the meaning is intended, the initial letter of the word shall be capitalized.

2.1         “Affiliate” shall mean any corporation or any other entity (including, but not limited to, a partnership) that is affiliated with the Company through stock ownership or otherwise.

2.2         “Annual Award Limit” or “Annual Award Limits” have the meaning set forth in Section 4.3.

2.3         “Award” means, individually or collectively, a grant under this Plan of Cash-Based Awards, Nonqualified Stock Options, Incentive Stock Options, Stock Appreciation Rights, Restricted Stock, Restricted Stock Units, Performance Shares, Performance Units, or Other Stock-Based Awards, in each case subject to the terms of this Plan.

2.4         “Award Agreement” means either (i) a written agreement entered into by the Company and a Participant setting forth the terms and provisions applicable to an Award granted under this Plan, or (ii) a written or electronic statement issued by the Company to a Participant describing the terms and provisions of such Award, including any amendment or modification thereof. The Committee may provide for the use of electronic, Internet or other non-paper Award Agreements, and the use of electronic, Internet or other non-paper means for the acceptance thereof and actions thereunder by the Participant.

2.5         “Beneficial Owner” or “Beneficial Ownership” shall have the meaning ascribed to such term in Rule 13d-3 of the General Rules and Regulations under the Exchange Act.

2.6         “Board” or “Board of Directors” means the Board of Directors of the Company.

2.7         “Cash-Based Award” means an Award granted to a Participant as described in Article 10.

2.8         “Change in Control” means any one or more of the following events:

(i)       the consummation of:

(a)       any merger, reorganization, or consolidation of the Company or any Subsidiary with or into any corporation or other Person if Persons who were the beneficial owners (as such term is used in Rule 13d-3 under the Exchange Act) of the Company’s common stock and securities of the Company entitled to vote generally in the election of Directors (“Voting Securities”) immediately before such merger, reorganization, or consolidation are not, immediately thereafter, the beneficial owners, directly or indirectly, of greater than fifty percent (50%) of the then-outstanding common shares and the combined voting power of the then-outstanding Voting Securities (“Voting Power”) of the corporation or other Person surviving or resulting from such merger, reorganization, or consolidation (or the parent corporation thereof) in substantially the same respective proportions as their beneficial ownership, immediately before the consummation of such merger, reorganization, or consolidation, of the then-outstanding common stock and Voting Power of the Company;

(b)       the sale or other disposition of all or substantially all of the consolidated assets of the Company, other than a sale or other disposition by the Company of all or substantially all of its consolidated assets to an entity of which greater than fifty percent (50%) of the common shares and the Voting Power outstanding immediately after such sale or other disposition are then beneficially owned (as such term is used in Rule 13d-3 under the Exchange Act) by shareholders of the Company in substantially the same respective proportions as their beneficial ownership of common stock and Voting Power of the Company immediately before the consummation of such sale or other disposition; or

(ii)       approval by the shareholders of the Company of a liquidation or dissolution of the Company; or

(iii)       the following individuals cease for any reason to constitute a majority of the Directors of the Company then serving: individuals who, on the Effective Date, constitute the Board and any subsequently appointed or elected Director of the Company whose appointment or election by the Board or nomination for election by the Company’s shareholders was approved or recommended by a vote of at least two-thirds of the Company’s Directors then in office whose appointment, election, or nomination for election was previously so approved or recommended or who were Directors on the Effective Date; or

(iv)       the acquisition or holding by any person, entity, or “group” (within the meaning of Section 13(d)(3) or 14(d)(2) of the Exchange Act), the Company, any Subsidiary, any employee benefit plan of the Company or a Subsidiary, of beneficial ownership (as such term is used in Rule 13d-3 under the Exchange Act) of twenty percent (20%) or more of either the Company’s then-outstanding common stock or Voting Power; provided that:

(a)       no such person, entity, or group shall be deemed to own beneficially any securities held by the Company or a Subsidiary or any employee benefit plan (or any related trust) of the Company or a Subsidiary;

(b)       no Change in Control shall be deemed to have occurred solely by reason of any such acquisition if both (x) after giving effect to such acquisition, such person, entity, or group has beneficial ownership of less than thirty percent (30%) of the then-outstanding common stock and Voting Power of the Company and (y) prior to such acquisition, at least two-thirds of the Directors described in paragraph (iii) of this definition vote to adopt a resolution of the Board to the specific effect that such acquisition shall not be deemed a Change in Control; and

(c)       no Change in Control shall be deemed to have occurred solely by reason of any such acquisition or holding in connection with any merger, reorganization, or consolidation of the Company or any Subsidiary which is not a Change in Control within the meaning of paragraph (i)(a) above.

Notwithstanding the occurrence of any of the foregoing events, no Change in Control shall occur with respect to any Participant if (x) the event which otherwise would be a Change in Control (or the transaction which resulted in such event) was initiated by such Participant, or was discussed by him with any third party, in either case without the approval of the Board with respect to such Participant’s initiation or discussion, as applicable, or (y) such Participant is, by written agreement, a participant on his own behalf in a transaction in which the persons (or their affiliates) with whom such Participant has the written agreement cause the Change in Control to occur and, pursuant to the written agreement, such Participant has an equity interest (or a right to acquire such equity interest) in the resulting entity.

2.9         “Code” means the U.S. Internal Revenue Code of 1986, as amended from time to time. For purposes of this Plan, references to sections of the Code shall be deemed to include references to any applicable regulations thereunder and any successor or similar provisions.

2.10         “Committee” means the Compensation Committee of the Board or a subcommittee thereof, or any other committee designated by the Board to administer this Plan. The members of the Committee shall be appointed from time to time by and shall serve at the discretion of the Board. If the Committee does not exist or cannot function for any reason, the Board may take any action under the Plan that would otherwise be the responsibility of the Committee.

2.11         “Company” means Belden Inc., a Delaware corporation, and any successor thereto as provided in Article 20 herein.

2.12         “Covered Employee” means any key salaried Employee who is or may become a “Covered Employee,” as defined in Section 162(m) of the Code, or any successor statute, and who is designated, either as an individual Employee or class of Employees, by the Committee within the shorter of (i) ninety (90) days after the beginning of the Performance Period, or (ii) twenty-five percent (25%) of the Performance Period has elapsed, as a “Covered Employee” under this Plan for such applicable Performance Period.

2.13         “Director” means any individual who is a member of the Board of Directors of the Company.

2.14         “Effective Date” has the meaning set forth in Section 1.1.

2.15         “Employee” means any person designated as an employee of the Company, its Affiliates, and/or its Subsidiaries on the payroll records thereof. An Employee shall not include any individual during any period he or she is classified or treated by the Company, Affiliate, and/or Subsidiary as an independent contractor, a consultant, or any employee of an employment, consulting, or temporary agency or any other entity other than the Company, Affiliate, and/or Subsidiary, without regard to whether such individual is subsequently determined to have been, or is subsequently retroactively reclassified as a common-law employee of the Company, Affiliate, and/or Subsidiary during such period.

2.16         “Exchange Act” means the Securities Exchange Act of 1934, as amended from time to time, or any successor act thereto.

2.17         “Fair Market Value” or “FMV” means a price that is based on the opening, closing, actual, high, low, or average selling prices of a Share reported on the New York Stock Exchange (“NYSE”) or other established stock exchange (or exchanges) on the applicable date, the preceding trading day, the next succeeding trading day, or an average of trading days, as determined by the Committee in its discretion. Unless the Committee determines otherwise, if the Shares are traded over the counter at the time a determination of its Fair Market Value is required to be made hereunder, its Fair Market Value shall be deemed to be equal to the average between the reported high and low or closing bid and asked prices of a Share on the most recent date on which Shares were publicly traded. In the event Shares are not publicly determined at the time a determination of their value is required to be made hereunder, the determination of their Fair Market Value shall be made by the Committee in such manner as it deems appropriate. Such definition(s) of FMV shall be specified in each Award Agreement and may differ depending on whether FMV is in reference to the grant, exercise, vesting, settlement, or payout of an Award;

provided, however, that upon a broker-assisted exercise of an Option, the FMV shall be the price at which the Shares are sold by the broker.

2.18         “Freestanding SAR” means an SAR that is granted independently of any Options, as described in Article 7.

2.19         “Full Value Award” means an Award other than in the form of an NQSO, ISO or SAR, and which is settled by the issuance of Shares.

2.20         “Grant Price” means the price established at the time of grant of an SAR pursuant to Article 7, used to determine whether there is any payment due upon exercise of the SAR.

2.21         “Incentive Stock Option” or “ISO” means an Option to purchase Shares granted under Article 6 to an Employee and that is designated as an Incentive Stock Option and that is intended to meet the requirements of Code Section 422, or any successor provision.

2.22         “Insider” shall mean an individual who is, on the relevant date, an officer or Director of the Company, or a more than ten percent (10%) Beneficial Owner of any class of the Company’s equity securities that is registered pursuant to Section 12 of the Exchange Act, as determined by the Board in accordance with Section 16 of the Exchange Act.

2.23         “Nonemployee Director” means a Director who is not an Employee.

2.24         “Nonemployee Director Award” means any NQSO, SAR, or Full Value Award granted, whether singly, in combination, or in tandem, to a Participant who is a Nonemployee Director pursuant to such applicable terms, conditions, and limitations as the Board or Committee may establish in accordance with this Plan.

2.25         “Nonqualified Stock Option” or “NQSO” means an Option that is not intended to meet the requirements of Code Section 422, or that otherwise does not meet such requirements.

2.26         “Option” means an ISO or an NQSO, as described in Article 6.

2.27         “Option Price” means the price at which a Share may be purchased by a Participant pursuant to an Option.

2.28         “Other Stock-Based Award” means an equity-based or equity-related Award not otherwise described by the terms of this Plan, granted pursuant to Article 10.

2.29         “Participant” means any eligible individual as set forth in Article 5 to whom an Award is granted.

2.30         “Performance-Based Compensation” means compensation under an Award that is intended to satisfy the requirements of Section 162(m) of the Code and the applicable treasury regulations thereunder for certain performance-based compensation paid to Covered Employees. Notwithstanding the foregoing, nothing in this Plan shall be construed to mean that an Award which does not satisfy the requirements for performance-based compensation under Code Section 162(m) does not constitute performance-based compensation for other purposes, including Code Section 409A.

2.31         “Performance Measures” means measures as described in Article 11 on which the performance goals are based and which are approved by the Company’s shareholders pursuant to this Plan in order to qualify Awards as Performance-Based Compensation.

2.32         “Performance Period” means the period of time during which the performance goals must be met in order to determine the degree of payout and/or vesting with respect to an Award.

2.33         “Performance Share” means an Award under Article 9 herein and subject to the terms of this Plan, denominated in Shares, the value of which at the time it is payable is determined as a function of the extent to which corresponding performance criteria have been achieved.

2.34         “Performance Unit” means an Award under Article 9 herein and subject to the terms of this Plan, denominated in units, the value of which at the time it is payable is determined as a function of the extent to which corresponding performance criteria have been achieved.

2.35         “Period of Restriction” means the period when Restricted Stock or Restricted Stock Units are subject to a substantial risk of forfeiture (based on the passage of time, the achievement of performance goals, or upon the occurrence of other events as determined by the Committee, in its discretion), as provided in Article 8.

2.36         “Person” shall have the meaning ascribed to such term in Section 3(a)(9) of the Exchange Act and used in Sections 13(d) and 14(d) thereof, including a “group” as defined in Section 13(d) thereof.

2.37         “Plan” means the Belden Inc. 2011 Long Term Incentive Plan.

2.38         “Plan Year” means the calendar year.

2.39         “Prior Plan” means the Company’s 2001 Long-Term Performance Incentive Plan, as amended.

2.40         “Restricted Stock” means an Award granted to a Participant pursuant to Article 8.

2.41         “Restricted Stock Unit” means an Award granted to a Participant pursuant to Article 8, except no Shares are actually awarded to the Participant on the date of grant.

2.42         “Share” means a share of common stock of the Company.

2.43         “Stock Appreciation Right” or “SAR” means an Award, designated as an SAR, pursuant to the terms of Article 7 herein.

2.44         “Stock-Based Award” means any Award other than a Cash-Based Award.

2.45         “Subsidiary” means any corporation or other entity, whether domestic or foreign, in which the Company has or obtains, directly or indirectly, a proprietary interest of more than fifty percent (50%) by reason of stock ownership or otherwise.

2.46         “Tandem SAR” means an SAR that is granted in connection with a related Option pursuant to Article 7 herein, the exercise of which shall require forfeiture of the right to purchase a Share under the related Option (and when a Share is purchased under the Option, the Tandem SAR shall similarly be canceled).

Article 3.	Administration

3.1         General.  The Committee shall be responsible for administering this Plan, subject to this Article 3 and the other provisions of this Plan. The Committee may consult with attorneys, consultants, accountants, agents, and other individuals, any of whom may be an Employee, and the Committee, the Company, and its officers and Directors shall be entitled to rely upon the advice, opinions, or valuations of any such individuals. All actions taken and all interpretations and determinations made by the Committee shall be final and binding upon the Participants, the Company, and all other interested individuals.

3.2         Authority of the Committee.  The Committee shall have full and exclusive discretionary power to interpret the terms and the intent of this Plan and any Award Agreement or other agreement or document ancillary to or in connection with this Plan, to determine eligibility for Awards and to adopt such rules, regulations, forms, instruments, and guidelines for administering this Plan as the Committee may deem necessary or proper. Such authority shall include, but not be limited to, selecting Award recipients, establishing all Award terms and conditions, including the terms and conditions set forth in Award Agreements, granting Awards as an alternative to or as the form of payment for grants or rights earned or due under compensation plans or arrangements of the Company, and, subject to Article 18, adopting modifications and amendments to this Plan or any Award Agreement, including without limitation, any that are necessary to comply with the laws of the countries and other jurisdictions in which the Company, its Affiliates, and/or its Subsidiaries operate.

3.3         Delegation.  The Committee may delegate to one or more of its members or to one or more officers of the Company, and/or its Subsidiaries and Affiliates or to one or more agents or advisors such administrative duties or powers as it may deem advisable, and the Committee or any individuals to whom it has delegated duties or powers as aforesaid may employ one or more individuals to render advice with respect to any responsibility the Committee or such individuals may have under this Plan. The Committee may, by resolution, authorize one or more officers of the Company to do one or both of the following on the same basis as can the Committee: (a) designate Employees to be recipients of Awards and (b) determine the size of any such Awards; provided, however, (i) the Committee shall not delegate such responsibilities to any such officer for Awards granted to an Employee who is considered an Insider; (ii) the resolution providing such authorization sets forth the total number of Awards such officer(s) may grant; and (iii) the officer(s) shall report periodically to the Committee regarding the nature and scope of the Awards granted pursuant to the authority delegated.

Article 4.	Shares Subject to this Plan and Maximum Awards

4.1         Number of Shares Available for Awards.

(a)         Subject to adjustment as provided in Section 4.4 herein, the maximum number of Shares available for grant to Participants under this Plan (the “Share Authorization”) shall be:

(i)         4,000,000, of which 4,000,000 shall be eligible to be issued as Incentive Stock Options, plus

(ii)         Any Shares subject to outstanding awards under the Prior Plan as of the Effective Date that on or after the Effective Date cease for any reason to be subject to such awards (other than by reason of exercise or settlement of the awards to the extent they are exercised for or settled in vested and nonforfeitable Shares).

(b)         To the extent that a Share is granted pursuant to a Full Value Award, it shall reduce the Share Authorization by one and ninety one hundredths (1.90) Shares; and, to the extent that a Share is granted pursuant to an Award other than a Full Value Award, it shall reduce the Share Authorization by one (1) Share.

(c)         Subject to the limit set forth in Section 4.1(a) on the number of Shares that may be granted in the aggregate under this Plan, the maximum number of shares that may be granted to Nonemployee Directors shall be seven hundred fifty thousand (750,000) Shares, and no Nonemployee Director may receive Awards subject to more than fifteen thousand (15,000) Shares in any Plan Year.

(d)         Any Full Value Awards which vest on the basis of the Participant’s continued employment with or provision of service to the Company shall not provide for vesting which is any more rapid than annual pro rata vesting over a three (3) year period and any Full Value Awards which vest upon the attainment of performance goals shall provide for a Performance Period of at least twelve (12) months.

4.2         Share Usage.  Any Shares related to Awards which terminate by expiration, forfeiture, cancellation, or otherwise without the issuance of such Shares, are settled in cash in lieu of Shares, or are exchanged with the Committee’s permission, prior to the issuance of Shares, for Awards not involving Shares, shall be available again for grant under this Plan; additionally, Shares related to an Award of Restricted Stock that are forfeited shall again be available for grant under this Plan. However, the full number of Stock Appreciation Rights granted that are to be settled by the issuance of Shares shall be counted against the number of Shares available for award under the Plan, regardless of the number of Shares actually issued upon settlement of such Stock Appreciation Rights. Furthermore, any Shares withheld to satisfy tax withholding obligations on an Award issued under the Plan, Shares tendered to pay the exercise price of an Award under the Plan, and Shares repurchased on the open market with the proceeds of an Option exercise will no longer be eligible to be again available for grant under this Plan. The Shares available for issuance under this Plan may be authorized and unissued Shares or treasury Shares.

4.3         Annual Award Limits.  Unless and until the Committee determines that an Award to a Covered Employee shall not be designed to qualify as Performance-Based Compensation, the following limits

(each an “Annual Award Limit” and, collectively, “Annual Award Limits”) shall apply to grants of such Awards under this Plan:

(a)         Stock-Based Awards.  The maximum aggregate number of Shares subject to Stock-Based Awards granted in any one Plan Year to any one Participant shall be four hundred thousand (400,000) plus the amount of the Participant’s unused applicable Annual Award Limit for Options and for SARs as of the close of the previous Plan Year.

(b)         Cash-Based Awards.  The maximum aggregate amount awarded or credited with respect to Cash-Based Awards to any one Participant in any one Plan Year may not exceed five million dollars ($5,000,000) plus the amount of the Participant’s unused applicable Annual Award Limit for Cash-Based Awards as of the close of the previous Plan Year.

4.4         Adjustments in Authorized Shares.  In the event of any corporate event or transaction (including, but not limited to, a change in the Shares of the Company or the capitalization of the Company) after the Effective Date such as a merger, consolidation, reorganization, recapitalization, separation, stock dividend, stock split, reverse stock split, split up, spin-off, or other distribution of stock or property of the Company, combination of Shares, exchange of Shares, dividend in kind, special cash dividend, or other like change in capital structure or distribution (other than normal cash dividends) to shareholders of the Company, or any similar corporate event or transaction, the Committee, in order to prevent dilution or enlargement of Participants’ rights under this Plan, shall appropriately and equitably substitute or adjust, as applicable, the number and kind of Shares that may be issued under this Plan or under particular forms of Awards, the number and kind of Shares subject to outstanding Awards, the Option Price or Grant Price applicable to outstanding Awards, the Annual Award Limits, and other value determinations applicable to outstanding Awards.

The Committee shall also make appropriate and equitable adjustments in the terms of any Awards under this Plan to reflect such changes or distributions and to modify any other terms of outstanding Awards, including modifications of performance goals and changes in the length of Performance Periods. The determination of the Committee as to the foregoing adjustments, if any, shall be conclusive and binding on Participants under this Plan.

Subject to the provisions of Article 18, without affecting the number of Shares reserved or available hereunder, the Committee may authorize the issuance or assumption of benefits under this Plan in connection with any merger, consolidation, acquisition of property or stock, or reorganization upon such terms and conditions as it may deem appropriate, subject to compliance with the ISO rules under Section 422 of the Code, where applicable.

Article 5.	Eligibility and Participation

5.1         Eligibility.  Individuals eligible to participate in this Plan include all Employees and Directors.

5.2         Actual Participation.  Subject to the provisions of this Plan, the Committee may, from time to time, select from all eligible individuals, those individuals to whom Awards shall be granted and shall determine, in its sole discretion, the nature of, any and all terms permissible by law, and the amount of each Award.

Article 6.	Stock Options

6.1         Grant of Options.  Subject to the terms and provisions of this Plan, Options may be granted to Participants in such number, and upon such terms, and at any time and from time to time as shall be determined by the Committee, in its sole discretion; provided that ISOs may be granted only to eligible Employees of the Company, its Affiliates and/or its Subsidiaries (as permitted under Code Section 422).

6.2         Award Agreement.  Each Option grant shall be evidenced by an Award Agreement that shall specify the Option Price, the maximum duration of the Option, the number of Shares to which the Option pertains, the conditions upon which an Option shall become vested and exercisable, and such other provisions as the Committee shall determine which are not inconsistent with the terms of this Plan. The Award Agreement also shall specify whether the Option is intended to be an ISO or an NQSO.

6.3         Option Price.  The Option Price for each grant of an Option under this Plan shall be as determined by the Committee and shall be specified in the Award Agreement; provided, however, the Option Price must be at least equal to one hundred percent (100%) of the FMV of the Shares as of the date of grant.

6.4         Term of Options.  Each Option granted to a Participant shall expire at such time as the Committee shall determine at the time of grant; provided, however, no Option shall be exercisable later than the tenth (10th) anniversary date of its grant.

6.5         Exercise of Options.  Options granted under this Article 6 shall be exercisable at such times and be subject to such restrictions and conditions as the Committee shall in each instance approve, which terms and restrictions need not be the same for each grant or for each Participant.

6.6         Payment.  Options granted under this Article 6 shall be exercised by the delivery of a notice of exercise to the Company or an agent designated by the Company in a form specified or accepted by the Committee, or by complying with any alternative procedures which may be authorized by the Committee, setting forth the number of Shares with respect to which the Option is to be exercised, accompanied by full payment for the Shares.

A condition of the issuance of the Shares as to which an Option shall be exercised shall be the payment of the Option Price. The Option Price of any Option shall be payable to the Company in full either: (a) in cash or its equivalent; (b) by tendering (either by actual delivery or attestation) previously acquired Shares having an aggregate Fair Market Value at the time of exercise equal to the Option Price (provided that except as otherwise determined by the Committee, the Shares that are tendered must have been held by the Participant for at least six (6) months (or such other period, if any, as the Committee may permit) prior to their tender to satisfy the Option Price if acquired under this Plan or any other compensation plan maintained by the Company, or have been purchased on the open market); (c) by a combination of (a) and (b); or (d) any other method approved or accepted by the Committee in its sole discretion, including, without limitation, if the Committee so determines, a cashless (broker-assisted) exercise.

Subject to any governing rules or regulations, as soon as practicable after receipt of written notification of exercise and full payment (including satisfaction of any applicable tax withholding), the Company shall deliver to the Participant evidence of book entry Shares, or upon the Participant’s request, Share certificates in an appropriate amount based upon the number of Shares purchased under the Option(s).

Unless otherwise determined by the Committee, all payments under all of the methods indicated above shall be paid in United States dollars.

6.7         Restrictions on Share Transferability.  The Committee may impose such restrictions on any Shares acquired pursuant to the exercise of an Option granted under this Article 6 as it may deem advisable, including, without limitation, minimum holding period requirements, restrictions under applicable federal securities laws, under the requirements of any stock exchange or market upon which such Shares are then listed and/or traded, or under any blue sky or state securities laws applicable to such Shares.

6.8         Termination of Employment.  Each Participant’s Award Agreement shall set forth the extent to which the Participant shall have the right to exercise the Option following termination of the Participant’s employment or provision of services to the Company, its Affiliates, and/or its Subsidiaries, as the case may be. Such provisions shall be determined in the sole discretion of the Committee, shall be included in the Award Agreement entered into with each Participant, need not be uniform among all Options issued pursuant to this Article 6, and may reflect distinctions based on the reasons for termination.

6.9         Transferability of Options.

(a)         Incentive Stock Options.  No ISO granted under the Plan may be sold, transferred, pledged, assigned, or otherwise alienated or hypothecated, other than by will or by the laws of descent and distribution. Further, all ISOs granted to a Participant under this Article 6 shall be exercisable during his lifetime only by such Participant.

(b)         Nonqualified Stock Options.  Under no circumstances may a Participant transfer an NQSO to another Person for consideration. Subject to the foregoing, and except as otherwise provided in a Participant’s Award Agreement or otherwise determined at any time by the Committee, no NQSO granted under this Article 6 may be sold, transferred, pledged, assigned, or otherwise alienated or hypothecated, other than by will or by the laws of descent and distribution; provided that the Board or Committee may permit further transferability, on a general or a specific basis, and may impose conditions and limitations on any permitted transferability. Further, except as otherwise provided in a Participant’s Award Agreement or otherwise determined at any time by the Committee, or unless the Board or Committee decides to permit further transferability, all NQSOs granted to a Participant under this Article 6 shall be exercisable during his lifetime only by such Participant. With respect to those NQSOs, if any, that are permitted to be transferred to another individual, references in this Plan to exercise or payment of the Option Price by the Participant shall be deemed to include, as determined by the Committee, the Participant’s permitted transferee.

6.10         Notification of Disqualifying Disposition.  If any Participant shall make any disposition of Shares issued pursuant to the exercise of an ISO under the circumstances described in Section 421(b) of the Code (relating to certain disqualifying dispositions), such Participant shall notify the Company of such disposition within ten (10) days thereof.

Article 7.	Stock Appreciation Rights

7.1         Grant of SARs.  Subject to the terms and conditions of this Plan, SARs may be granted to Participants at any time and from time to time as shall be determined by the Committee. The Committee may grant Freestanding SARs, Tandem SARs, or any combination of these forms of SARs.

Subject to the terms and conditions of this Plan, the Committee shall have complete discretion in determining the number of SARs granted to each Participant and, consistent with the provisions of this Plan, in determining the terms and conditions pertaining to such SARs.

The Grant Price for each grant of a Freestanding SAR shall be determined by the Committee and shall be specified in the Award Agreement; provided, however, the Grant Price must be at least equal to one hundred percent (100%) of the FMV of the Shares as of the date of grant. The Grant Price of Tandem SARs shall be equal to the Option Price of the related Option.

7.2         SAR Agreement.  Each SAR Award shall be evidenced by an Award Agreement that shall specify the Grant Price, the term of the SAR, and such other provisions as the Committee shall determine.

7.3         Term of SAR.  The term of an SAR granted under this Plan shall be determined by the Committee, in its sole discretion, and except as determined otherwise by the Committee and specified in the SAR Award Agreement, no SAR shall be exercisable later than the tenth (10th) anniversary date of its grant.

7.4         Exercise of Freestanding SARs.  Freestanding SARs may be exercised upon whatever terms and conditions the Committee, in its sole discretion, imposes.

7.5.         Exercise of Tandem SARs.  Tandem SARs may be exercised for all or part of the Shares subject to the related Option upon the surrender of the right to exercise the equivalent portion of the related Option. A Tandem SAR may be exercised only with respect to the Shares for which its related Option is then exercisable.

7.6         Settlement of SAR Amount.  Upon the exercise of an SAR, a Participant shall be entitled to receive payment from the Company in an amount determined by multiplying:

(a)         The excess of the Fair Market Value of a Share on the date of exercise over the Grant Price; by

(b)         The number of Shares with respect to which the SAR is exercised.

The payment upon SAR exercise shall be in Shares.

7.7         Termination of Employment.  Each Award Agreement shall set forth the extent to which the Participant shall have the right to exercise the SAR following termination of the Participant’s employment with or provision of services to the Company, its Affiliates, and/or its Subsidiaries, as the case may be. Such provisions shall be determined in the sole discretion of the Committee, shall be included in the Award Agreement entered into with

Participants, need not be uniform among all SARs issued pursuant to this Plan, and may reflect distinctions based on the reasons for termination.

7.8         Transferability of SARs.  Under no circumstances may a Participant transfer an SAR to another Person for consideration. Subject to the foregoing, and except as otherwise provided in a Participant’s Award Agreement or otherwise determined at any time by the Committee, no SAR granted under this Plan may be sold, transferred, pledged, assigned, or otherwise alienated or hypothecated, other than by will or by the laws of descent and distribution. Further, except as otherwise provided in a Participant’s Award Agreement or otherwise determined at any time by the Committee, all SARs granted to a Participant under this Plan shall be exercisable during his lifetime only by such Participant. With respect to those SARs, if any, that are permitted to be transferred to another individual, references in this Plan to exercise of the SAR by the Participant or payment of any amount to the Participant shall be deemed to include, as determined by the Committee, the Participant’s permitted transferee.

7.9         Other Restrictions.  The Committee shall impose such other conditions and/or restrictions on any Shares received upon exercise of an SAR granted pursuant to this Plan as it may deem advisable or desirable. These restrictions may include, but shall not be limited to, a requirement that the Participant hold the Shares received upon exercise of an SAR for a specified period of time.

Article 8.	Restricted Stock and Restricted Stock Units

8.1         Grant of Restricted Stock or Restricted Stock Units.  Subject to the terms and provisions of this Plan, the Committee, at any time and from time to time, may grant Shares of Restricted Stock and/or Restricted Stock Units to Participants in such amounts as the Committee shall determine. Restricted Stock Units shall be similar to Restricted Stock except that no Shares are actually awarded to the Participant on the date of grant.

8.2         Restricted Stock or Restricted Stock Unit Agreement.  Each Restricted Stock and/or Restricted Stock Unit grant shall be evidenced by an Award Agreement that shall specify the Period(s) of Restriction, the number of Shares of Restricted Stock or the number of Restricted Stock Units granted, and such other provisions as the Committee shall determine.

8.3         Transferability.  Except as provided in this Plan or an Award Agreement, the Shares of Restricted Stock and/or Restricted Stock Units granted herein may not be sold, transferred, pledged, assigned, or otherwise alienated or hypothecated until the end of the applicable Period of Restriction established by the Committee and specified in the Award Agreement (and in the case of Restricted Stock Units until the date of delivery or other payment), or upon earlier satisfaction of any other conditions, as specified by the Committee, in its sole discretion, and set forth in the Award Agreement or otherwise at any time by the Committee. All rights with respect to the Restricted Stock and/or Restricted Stock Units granted to a Participant under this Plan shall be available during his lifetime only to such Participant, except as otherwise provided in an Award Agreement or at any time by the Committee.

8.4         Other Restrictions.  The Committee shall impose such other conditions and/or restrictions on any Shares of Restricted Stock or Restricted Stock Units granted pursuant to this Plan as it may deem advisable including, without limitation, a requirement that Participants pay a stipulated purchase price for each Share of Restricted Stock or each Restricted Stock Unit, restrictions based upon the achievement of specific performance goals, time-based restrictions on vesting following the attainment of the performance goals, time-based restrictions, and/or restrictions under applicable laws or under the requirements of any stock exchange or market upon which such Shares are listed or traded, or holding requirements or sale restrictions placed on the Shares by the Company upon vesting of such Restricted Stock or Restricted Stock Units.

To the extent deemed appropriate by the Committee, the Company may retain the certificates representing Shares of Restricted Stock in the Company’s possession until such time as all conditions and/or restrictions applicable to such Shares have been satisfied or lapse.

Except as otherwise provided in this Article 8, Shares of Restricted Stock covered by each Restricted Stock Award shall become freely transferable by the Participant after all conditions and restrictions applicable to such Shares have been satisfied or lapse (including satisfaction of any applicable tax withholding obligations), and

Restricted Stock Units shall be paid in cash, Shares, or a combination of cash and Shares as the Committee, in its sole discretion shall determine.

8.5         Certificate Legend.  In addition to any legends placed on certificates pursuant to Section 8.4, each certificate representing Shares of Restricted Stock granted pursuant to this Plan may bear a legend such as the following or as otherwise determined by the Committee in its sole discretion:

“The sale or transfer of Shares of stock represented by this certificate, whether voluntary, involuntary, or by operation of law, is subject to certain restrictions on transfer as set forth in the Belden Inc. 2011 Long Term Incentive Plan, and in the associated Award Agreement. A copy of this Plan and such Award Agreement may be obtained from Belden Inc.”

8.6         Voting Rights.  Unless otherwise determined by the Committee and set forth in a Participant’s Award Agreement, to the extent permitted or required by law, as determined by the Committee, Participants holding Shares of Restricted Stock granted hereunder may be granted the right to exercise full voting rights with respect to those Shares during the Period of Restriction. A Participant shall have no voting rights with respect to any Restricted Stock Units granted hereunder.

8.7         Termination of Employment.  Each Award Agreement shall set forth the extent to which the Participant shall have the right to retain Restricted Stock and/or Restricted Stock Units following termination of the Participant’s employment with or provision of services to the Company, its Affiliates, and/or its Subsidiaries, as the case may be. Such provisions shall be determined in the sole discretion of the Committee, shall be included in the Award Agreement entered into with each Participant, need not be uniform among all Shares of Restricted Stock or Restricted Stock Units issued pursuant to this Plan, and may reflect distinctions based on the reasons for termination.

8.8         Section 83(b) Election.  The Committee may provide in an Award Agreement that the Award of Restricted Stock is conditioned upon the Participant making or refraining from making an election with respect to the Award under Code Section 83(b). If a Participant makes an election pursuant to Code Section 83(b) concerning a Restricted Stock Award, the Participant shall be required to file promptly a copy of such election with the Company.

Article 9.	Performance Shares/Performance Units

9.1         Grant of Performance Shares/Performance Units.  Subject to the terms and provisions of this Plan, the Committee, at any time and from time to time, may grant Performance Shares and/or Performance Units to Participants in such amounts and upon such terms as the Committee shall determine.

9.2         Value of Performance Shares/Performance Units.  Each Performance Share shall have an initial value equal to the Fair Market Value of a Share as of the date of grant. Each Performance Unit shall have an initial value that is established by the Committee at the time of grant (for example, the Committee could grant 1,000 units to a participant and determine their value at $1.00 per unit). The Committee shall set performance goals in its discretion which, depending on the extent to which they are met, will determine the number and/or value of Performance Shares/Performance Units that will be paid out to the Participant.

9.3         Earning of Performance Shares/Performance Units.  Subject to the terms of this Plan, after the applicable Performance Period has ended, the holder of Performance Shares/Performance Units shall be entitled to receive payout on the value and number of Performance Shares/Performance Units earned by the Participant over the Performance Period, to be determined as a function of the extent to which the corresponding performance goals have been achieved.

9.4         Form and Timing of Payment of Performance Shares/Performance Units.  Payment of earned Performance Shares/Performance Units shall be as determined by the Committee and as evidenced in the Award Agreement. Subject to the terms of this Plan, the Committee, in its sole discretion, may pay earned Performance Shares/Performance Units in the form of Shares or in cash (or in a combination thereof) equal to the value of the earned Performance Shares/Performance Units at the close of the applicable Performance Period, or as soon as practicable after the end of the Performance Period. Any Shares may be granted subject to any restrictions deemed appropriate by the Committee. The determination of the Committee with respect to the form of payout of such Awards shall be set forth in the Award Agreement pertaining to the grant of the Award.

9.5         Termination of Employment.  Each Award Agreement shall set forth the extent to which the Participant shall have the right to retain Performance Shares and/or Performance Units following termination of the Participant’s employment with or provision of services to the Company, its Affiliates, and/or its Subsidiaries, as the case may be. Such provisions shall be determined in the sole discretion of the Committee, shall be included in the Award Agreement entered into with each Participant, need not be uniform among all Awards of Performance Shares or Performance Units issued pursuant to this Plan, and may reflect distinctions based on the reasons for termination.

9.6         Transferability of Performance Shares/Performance Units.  Except as otherwise provided in a Participant’s Award Agreement or otherwise determined at any time by the Committee, Performance Shares/Performance Units may not be sold, transferred, pledged, assigned, or otherwise alienated or hypothecated, other than by will or by the laws of descent and distribution. Further, except as otherwise provided in a Participant’s Award Agreement or otherwise determined at any time by the Committee, a Participant’s rights under this Plan shall be exercisable during his lifetime only by such Participant.

Article 10.	Cash-Based Awards and Other Stock-Based Awards

10.1         Grant of Cash-Based Awards.  Subject to the terms and provisions of this Plan, the Committee, at any time and from time to time, may grant Cash-Based Awards to Participants in such amounts and upon such terms, including the achievement of specific performance goals, as the Committee may determine.

10.2         Other Stock-Based Awards.  The Committee may grant other types of equity-based or equity-related Awards not otherwise described by the terms of this Plan (including the grant or offer for sale of unrestricted Shares) in such amounts and subject to such terms and conditions, as the Committee shall determine. Such Awards may involve the transfer of actual Shares to Participants, or payment in cash or otherwise of amounts based on the value of Shares and may include, without limitation, Awards designed to comply with or take advantage of the applicable local laws of jurisdictions other than the United States.

10.3         Value of Cash-Based and Other Stock-Based Awards.  Each Cash-Based Award shall specify a payment amount or payment range as determined by the Committee. Each Other Stock-Based Award shall be expressed in terms of Shares or units based on Shares, as determined by the Committee. The Committee may establish performance goals in its discretion. If the Committee exercises its discretion to establish performance goals, the number and/or value of Cash-Based Awards or Other Stock-Based Awards that will be paid out to the Participant will depend on the extent to which the performance goals are met.

10.4         Payment of Cash-Based Awards and Other Stock-Based Awards.  Payment, if any, with respect to a Cash-Based Award or an Other Stock-Based Award shall be made in accordance with the terms of the Award, in cash or Shares as the Committee determines.

10.5         Termination of Employment.  The Committee shall determine the extent to which the Participant shall have the right to receive Cash-Based Awards or Other Stock-Based Awards following termination of the Participant’s employment with or provision of services to the Company, its Affiliates, and/or its Subsidiaries, as the case may be. Such provisions shall be determined in the sole discretion of the Committee, such provisions may be included in an Award Agreement entered into with each Participant, but need not be uniform among all Awards of Cash-Based Awards or Other Stock-Based Awards issued pursuant to this Plan, and may reflect distinctions based on the reasons for termination.

10.6         Transferability of Cash-Based and Other Stock-Based Awards.  Except as otherwise determined by the Committee, neither Cash-Based Awards nor Other Stock-Based Awards may be sold, transferred, pledged, assigned, or otherwise alienated or hypothecated, other than by will or by the laws of descent and distribution. Further, except as otherwise provided by the Committee, a Participant’s rights under this Plan, if exercisable, shall be exercisable during his lifetime only by such Participant. With respect to those Cash-Based Awards or Other Stock-Based Awards, if any, that are permitted to be transferred to another individual, references in this Plan to exercise or payment of such Awards by or to the Participant shall be deemed to include, as determined by the Committee, the Participant’s permitted transferee.

Article 11	Performance Measures

11.1         Performance Measures.  The performance goals upon which the payment or vesting of an Award to a Covered Employee that is intended to qualify as Performance-Based Compensation shall be limited to the following Performance Measures:

(a)   Net sales or revenue growth;
(b)   Return measures (including, but not limited to return on invested capital, assets, capital, equity, sales);
(c)   Gross profit margin;
(d)   Operating expense ratios;
(e)   Operating expense targets;
(f)   Productivity ratios;
(g)   Operating income;
(h)   Gross or operating margins;
(i)   Earnings before or after taxes, interest, depreciation and/or amortization;
(j)   Net earnings or net income (before or after taxes);
(k)   Earnings per share;
(l)   Cash flow (including, but not limited to, operating cash flow, free cash flow, cash flow return on equity, and cash flow return on investment);
(m)   Working capital targets;
(n)   Organic or inorganic growth;
(o)   Capital expenditures;
(p)   Share price (including, but not limited to, growth measures and total shareholder return);
(q)   Appreciation in the fair market value or book value of the common stock;
(r)   Economic value added (net operating profit after tax minus the sum of capital multiplied by the cost of the capital);
(s)   Total stockholder return;
(t)   Debt to equity ratio / debt levels;
(u)   Customer satisfaction / service (relative improvement);
(v)   Market share;
(w)   Employee satisfaction / engagement;
(x)   Employee retention / attrition;
(y)   Safety;
(z)   Diversity; and
(aa)       Inventory control / efficiency.

Any Performance Measure(s) may be used to measure the performance of the Company, Affiliate, and/or Subsidiary as a whole or any business unit of the Company, Affiliate, and/or Subsidiary or any combination thereof, as the Committee may deem appropriate, or any of the above Performance Measures as compared to the performance of a group of comparator companies, or published or special index that the Committee, in its sole discretion, deems appropriate, or the Company may select Performance Measure (j) above as compared to various stock market indices. The Committee also has the authority to provide for accelerated vesting of any Award based on the achievement of performance goals pursuant to the Performance Measures specified in this Article 11.

11.2         Evaluation of Performance.  The Committee may provide in any such Award that any evaluation of performance may include or exclude any of the following events that occurs during a Performance Period: (a) asset write-downs, (b) litigation or claim judgments or settlements, (c) the effect of changes in tax laws, accounting principles, or other laws or provisions affecting reported results, (d) any reorganization and restructuring programs, (e) extraordinary nonrecurring items as described in FASB Accounting Standards Codification 225-20 – Extraordinary and Unusual Items and/or in Management’s Discussion and Analysis of financial condition and results of operations appearing in the Company’s annual report to shareholders for the applicable year, (f) acquisitions or divestitures, and (g) foreign exchange gains and losses. To the extent such inclusions or exclusions affect

Awards to Covered Employees, they shall be prescribed in a form that meets the requirements of Code Section 162(m) for deductibility.

11.3         Adjustment of Performance-Based Compensation.  Awards that are intended to qualify as Performance-Based Compensation may not be adjusted upward. The Committee shall retain the discretion to adjust such Awards downward, either on a formula or discretionary basis or any combination, as the Committee determines.

11.4         Committee Discretion.  In the event that applicable tax and/or securities laws change to permit Committee discretion to alter the governing Performance Measures without obtaining shareholder approval of such changes, the Committee shall have sole discretion to make such changes without obtaining shareholder approval. In addition, in the event that the Committee determines that it is advisable to grant Awards that shall not qualify as Performance-Based Compensation, the Committee may make such grants without satisfying the requirements of Code Section 162(m) and base vesting on Performance Measures other than those set forth in Section 11.1.

Article 12.	Nonemployee Director Awards

The Board or Committee shall determine all Awards to Nonemployee Directors. The terms and conditions of any grant to any such Nonemployee Director shall be set forth in an Award Agreement.

Article 13.	Substitution Awards

Awards may be granted under the Plan from time to time in substitution for stock options and other awards held by employees or directors of other entities who are about to become Employees, whose employer is about to become an Affiliate as the result of a merger or consolidation of the Company with another corporation, or the acquisition by the Company of substantially all the assets of another corporation, or the acquisition by the Company of at least fifty percent (50%) of the issued and outstanding stock of another corporation as the result of which such other corporation will become a Subsidiary. The terms and conditions of the substitute Awards so granted may vary from the terms and conditions set forth in the Plan to such extent as the Board at the time of grant may deem appropriate for the plan to remain consistent with Code Section 409A, in whole or in part, to the provisions of the award in substitution for which they are granted.

Article 14.	Dividend Equivalents

Unless otherwise provided by the Committee, dividend equivalents shall be granted for each Full Value Award not entitled to dividends based on the dividends declared on Shares that are subject to such Full Value Award, to be credited as of dividend payment dates, during the period between the date the Full Value Award is granted and the date the Full Value Award is exercised, vests or expires. Such dividend equivalents shall be converted to cash or additional Shares by such formula and at such time and subject to such limitations as may be determined by the Committee. Under no circumstances may dividend equivalents be granted for any Option, SAR or Full Value Award dependent up on achievement of one or more Performance Measures.

Article 15.	Beneficiary Designation

Each Participant under this Plan may, from time to time, name any beneficiary or beneficiaries (who may be named contingently or successively) to whom any benefit under this Plan is to be paid in case of his death before he receives any or all of such benefit. Each such designation shall revoke all prior designations by the same Participant, shall be in a form prescribed by the Committee, and will be effective only when filed by the Participant in writing with the Company during the Participant’s lifetime. In the absence of any such designation, benefits remaining unpaid at the Participant’s death shall be paid to the Participant’s estate.

Article 16	Rights of Participants

16.1         Employment.  Nothing in this Plan or an Award Agreement shall interfere with or limit in any way the right of the Company, its Affiliates, and/or its Subsidiaries, to terminate any Participant’s employment or service on the Board or to the Company at any time or for any reason not prohibited by law, nor confer upon any Participant any right to continue his employment or service as a Director for any specified period of time.

Neither an Award nor any benefits arising under this Plan shall constitute an employment contract with the Company, its Affiliates, and/or its Subsidiaries and, accordingly, subject to Articles 3 and 18, this Plan and the benefits hereunder may be terminated at any time in the sole and exclusive discretion of the Committee without giving rise to any liability on the part of the Company, its Affiliates, and/or its Subsidiaries.

16.2         Participation.  No individual shall have the right to be selected to receive an Award under this Plan, or, having been so selected, to be selected to receive a future Award.

16.3         Rights as a Shareholder.  Except as otherwise provided herein, a Participant shall have none of the rights of a shareholder with respect to Shares covered by any Award until the Participant becomes the record holder of such Shares.

Article 17.	Change in Control

Except as otherwise provided at the time of grant in the certificate, notice or agreement relating to a particular Award, if a Change in Control occurs, then:

(i)         the Participant’s Restricted Stock, Restricted Stock Units, Performance Units, Performance Shares, Cash-Based Awards, or Other Stock-Based Awards that were forfeitable shall, unless otherwise determined by the Committee, become nonforfeitable and, to the extent applicable, shall be converted into Shares; provided, that for any Award which is performance-based, it shall be assumed for purposes of determining such payout or conversion that performance was “at target” for the applicable Performance Period, and

(ii)         any unexercised Option or SAR, whether or not exercisable on the date of such Change in Control, shall thereupon be fully exercisable and may be exercised, in whole or in part.

Article 18.	Amendment, Modification, Suspension, and Termination

18.1         Amendment, Modification, Suspension, and Termination.  Subject to Section 18.3, the Committee may, at any time and from time to time, alter, amend, modify, suspend, or terminate this Plan and any Award Agreement in whole or in part; provided, however, that, without the prior approval of the Company’s shareholders and except as provided in Section 4.4, Options or SARs issued under this Plan will not be repriced, replaced, or regranted through cancellation, or by lowering the Option Price of a previously granted Option or the Grant Price of a previously granted SAR, and no amendment of this Plan shall be made without shareholder approval if shareholder approval is required by law, regulation, or stock exchange rule, including, but not limited to, the Securities Exchange Act of 1934, as amended, the Internal Revenue Code of 1986, as amended, and, if applicable, the New York Stock Exchange Listed Company Manual rules.

18.2         Adjustment of Awards Upon the Occurrence of Certain Unusual or Nonrecurring Events.  The Committee may make adjustments in the terms and conditions of, and the criteria included in, Awards in recognition of unusual or nonrecurring events (it being understood that the events described in Section 4.4 shall result in mandatory adjustment) affecting the Company or the financial statements of the Company or of changes in applicable laws, regulations, or accounting principles, whenever the Committee determines that such adjustments are appropriate in order to prevent unintended dilution or enlargement of the benefits or potential benefits intended to be made available under this Plan. The determination of the Committee as to the foregoing adjustments, if any, shall be conclusive and binding on Participants under this Plan.

18.3         Awards Previously Granted.  Notwithstanding any other provision of this Plan to the contrary (other than Section 18.4), no termination, amendment, suspension, or modification of this Plan or an Award Agreement shall adversely affect in any material way any Award previously granted under this Plan, without the written consent of the Participant holding such Award.

18.4         Amendment to Conform to Law.  Notwithstanding any other provision of this Plan to the contrary, the Board of Directors may amend the Plan or an Award Agreement, to take effect retroactively or otherwise, as deemed necessary or advisable for the purpose of conforming the Plan or an Award Agreement to any present or future law relating to plans of this or similar nature (including, but not limited to, Code Section 409A), and to the administrative regulations and rulings promulgated thereunder.

Article 19.	Withholding

19.1         Tax Withholding.  The Company shall have the power and the right to deduct or withhold, or require a Participant to remit to the Company, the minimum statutory amount to satisfy federal, state, and local taxes, domestic or foreign, required by law or regulation to be withheld with respect to any taxable event arising as a result of this Plan.

19.2         Share Withholding.  With respect to withholding required upon the exercise of Options or SARs, upon the lapse of restrictions on Restricted Stock and Restricted Stock Units, or upon the achievement of performance goals related to Performance Shares, or any other taxable event arising as a result of an Award granted hereunder, Participants may elect, subject to the approval of the Committee, to satisfy the withholding requirement, in whole or in part, by having the Company withhold Shares having a Fair Market Value on the date the tax is to be determined equal to the minimum statutory total tax that could be imposed on the transaction. All such elections shall be irrevocable, made in writing or electronically, and signed or acknowledged electronically by the Participant, and shall be subject to any restrictions or limitations that the Committee, in its sole discretion, deems appropriate.

Article 20.	Successors

All obligations of the Company under this Plan with respect to Awards granted hereunder shall be binding on any successor to the Company, whether the existence of such successor is the result of a direct or indirect purchase, merger, consolidation, or otherwise, of all or substantially all of the business and/or assets of the Company.

Article 21.	General Provisions

21.1         Forfeiture Events.

(a)         The Committee may specify in an Award Agreement that the Participant’s rights, payments, and benefits with respect to an Award shall be subject to reduction, cancellation, forfeiture, or recoupment upon the occurrence of certain specified events, in addition to any otherwise applicable vesting or performance conditions of an Award. Such events may include, but shall not be limited to, termination of employment for cause, termination of the Participant’s provision of services to the Company, Affiliate, and/or Subsidiary, violation of material Company, Affiliate, and/or Subsidiary policies, breach of noncompetition, confidentiality, or other restrictive covenants that may apply to the Participant, or other conduct by the Participant that is detrimental to the business or reputation of the Company, its Affiliates, and/or its Subsidiaries.

(b)         If the Company is required to prepare an accounting restatement due to the material noncompliance of the Company, as a result of misconduct, with any financial reporting requirement under the securities laws, if the Participant knowingly or grossly negligently engaged in the misconduct, or knowingly or grossly negligently failed to prevent the misconduct, or if the Participant is one of the individuals subject to automatic forfeiture under Section 304 of the Sarbanes-Oxley Act of 2002, the Participant shall reimburse the Company the amount of any payment in settlement of an Award earned or accrued during the twelve-(12-) month period following the first public issuance or filing with the United States Securities and Exchange Commission (whichever just occurred) of the financial document embodying such financial reporting requirement.

21.2         Legend.  The certificates for Shares may include any legend which the Committee deems appropriate to reflect any restrictions on transfer of such Shares.

21.3         Gender and Number.  Except where otherwise indicated by the context, any masculine term used herein also shall include the feminine, the plural shall include the singular, and the singular shall include the plural.

21.4         Severability.  In the event any provision of this Plan shall be held illegal or invalid for any reason, the illegality or invalidity shall not affect the remaining parts of this Plan, and this Plan shall be construed and enforced as if the illegal or invalid provision had not been included.

21.5         Requirements of Law.  The granting of Awards and the issuance of Shares under this Plan shall be subject to all applicable laws, rules, and regulations, and to such approvals by any governmental agencies or national securities exchanges as may be required.

21.6         Delivery of Title.  The Company shall have no obligation to issue or deliver evidence of title for Shares issued under this Plan prior to:

(a)         Obtaining any approvals from governmental agencies that the Company determines are necessary or advisable; and

(b)         Completion of any registration or other qualification of the Shares under any applicable national or foreign law or ruling of any governmental body that the Company determines to be necessary or advisable.

21.7         Inability to Obtain Authority.  The inability of the Company to obtain authority from any regulatory body having jurisdiction, which authority is deemed by the Company’s counsel to be necessary to the lawful issuance and sale of any Shares hereunder, shall relieve the Company of any liability in respect of the failure to issue or sell such Shares as to which such requisite authority shall not have been obtained.

21.8         Investment Representations.  The Committee may require any individual receiving Shares pursuant to an Award under this Plan to represent and warrant in writing that the individual is acquiring the Shares for investment and without any present intention to sell or distribute such Shares.

21.9         Employees Based Outside of the United States.  Notwithstanding any provision of this Plan to the contrary, in order to comply with the laws in other countries in which the Company, its Affiliates, and/or its Subsidiaries operate or have Employees and/or Directors, the Committee, in its sole discretion, shall have the power and authority to:

(a)         Determine which Affiliates and/or Subsidiaries shall be covered by this Plan;

(b)         Determine which Employees and/or Directors outside the United States are eligible to participate in this Plan;

(c)         Modify the terms and conditions of any Award granted to Employees and/or Directors outside the United States to comply with applicable foreign laws;

(d)         Establish subplans and modify exercise procedures and other terms and procedures, to the extent such actions may be necessary or advisable. Any subplans and modifications to Plan terms and procedures established under this Section 21.9 by the Committee shall be attached to this Plan document as appendices; and

(e)         Take any action, before or after an Award is made, that it deems advisable to obtain approval or comply with any necessary local government regulatory exemptions or approvals.

Notwithstanding the above, the Committee may not take any actions hereunder, and no Awards shall be granted, that would violate applicable law.

21.10         Uncertificated Shares.  To the extent that this Plan provides for issuance of certificates to reflect the transfer of Shares, the transfer of such Shares may be effected on an uncertificated basis, to the extent not prohibited by applicable law or the rules of any stock exchange.

21.11         Unfunded Plan.  Participants shall have no right, title, or interest whatsoever in or to any investments that the Company, and/or its Affiliates, and/or its Subsidiaries may make to aid it in meeting its obligations under this Plan. Nothing contained in this Plan, and no action taken pursuant to its provisions, shall create or be construed to create a trust of any kind, or a fiduciary relationship between the Company and any Participant, beneficiary, legal representative, or any other individual. To the extent that any person acquires a right to receive payments from the Company, its Affiliates, and/or its Subsidiaries under this Plan, such right shall be no greater than the right of an unsecured general creditor of the Company, an Affiliate, or a Subsidiary, as the case may be. All payments to be made hereunder shall be paid from the general funds of the Company, an Affiliate, or a Subsidiary, as the case may be and no special or separate fund shall be established and no segregation of assets shall be made to assure payment of such amounts except as expressly set forth in this Plan.

21.12         No Fractional Shares.  No fractional Shares shall be issued or delivered pursuant to this Plan or any Award. The Committee shall determine whether cash, Awards, or other property shall be issued or paid in lieu of fractional Shares or whether such fractional Shares or any rights thereto shall be forfeited or otherwise eliminated.

21.13         Retirement and Welfare Plans.  Neither Awards made under this Plan nor Shares or cash paid pursuant to such Awards may be included as “compensation” for purposes of computing the benefits payable to any Participant under the Company’s or any Affiliate’s or Subsidiary’s retirement plans (both qualified and non-qualified) or welfare benefit plans unless such other plan expressly provides that such compensation shall be taken into account in computing a Participant’s benefit.

21.14         Compliance with Code Section 409A.

(a)         In General.  The Plan is intended to be administered in a manner consistent with the requirements, where applicable, of Code Section 409A. Where reasonably possible and practicable, the Plan shall be administered in a manner to avoid the imposition on Participants of immediate tax recognition and additional taxes pursuant to such Section 409A. Notwithstanding the foregoing, neither the Company nor the Committee shall have any liability to any person in the event such Section 409A applies to any such Award in a manner that results in adverse tax consequences for the Participant or any of his beneficiaries or transferees.

(b)         Elective Deferrals.  No elective deferrals or re-deferrals of compensation (as defined under Code Section 409A and/or guidance thereto) other than in regard to Restricted Stock Units are permitted under this Plan.

(c)         Applicable Requirements.  To the extent any of the Awards granted under this Plan are deemed “deferred compensation” and hence subject to Code Section 409A, the following rules shall apply to such Awards:

(i)         Mandatory Deferrals.  If the Company decides that the payment of compensation under this Plan shall be deferred within the meaning of Code Section 409A, then, except as provided pursuant to Treas. Reg. 1.409A-1(b)(4)(ii), at grant of the Award to which such compensation payment relates, the Company shall specify the date(s) at which such compensation will be paid in the Award Agreement.

(ii)         Initial Deferral Elections.  For Awards of Restricted Stock Units where the Participant is given the opportunity to elect the timing and form of the payment of the underlying Shares at some future time once any requirements have been satisfied, the Participant must make his or her initial deferral election for such Award in accordance with the requirements of Code Section 409A, i.e., within thirty (30) days of first becoming eligible to receive such award or prior to the start of the year in which the Award is granted to the Participant, in each case pursuant to the requirements of Code Section 409A and Treas. Reg. Section 1.409A-2.

(iii)         Subsequent Deferral Elections.  To the extent the Company or Committee decides to permit compensation subject to Code Section 409A to be re-deferred pursuant to Treas. Reg. 1.409A-2(b), then the following conditions must be met: (1) such election will not take effect until at least 12 months after the date on which it is made; (2) in the case of an election not related to a payment on account of disability, death, or an unforeseeable emergency, the payment with respect to which such election is made must be deferred for a period of not less than five years from the date such payment would otherwise have been paid; and, (3) any election related to a payment at a specified time or pursuant to a fixed schedule (within the meaning of Treas. Reg. 1.409A-3(a)(4)) must be made not less than 12 months before the date the payment is scheduled to be paid.

(iv)         Timing of Payments.  Payment(s) of compensation that is subject to Code Section 409A shall only be made upon an event or at a time set forth in Treas. Reg. 1.409A-3, i.e., the Participant’s separation from service, the Participant’s becoming disabled, the Participant’s death, at a time or a fixed schedule specified in the Plan or an Award Agreement, a change in the ownership or effective control of the corporation, or in the ownership of a substantial portion of the assets of the corporation, or the occurrence of an unforeseeable emergency.

(v)         Certain Delayed Payments.  Notwithstanding the foregoing, to the extent an amount was intended to be paid such that it would have qualified as a short-term deferral under Code Section 409A and the applicable regulations, then such payment is or could be delayed if the requirements of Treas. Reg. 1.409A-1(b)(4)(ii) are met.

(vi)         Acceleration of Payment.  Any payment made under this Plan to which Code Section 409A applies may not be accelerated, except in accordance with Treas. Reg. 1.409A-3(j)(4), i.e., upon a Participant’s separation from service, the Participant becomes disabled, the Participant’s death, a change of ownership or effective control, or in the ownership of a substantial portion of the assets, or upon an unforeseeable emergency (all as detailed in Treas. Reg. 1.409A-3(a)).

(vii)         Payments upon a Change in Control.  Notwithstanding any provision of this Plan to the contrary, to the extent an Award subject to Code Section 409A shall be deemed to be vested or restrictions lapse, expire or terminate upon the occurrence of a Change in Control and such Change in Control does not constitute a “change in the ownership or effective control” or a “change in the ownership or a substantial portion of the assets” of the Company within the meaning of Code Section 409A(a)(2)(A)(v), then even though such Award may be deemed to be vested or restrictions lapse, expire or terminate upon the occurrence of the Change in Control or any other provision of this Plan, payment will be made, to the extent necessary to comply with the provisions of Code Section 409A, to the Participant on the earliest of: (i) the Participant’s “separation from service” with the Company (determined in accordance with Code Section 409A), (ii) the date payment otherwise would have been made pursuant to the regular payment terms of the Award in the absence of any provisions in this Plan to the contrary (provided such date is permissible under Code Section 409A), or (iii) the Participant’s death.

(viii)         Payments to Specified Employees.  Payments due to a Participant who is a “specified employee” within the meaning of Code Section 409A on account of the Participant’s “separation from service” with the Company (determined in accordance with Code Section 409A) shall be made on the date that is six months after the date of Participant’s separation from service or, if earlier, the Participant’s date of death.

(d)         Deferrals to Preserve Deductibility under Code Section 162(m).  The Committee may postpone the exercising of Awards, the issuance or delivery of Shares under any Award or any action permitted under the Plan to prevent the Company or any Subsidiary from being denied a Federal income tax deduction with respect to any Award other than an ISO as a result of Code Section 162(m), in accordance with Treas. Reg. 1.409A-1(b)(4)(ii). In such case, payment of such deferred amounts must be made as soon as reasonably practicable following the first date on which the Company and/or Subsidiary anticipates or reasonably should anticipate that, if the payment were made on such date, the Company’s and/or Subsidiary’s deduction with respect to such payment would no longer be restricted due to the application of Code Section 162(m).

(e)         Determining “Controlled Group”. In order to determine for purposes of Code Section 409A whether a Participant or eligible individual is employed by a member of the Company’s controlled group of corporations under Code Section 414(b) (or by a member of a group of trades or businesses under common control with the Company under Code Section 414(c)) and, therefore, whether the Shares that are or have been purchased by or awarded under this Plan to the Participant are shares of “service recipient” stock within the meaning of Code Section 409A:

(i)         In applying Code Section 1563(a)(1), (2) and (3) for purposes of determining the Company’s controlled group under Code Section 414(b), the language “at least 50 percent” is to be used instead of “at least 80 percent” each place it appears in Code Section 1563(a)(1), (2) and (3);

(ii)         In applying Treasury Regulation Section 1.414(c)-2 for purposes of determining trades or businesses under common control with the Corporation for purposes of Code Section 414(c), the language “at least 50 percent” is to be used instead of “at least 80 percent” each place it appears in Treasury Regulation Section 1.414(c)-2; and

(iii)         Notwithstanding the above, to the extent that the Company finds that legitimate business criteria exist within the meaning of Treas. Reg. 1.409A-1(b)(5)(iii)(E)(1), then the language “at least 50 percent” in clause (i) and (ii) above shall instead be “at least 20 percent.”

21.15         Nonexclusivity of this Plan.  The adoption of this Plan shall not be construed as creating any limitations on the power of the Board or Committee to adopt such other compensation arrangements as it may deem desirable for any Participant.

21.16         No Constraint on Corporate Action.  Nothing in this Plan shall be construed to: (i) limit, impair, or otherwise affect the Company’s or an Affiliate’s or a Subsidiary’s right or power to make adjustments, reclassifications, reorganizations, or changes of its capital or business structure, or to merge or consolidate, or dissolve, liquidate, sell, or transfer all or any part of its business or assets; or, (ii) limit the right or power of the Company or an Affiliate or a Subsidiary to take any action which such entity deems to be necessary or appropriate.

21.17         Governing Law.  The Plan and each Award Agreement shall be governed by the laws of the State of Delaware excluding any conflicts or choice of law rule or principle that might otherwise refer construction or interpretation of this Plan to the substantive law of another jurisdiction. Unless otherwise provided in the Award Agreement, recipients of an Award under this Plan are deemed to submit to the exclusive jurisdiction and venue of the federal or state courts of Delaware to resolve any and all issues that may arise out of or relate to this Plan or any related Award Agreement.

21.18         Effect of Disposition of Facility or Operating Unit.  In the event that the Company or any of its Affiliates and/or Subsidiaries closes or disposes of the facility at which a Participant is located or the Company or any of its Affiliates and/or Subsidiaries diminish or eliminate ownership interests in any operating unit of the Company or any of its Affiliates and/or Subsidiaries so that such operating unit ceases to be majority owned by the Company or any of its Affiliates and/or Subsidiaries, then, with respect to Awards held by Participants who subsequent to such event will not be Employees, the Committee may, to the extent consistent with Code Section 409A (if applicable), (i) accelerate the exercisability of Awards to the extent not yet otherwise exercisable or remove any restrictions applicable to any Awards; and (ii) extend the period during which Awards will be exercisable to a date subsequent to the date when such Awards would otherwise have expired by reason of the termination of such Participant’s employment with the Company or any of its Affiliates and/or Subsidiaries (but in no event to a date later than the expiration date of the Awards or the fifth anniversary of the transaction in which such facility closes or operating unit ceases). If the Committee takes no special action with respect to any disposition of a facility or an operating unit, then the terms and conditions of the Award Agreement and the other terms and conditions of this Plan shall control.

21.19         Indemnification.  Subject to requirements of Delaware law, each individual who is or shall have been a member of the Board, or a Committee appointed by the Board, or an officer of the Company to whom authority was delegated in accordance with Article 3, shall be indemnified and held harmless by the Company against and from any loss, cost, liability, or expense that may be imposed upon or reasonably incurred by him in connection with or resulting from any claim, action, suit, or proceeding to which he may be a party or in which he or she may be involved by reason of any action taken or failure to act under this Plan and against and from any and all amounts paid by him in settlement thereof, with the Company’s approval, or paid by him in satisfaction of any judgment in any such action, suit, or proceeding against him, provided he shall give the Company an opportunity, at its own expense, to handle and defend the same before he undertakes to handle and defend it on his own behalf, unless such loss, cost, liability, or expense is a result of his own willful misconduct or except as expressly provided by statute.

The foregoing right of indemnification shall not be exclusive of any other rights of indemnification to which such individuals may be entitled under the Company’s Certificate of Incorporation or Bylaws, as a matter of law, or otherwise, or any power that the Company may have to indemnify them or hold them harmless.

*** Exercise Your Right to Vote *** Important Notice Regarding the Availability of Proxy Materials for the Shareholder Meeting to Be Held on May 18, 2011. BELDEN INC. BELDEN INC. 7733 FORSYTH BLVD., SUITE 800 ST. LOUIS, MO 63105 Meeting Information Meeting Type: Annual Meeting For holders as of: March 23, 2011 Date: May 18, 2011 Time: 11:00 AM CDT Location: Saint Louis Club, Pierre Laclede Center The Lewis & Clark Room 16th Floor 7701 Forsyth Blvd. St. Louis, MO 63105 You are receiving this communication because you hold shares in the above named company. This is not a ballot. You cannot use this notice to vote these shares. This communication presents only an overview of the more complete proxy materials that are available to you on the Internet. You may view the proxy materials online at www.proxyvote.com or easily request a paper copy (see reverse side). We encourage you to access and review all of the important information contained in the proxy materials before voting. See the reverse side of this notice to obtain proxy materials and voting instructions.

Before You Vote How to Access the Proxy Materials Proxy Materials Available to VIEW or RECEIVE: NOTICE AND PROXY STATEMENT ANNUAL REPORT How to View Online: Have the information that is printed in the box marked by the arrow XXXX XXXX XXXX (located on the following page) and visit: www.proxyvote.com. How to Request and Receive a PAPER or E-MAIL Copy: If you want to receive a paper or e-mail copy of these documents, you must request one. There is NO charge for requesting a copy. Please choose one of the following methods to make your request: 1) BY INTERNET: www.proxyvote.com 2) BY TELEPHONE: 1-800-579-1639 3) BY E-MAIL*: sendmaterial@proxyvote.com * If requesting materials by e-mail, please send a blank e-mail with the information that is printed in the box marked by the arrow XXXX XXXX XXXX (located on the following page) in the subject line. Requests, instructions and other inquiries sent to this e-mail address will NOT be forwarded to your investment advisor. Please make the request as instructed above on or before May 4, 2011 to facilitate timely delivery. How To Vote Please Choose One of the Following Voting Methods Vote In Person: Many shareholder meetings have attendance requirements including, but not limited to, the possession of an attendance ticket issued by the entity holding the meeting. Please check the meeting materials for any special requirements for meeting attendance. At the meeting, you will need to request a ballot to vote these shares. Vote By Internet: To vote now by Internet, go to www.proxyvote.com. Have the information that is printed in the box marked by the arrow XXXX XXXX XXXX available and follow the instructions. Vote By Mail: You can vote by mail by requesting a paper copy of the materials, which will include a proxy card.

Voting Items The Board of Directors recommends you vote FOR the following: 1. To elect eleven directors, each for a term of one year. 01) David Aldrich 07) George Minnich 02) Lance C. Balk 08) John M. Monter 03) Judy L. Brown 09) Bernard G. Rethore 04) Bryan C. Cressey 10) John S. Stroup 05) Glenn Kalnasy 11) Dean Yoost 06) Mary S. McLeod The Board of Directors recommends you vote FOR the following proposal: 2. Advisory vote on executive compensation. The Board of Directors recommends you vote 3 years on the following proposal: 3. To recommend, by non-binding vote, the frequency of executive compensation votes. The Board of Directors recommends you vote FOR the following proposal: 4. Proposal to approve the Belden Inc. 2011 Long Term Incentive Plan. To act upon such other business as may properly come before the meeting.

BELDEN INC. 7733 FORSYTH BLVD., SUITE 800 ST. LOUIS, MO 63105 INSTRUCTIONS FOR VOTING YOUR PROXY Belden Inc. encourages you to take advantage of a cost-effective, convenient way to vote the shares. You may vote your proxy 24 hours a day, 7 days a week using either a touch-tone telephone or the Internet. Your telephone or Internet vote must be received no later than 11:59 p.m. Eastern Time on May 17, 2011, and authorizes the proxies named on the proxy card on the reverse side to vote these shares in the same manner as if you marked, signed and returned your proxy card. If you vote by telephone or Internet, do not return your proxy card by mail. VOTE BY PHONE - 1-800-690-6903 Use any touch-tone telephone to transmit your voting instructions up until 11:59 p.m. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you call and then follow the instructions. VOTE BY INTERNET — www.proxyvote.com Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 p.m. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form. VOTE BY MAIL Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Belden Inc., c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717. TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS: M33738-P04471 KEEP THIS PORTION FOR YOUR RECORDS THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED. DETACH AND RETURN THIS PORTION ONLY BELDEN INC. For Withhold For All To withhold authority to vote for any individual All All Except nominee(s), mark “For All Except” and write the The Board of Directors recommends you vote number(s) of the nominee(s) on the line below. FOR the following: 1. To elect eleven directors, each for a term of one year. 0 0 0 01) David Aldrich 07) George Minnich 02) Lance C. Balk 08) John M. Monter 03) Judy L. Brown 09) Bernard G. Rethore 04) Bryan C. Cressey 10) John S. Stroup 05) Glenn Kalnasy 11) Dean Yoost 06) Mary S. McLeod The Board of Directors recommends you vote FOR the The Board of Directors recommends you vote FOR the following proposal: For Against Abstain For Against Abstain following proposal: 2. Advisory vote on executive compensation. 0 0 0 4. Proposal to approve the Belden Inc. 2011 Long Term 0 0 0 Incentive Plan. The Board of Directors recommends you vote 1 Year 2 Years 3 Years Abstain 3 years on the following proposal: To act upon such other business as may properly come before 3. To recommend, by non-binding vote, the 0 0 0 0 the meeting. frequency of executive compensation votes. (Please sign exactly as name appears on your proxy card. Joint owners should each sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such.) PLEASE MARK, SIGN, DATE AND RETURN THIS PROXY CARD PROMPTLY USING THE ENCLOSED ENVELOPE. Yes No Please indicate if you plan to attend this meeting. 0 0 Signature [PLEASE SIGN WITHIN BOX] Date Signature (Joint Owners) Date

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting: The Notice and Proxy Statement and Annual Report are available at www.proxyvote.com. M33739-P04471 PROXY BELDEN INC. PROXY FOR ANNUAL MEETING OF STOCKHOLDERS MAY 18, 2011 SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS The undersigned stockholder of Belden Inc. appoints Kevin L. Bloomfield and Christopher E. Allen, as proxies, acting jointly or severally and with full power of substitution, for and in the name of the undersigned to vote at the Annual Meeting of Stockholders to be held on May 18, 2011, beginning at 11:00 a.m., local time, at the Lewis & Clark Room, 16th Floor, the Saint Louis Club, Pierre Laclede Center, 7701 Forsyth Blvd., St. Louis, Missouri 63105 and at any adjournments or postponements thereof, as directed, on the matters set forth in the accompanying Proxy Statement and on all other matters that may properly come before the Annual Meeting, including on a motion to adjourn or postpone the Annual Meeting to another time or place (or both) for the purpose of soliciting additional proxies. Signing and dating this proxy card will have the effect of revoking any proxy card that you signed on an earlier date, and will constitute a revocation of all previously granted authority to vote for every proposal included on any proxy card. THIS PROXY CARD, WHEN PROPERLY EXECUTED, WILL BE VOTED IN THE MANNER DIRECTED HEREIN. IF NO CHOICE IS SPECIFIED AND THE PROXY IS SIGNED AND RETURNED, THEN THE PROXY WILL BE VOTED ON THE PROPOSALS CONSISTENT WITH THE RECOMMENDATIONS OF THE BOARD OF DIRECTORS AND IN THE DISCRETION OF THE PROXIES ON ANY OTHER MATTERS AS MAY PROPERLY COME BEFORE THE ANNUAL MEETING. Receipt is hereby acknowledged of the Notice of Annual Meeting of Stockholders and Proxy Statement, each dated April 6, 2011, and the Annual Report to Stockholders for the year ended December 31, 2010. SEE REVERSE SIDE